Exhibit 10.12

EXECUTION VERSION

REVOLVING CREDIT AND SECURITY AGREEMENT

among

UPSTART WAREHOUSE TRUST,

as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

and

DEUTSCHE BANK AG, NEW YORK BRANCH,

as Facility Agent

Dated as of May 23, 2018

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SCHEDULES

Schedule 1	Lenders
Schedule 2	Form of Monthly Report
Schedule 3	Notice Information
Schedule 4	Reserve Account, Collection Account and Lockbox Details
Schedule 5	List of Closing Documents

EXHIBITS

Exhibit A	Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Certification)
Exhibit B	Form of Notice of Prepayment
Exhibit C	Form of Assignment and Acceptance
Exhibit D	[Reserved]
Exhibit E	Underwriting Guidelines
Exhibit F	Credit and Servicing Policies
Exhibit G	Approved Loan Document
Exhibit H	[Reserved]
Exhibit I	Material Adverse Credit Change Policy
Exhibit J	Permitted Sale Release
Exhibit K	Platform Underwriting Guidelines

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REVOLVING CREDIT AND SECURITY AGREEMENT

REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of May 23, 2018 among UPSTART WAREHOUSE TRUST, a Delaware statutory trust (“Borrower” or “Trust”), the LENDERS from time to time party hereto and DEUTSCHE BANK AG, NEW YORK BRANCH, as facility agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors and assigns, the “Facility Agent”).

RECITALS

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender may make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

SECTION 1.01    Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“Accelerated Amortization Event” means, as of any date of determination, the occurrence and continuance of any of the following:

(i)    the occurrence of a Level I Cumulative Default Ratio Event;

(ii)    the Loan Delinquency Ratio for any Collection Period shall be greater than 3.50%;

(iii)    the Net Interest Margin for any Collection Period shall be less than 0.00%;

(iv)    the failure by Upstart Network to comply with the Financial Covenants;

(v)    occurrence of an Event of Default or an “Event of Default” under and as defined under the Upstart Indemnity Agreement;

(vi)    the imposition on the Borrower or Upstart of any fine, excise tax or penalty resulting from any noncompliance with any Applicable Law which in individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.; or

(vii)    following the Closing Date, the occurrence of either (y) a decree, directive, enactment, finding, guideline, guidance, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, statute or writ by a Governmental Authority in connection with any action, suit, proceeding, investigation, claim or allegation that any assignee or purchaser of a loan materially similar to the Collateral Loans made or purported to be made by any bank is not entitled to enforce the terms of such loan that were in effect immediately prior to assignment or sale by such bank if such terms complied with Applicable Law immediately prior to such assignment or sale, including a determination that such bank is not the true lender with respect to such loan or that the assignee or purchaser is not entitled to the benefit of federal preemption to the same extent as such bank or (z) the passage or adoption of any Law providing that any assignee or purchaser that is similar to the Borrower that purchases loans materially similar to the Collateral Loans made or purported to be made by any bank is not entitled to enforce the terms of such loan that were in effect immediately prior to assignment or sale by such bank if such terms complied with Applicable Law immediately prior to such assignment or sale, including any Law providing that such bank is not the true lender with respect to such loan or that the assignee or purchaser is not entitled to the benefit of federal preemption to the same extent as such bank; provided, however, that the events described in clauses (y) and (z) above shall not trigger an Accelerated Amortization Event if the Borrower provides the Facility Agent with evidence satisfactory to the Facility Agent, in its reasonable discretion, that such events (A) do not apply to any of the Collateral Loans, (B) have no effect on the validity, enforceability or collectability of any material portion of the Collateral Loans and (C) have no material adverse effect on the Borrower’s or the Servicer’s businesses or operations.

“Account Bank” means (i) Wells Fargo Bank, National Association or (ii) another Qualified Institution reasonably acceptable to the Facility Agent.

“Account Control Agreement” means an agreement in form reasonably acceptable to the Facility Agent among the Borrower, the Facility Agent and the Account Bank pursuant to which the Facility Agent obtains “control” within the meaning of the UCC over the Collection Account, the Reserve Account or such other account as may be applicable from time to time

“Adjusted Principal Balance” means, on any date, (i) the Aggregate Principal Balance on such date, plus, (ii) the aggregate Principal Proceeds which are then on deposit in the Collection Account, minus (iii) the Excess Concentration Amount on such date.

“Adjusted LIBOR Rate” means, for any Interest Accrual Period, an interest rate per annum equal to a fraction, expressed as a percentage, (i) the numerator of which is equal to the LIBOR Rate for such Interest Accrual Period and (ii) the denominator of which is equal to 100% minus the Applicable Reserve Percentage for such Interest Accrual Period.

“Administration Agreement” means the Administration Agreement dated as of the date hereof by and between Upstart Network and the Borrower.

“Administrator” means Upstart Network, not in its individual capacity but solely as Administrator of the Borrower and any successor administrator.

“Advance” has the meaning specified in Section 2.01.

“Advance Rate Trigger Event” means, the occurrence of any one or more of the following events:

(i)    the Loan Delinquency Ratio for any Collection Period shall be greater than 3.00%; or

(ii)    the Net Interest Margin for any Collection Period shall be less than 1.00%.

“Affected Person” means (i) each Lender and any its Affiliates, and (ii) any assignee or participant of any Lender.

“Affiliate” means, in respect of a referenced Person, another Person Controlling, Controlled by or under common Control with such referenced Person; provided that a Person shall not be deemed to be an “Affiliate” of an Obligor solely because it is under the common ownership or control of the same financial sponsor or affiliate thereof as such Obligor (except if any such Person or Obligor provides collateral under, guarantees or otherwise supports the obligations of the other such Person or Obligor).

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans that are Eligible Loans and that are not Defaulted Collateral Loans or Delinquent Collateral Loans.

“Agreement” means this Revolving Credit and Security Agreement.

“AIFM Regulation” means Commission Delegated Regulation (EU) No 231/2013 of 19 December 2012.

“AIFMD” means Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers.

“Ancillary Fees” has the meaning set forth in the Servicing Agreement.

“Applicable Law” means any Law of any Governmental Authority, including all Federal and state banking or securities laws, to which the Person in question is subject or by which it or any of its assets or properties are bound.

“Applicable Reserve Percentage” means, for any period, the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of three months.

“Approved Loan Document” means the loan documentation forms used by Approved Loan Originators in the ordinary course of business in substantially the form of Exhibit G hereto.

“Approved Loan Originator” means (i) Cross River Bank and (ii) any other financial institution authorized to engage in the business of making loans that has been approved in writing by the Required Lenders, to originate Collateral Loans under this Agreement.

“APR” means, with respect to any Loan, the annual percentage rate disclosed on the truth-in-lending statement delivered to the related Obligor with respect to such Loan.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit C hereto, entered into by a Lender, an assignee, the Facility Agent and, if applicable, the Borrower.

“Available Funding Limit” means, as of any date of determination (a) with respect to any Class A Lender, the Class A Funding Limit for such Class A Lender minus the aggregate outstanding Class A Advances funded by such Class A Lender and (b) with respect to any Class B Lender (other than the Fronting Lender), the Class B Funding Limit for such Class B Lender minus the aggregate outstanding Class B Advances funded by such Class B Lender.

“Available Funding Limit Pro Rata Share” means, for any Lender within any Class (other than the Fronting Lender with respect to the Class B Lenders), the percentage equivalent of (i) the Available Funding Limit for such Lender divided by (ii) the sum of the Available Funding Limits for all Lenders (other than the Fronting Lender with respect to the Class B Lenders) for such Class.

“Available Funds” means, for any Payment Date, the sum of (i) all Collections received during such Collection Period, (ii) the amount deposited in the Collection Account in respect of cash proceeds of repurchased Collateral Loans, if any, (iii) net investment earnings on amounts on deposit in the Collection Account, (iv) all amounts received from any Hedge Counterparty with respect to such Payment Date, (v) the Reserve Account Withdrawal Amount and (vi) all amounts in the Collection Account received pursuant to Section 9.01(l).

“Backup Servicer” means Portfolio Financial Servicing Company, or its permitted successor and assigns.

“Backup Servicer Event of Default” has the meaning set forth in the Backup Servicing Agreement.

“Backup Servicing Agreement” means the Backup Servicing Agreement dated as of the Closing Date between the Servicer and Portfolio Financial Servicing Company, pursuant to which Portfolio Financial Servicing Company is appointed Backup Servicer, as the same may be amended, restated or otherwise modified from time to time.

“Bankruptcy Code” means the United States Bankruptcy Code, as amended.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the highest of (i) the Prime Rate, (ii) the Federal Funds Rate plus 0.50% and (iii) the Adjusted LIBOR Rate plus 1.00%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of the Facility Agent or any Lender. Interest calculated pursuant to clause (i) above will be determined based on a year of 365 days or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (ii) above will be determined based on a year of 360 days and actual days elapsed.

“Beneficial Owner” means each owner of record of a beneficial interest in the Borrower, as reflected on the “Register” (as defined in the Borrower Trust Agreement) from time to time, each such owner being a beneficial owner within the meaning of the Statutory Trust Act.

“Borrower” has the meaning specified in the introduction to this Agreement.

“Borrower Trust Agreement” means, that certain Amended and Restated Trust Agreement of the Borrower, dated as of the Closing Date.

“Borrowing” has the meaning specified in Section 2.01.

“Borrowing Base Calculation Certification” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit A certifying that, after giving effect to the proposed Borrowing, no Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency would exist, as such form of Borrowing Base Calculation Certification may be modified by the Facility Agent from time to time to the extent modifications to such form would, in the good faith opinion of the Facility Agent, improve the accuracy of the calculation of the Class A Borrowing Base, Class B Borrowing Base or any related Borrowing Base Deficiency and any other calculations necessary to satisfy the conditions precedent to Borrowing required hereunder.

“Borrowing Base Deficiency” means a Class A Borrowing Base Deficiency or a Class B Borrowing Base Deficiency.

“Borrowing Date” means the Business Day on which a Borrowing occurs.

“Business Day” means any day other than a Saturday or Sunday, provided that (i) days on which banks are authorized or required to close in New York, New Jersey, Delaware or California and (ii) if the applicable Business Day relates to the advance or continuation of, or conversion into, or payment of an Advance bearing interest at the LIBOR Rate or the determination of the LIBOR Rate, days on which banks dealing in U.S. Dollar deposits in the interbank market in London, England are closed, shall not constitute Business Days.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash” means Dollars immediately available on the day in question.

“Cause” means the indictment for or conviction of any crime of dishonesty or moral turpitude or any act or omission that would constitute gross negligence, bad faith or willful misconduct.

“Change of Control” means, at any time, the occurrence of any of the following events:

(a)    the failure by the “Permitted Holders” (as defined herein) to own, beneficially and of record, directly or indirectly, Equity Interests in Upstart Network representing at least 40% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Upstart Network; or

(b)    the acquisition by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder), other than the “Permitted Holders” (as defined herein), of (i) ownership, directly or indirectly, beneficially or of record, of Equity Interests in Upstart Network representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in Upstart Network, or (ii) the right, by contract or otherwise, to control the direction of the management and activities of Upstart Network or any Subsidiaries of Upstart Network; or

(c)    persons who were (i) members of the board of directors of Upstart Network on the date hereof, (ii) elected, nominated or appointed by the board of directors of Upstart Network or (iii) elected, nominated or appointed by the stockholders entitled to elect the directors of Upstart Network on the date hereof, in each case other than any person whose initial nomination or appointment occurred as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors on the board of directors of Upstart Network (other than any such solicitation made by the board of directors of Upstart Network), together with any other persons on the board of directors of Upstart Network who have been approved in writing by the Required Lenders, ceasing to occupy a majority of the seats (excluding vacant seats) on the board of directors of Upstart Network; or

(d)    Upstart Network shall cease to own directly or indirectly 100% of the issued and outstanding Equity Interests of the Borrower or such Equity Interests shall become pledged or encumbered.

As used herein “Permitted Holders” means (i) Third Point Ventures, (ii) D&T Girouard Revocable Trust, (iii) Khosla Ventures, (iv) First Round Capital, (v) Rakuten Europe S.a.r.l. and (vi) Millennium Trust Company LLC Cust FBO Stone Ridge Trust V.

“Class” means (a) with respect to Lenders, each of the following classes of Lenders: (i) Class A Lenders and (ii) Class B Lenders, and (b) with respect to Advances, each of the following classes of Advances: (i) Class A Advances and (ii) Class B Advances.

“Class A Advance” means an Advance funded by a Class A Lender hereunder.

“Class A Advance Rate” means (i) so long as no Advance Rate Trigger Event has occurred and is continuing, 70.0% and (ii) upon the occurrence and during the continuation of an Advance Rate Trigger Event, 65.0%.

“Class A Aggregate Advance Amount” means, at any time, the aggregate outstanding principal balance of all Class A Advances at such time.

“Class A Applicable Margin” has the meaning set forth in the Lender Fee Letter.

“Class A Borrowing Base” means, on any date, an amount equal to (i) the product of (x) the Class A Advance Rate and (y) the Adjusted Principal Balance on such date, minus (ii) the Long-Term Loan Exposure Amount.

“Class A Borrowing Base Deficiency” means, as of any date, the excess, if any, of (i) the Class A Aggregate Advance Amount on such date over (ii) the Class A Borrowing Base on such date.

“Class A Effective Advance Rate” means, on any Borrowing Date, the ratio (expressed as a percentage) equal to (i) an amount equal to (a) the Class A Advance Rate multiplied by the Adjusted Principal Balance minus (b) the Long-Term Loan Exposure Amount divided by (ii) the Adjusted Principal Balance.

“ Class A Funding Limit” means, (a) with respect to any Class A Lender party hereto on the date hereof, the amount set forth opposite such Class A Lender’s name on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Class A Lender with an assignee or increased by any Assignment and Acceptance entered into by such Class A Lender with an assignor, or (b) with respect to a Class A Lender that has become a party hereto pursuant to an Assignment and

Acceptance, the amount set forth therein as such Class A Lender’s Class A Funding Limit, as such amount is reduced by an Assignment and Acceptance entered into between such Class A Lender and an assignee or increased by any Assignment and Acceptance entered into by such Class A Lender with an assignor.

“Class A Interest” means, for each day during an Interest Accrual Period and each outstanding Class A Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Class A Interest Rate for such Class A Advance for such Interest Accrual Period;

P	=	the principal amount of such Class A Advance on such day; and

D	=	360 or, to the extent the Class A Interest Rate is based on the Prime Rate, 365 or 366 days, as applicable.

“Class A Interest Rate” means, for any Interest Accrual Period and for each Class A Advance outstanding by a Class A Lender for each day during such Interest Accrual Period:

(a)    during the Revolving Period, so long as no LIBOR Disruption Event has occurred and is continuing, a rate equal to the Adjusted LIBOR Rate plus the Class A Applicable Margin, and, in the event that a LIBOR Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Class A Applicable Margin; and

(b)    upon the occurrence of the Termination Date, so long as no LIBOR Disruption Event has occurred and is continuing, a rate equal to the Adjusted LIBOR Rate plus the Class A Applicable Margin plus the Step-Up Rate, and, in the event that a LIBOR Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Class A Applicable Margin plus the Step-Up Rate;

“Class A Lenders” means the Persons designated as such on Schedule 1 and any other Person that shall have become a party hereto as a Class A Lender in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto as a Class A Lender pursuant to an Assignment and Acceptance.

“Class A Monthly Principal Payment Amount” means on any Payment Date (i) during the Revolving Period, the amount, if any, necessary to reduce the Class A Aggregate Advance Amount such that no Class A Borrowing Base Deficiency exists after giving effect to such payment or (ii) on or after the Termination Date, the Class A Aggregate Advance Amount.

“Class A Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Class A Lenders arising under this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, including the repayment of the Class A Aggregate Advance Amount, the payment of Class A Interest and all amounts due to the Class A Lenders under Sections 2.08, 2.09 and 12.04 hereunder, and all other amounts due or to become due from the Borrower to the Class A Lenders under this Agreement and the other Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

“Class B Actual Ratio” means, on any Borrowing Date after giving effect to the Borrowings on such date, the ratio (expressed as a percentage) equal to (a) the Class B Aggregate Advance Amount divided by (b) the sum of the Class A Aggregate Advance Amount and the Class B Aggregate Advance Amount.

“Class B Advance Rate” means (i) so long as no Advance Rate Trigger Event has occurred and is continuing, 85.0% and (ii) upon the occurrence and during the continuation of an Advance Rate Trigger Event, 80.0%.

“Class B Advances” means an Advance funded by a Class B Lender hereunder.

“Class B Aggregate Advance Amount” means, at any time, the aggregate outstanding principal balance of the Class B Advances at such time.

“Class B Applicable Margin” has the meaning set forth in the Lender Fee Letter.

“Class B Borrowing Base” means, on any date, an amount equal to (i) the product of (x) the Class B Advance Rate and (y) the Adjusted Principal Balance on such date, minus (ii) the Long-Term Loan Exposure Amount, minus (iii) the Class A Aggregate Advance Amount at such time.

“Class B Borrowing Base Deficiency” means, as of date, the excess, if any, of (i) the Class B Aggregate Advance Amount on such date over (ii) the Class B Borrowing Base on such date.

“Class B Effective Advance Rate” means, on any Borrowing Date, the ratio (expressed as a percentage) equal to (i) an amount equal to (a) the Class B Advance Rate multiplied by the Adjusted Principal Balance minus (b) the Long-Term Loan Exposure Amount divided by (ii) the Adjusted Principal Balance.

“Class B Effective Advance Rate Ratio” means, on any Borrowing Date, the ratio (expressed as a percentage) equal to (a) the excess of (i) the Class B Effective Advance Rate on such date over (ii) the Class A Effective Advance Rate on such date divided by (b) the Class B Effective Advance Rate on such date.

“Class B Fee Letter” means that certain Class B Fee Letter, dated as of May 23, 2018, by and among the Class B Lenders (other than the Fronting Lender) and the Borrower, as the same may be amended or amended and restated from time to time.

“Class B Funding Limit” means, (a) with respect to any Class B Lender party hereto on the date hereof (other than the Fronting Lender), the amount set forth opposite such Class B Lender’s name on Schedule 1 hereto, as such amount is reduced by any Assignment and Acceptance entered into by such Class B Lender with an assignee or increased by any Assignment and Acceptance entered into by such Class B Lender with an assignor, or (b) with respect to a Class B Lender that has become a party hereto pursuant to an Assignment and Acceptance, the amount set forth therein as such Class B Lender’s Class B Funding Limit, as such amount is reduced by an Assignment and Acceptance entered into between such Class B Lender and an assignee or increased by any Assignment and Acceptance entered into by such Class B Lender with an assignor.

“Class B Interest” means, for each day during an Interest Accrual Period and each outstanding Class B Advance on such day, the sum of the products (for each day during such Interest Accrual Period) of:

IR x P x 1/D

where:

IR	=	the Class B Interest Rate for such Class B Advance during such Interest Accrual Period;

P	=	the principal amount of such Class B Advance on such day; and

D	=	360.

“Class B Interest Rate” means, for any Interest Accrual Period and for each Class B Advance outstanding by a Class B Lender for each day during such Interest Accrual Period:

(a)    during the Revolving Period, so long as no LIBOR Disruption Event has occurred and is continuing, a rate equal to the Adjusted LIBOR Rate plus the Class B Applicable Margin, and, in the event that a LIBOR Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Class B Applicable Margin; and

(b)    upon the occurrence of the Termination Date, so long as no LIBOR Disruption Event has occurred and is continuing, a rate equal to the Adjusted LIBOR Rate plus the Class B Applicable Margin plus the Step-Up Rate, and, in the event that a LIBOR Disruption Event has occurred and is continuing, a rate equal to the Base Rate plus the Class B Applicable Margin plus the Step-Up Rate;

“Class B Lenders” means the Persons designated as such on Schedule 1 and any other Person that shall have become a party hereto as a Class B Lender in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto as a Class B Lender pursuant to an Assignment and Acceptance.

“Class B Monthly Principal Payment Amount” means on any Payment Date (i) during the Revolving Period, the amount, if any, necessary to reduce the Class B Aggregate Advance Amount such that no Class B Borrowing Base Deficiency exists after giving effect to such payment or (ii) on or after the Termination Date, the Class B Aggregate Advance Amount.

“Class B Obligations” means all present and future indebtedness and other liabilities and obligations (howsoever created or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to the Class B Lenders arising under this Agreement or any other Facility Document or the transactions contemplated hereby or thereby, including the repayment of the Class B Aggregate Advance Amount, the payment of Class B Interest and all amounts due to the Class B Lenders under Sections 2.08, 2.09 and 12.04 hereunder, and all other amounts due or to become due from the Borrower to the Class B Lenders under this Agreement and the other Facility Documents (whether in respect of fees, expenses, indemnifications, breakage costs, increased costs or otherwise), interest, fees and other obligations that accrue after the commencement of any bankruptcy, insolvency or similar proceeding with respect to any Transaction Party (in each case whether or not allowed as a claim in such proceeding).

“Class B Unused Fee” has the meaning specified in the Class B Fee Letter.

“Class B Unused Fee Rate” has the meaning specified in the Class B Fee Letter.

“Class Percentage” means, for any Class on any date of determination, the percentage equivalent of (i) the aggregate outstanding balance of all Class A Advances or Class B Advances on such date, as applicable, divided by (ii) the aggregate outstanding balance of all Advances on such date.

“Closing Date” means May 23, 2018.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law thereto.

“Collateral” has the meaning specified in Section 7.01(a).

“Collateral Loan” means, on any date, each Loan owned by the Borrower on such date, whether or not such Loan is an Eligible Loan, and excluding any Loan released from the Collateral of this Agreement pursuant to the terms hereof.

“Collateral Servicing Standard” has the meaning given to the term “Servicing Standard” in the Servicing Agreement.

“Collateral Verification Agreement” means that certain Collateral Verification Agreement dated as of May 23, 2018 by and among the Facility Agent, the Borrower, the Servicer and the Verification Agent.

“Collection Account” means the account established at the Account Bank, in the name of the Borrower, which account has been designated as the Collection Account.

“Collection Agent” has the meaning given to such term in the Servicing Agreement.

“Collection Fees” means any fees, expenses or charges payable to a Collection Agent in connection with its servicing or collection efforts with respect to any Defaulted Collateral Loans or Delinquent Collateral Loans as contemplated in and subject to the terms of the Servicing Agreement.

“Collection Period” means (i) with respect to the first Payment Date occurring after the Closing Date, the period beginning on the Closing Date and ending on the last day of the first full calendar month ending after the Closing Date, and (ii) with respect to any other Payment Date or other date, the most recently ended calendar month.

“Collections” means all cash collections, distributions, payments and other amounts received, and to be received by the Borrower, from any Person in respect of any Collateral Loans, including all principal, interest, fees, and repurchase proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans.

“Comparable Facility” means any credit agreement, loan agreement, indenture, note purchase agreement, repurchase agreement or similar agreement of Upstart Network or any of its Affiliates in connection with any financing or sale arrangement of Loans.

“Constituent Documents” means in respect of any Person, the certificate or articles of formation or organization, trust agreement, limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, certificate of trust, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Control” means the direct or indirect possession of the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Credit and Servicing Policies” means the Credit and Servicing Policies of the Servicer substantially in the form of Exhibit F attached hereto as in effect on the Closing Date, as such policies may be amended or modified by Upstart Network from time to time in accordance with the Servicing Agreement.

“Credit Score” means, with respect to the Obligor of a Loan, the statistical credit score of the Obligor of a Loan based on methodology developed by (a) Fair Isaac Corporation or (b) VantageScore, and used by the applicable originator or its agents to determine credit risk when underwriting such Loan. For purposes of clarification, (i) the “Credit Score” of any Obligor shall mean the most recent Credit Score used to make a credit decision with respect to such Obligor, by the Borrower, Cross River Bank or other Approved Loan Originator or the Original Seller, as the case may be and (ii) solely for purposes of determining the Weighted Average Credit Score, if a five point range is provided with respect to any Obligor in lieu of an exact number, the “Credit Score” with respect to such Obligor shall be the median of such five point range.

“Cross River Bank” means Cross River Bank, a New Jersey state-chartered bank.

“Cross River Bank Loan Sale Agreement” means that certain Second Amended and Restated Loan Sale Agreement, dated as of November 1, 2015, as amended by Amendment No. 1 to the Second Amended and Restated Loan Sale Agreement, dated as of January 1, 2016, as further amended by Amendment No. 2 to the Second Amended and Restated Loan Sale Agreement, dated as of June 1, 2016, each between Cross River Bank and Original Seller, as the same may be further amended or restated from time to time.

“CRR” means Regulation (EU) No 575/2013 of the European Parliament and of the Council as published in the Official Journal of the European Union on 27 June 2013, as amended from time to time and as implemented by the Member States of the European Union, together with the Corrigendum to Regulation (EU) No 575/2013.

“Cumulative Default Ratio” means, on any date of determination, the ratio (expressed as a percentage) equal to (a) the aggregate Principal Balance of all Collateral Loans in the Cumulative Financed Portfolio that are Defaulted Collateral Loans or would have become Defaulted Collateral Loans if such Collateral Loans were not sold or otherwise disposed of by the Borrower divided by (b) the original aggregate Principal Balance of all Collateral Loans in the Cumulative Financed Portfolio.

“Cumulative Financed Portfolio” means, on any date of determination, all Loans which have constituted Collateral on any date (including, for the avoidance of doubt, any Loans that no longer constitute Collateral but excluding any Loans which were sold pursuant to a Permitted Sale to a Securitization Vehicle).

“Cumulative Managed Portfolio Default Ratio” means, on any date of determination, the ratio (expressed as a percentage) equal to (a) the aggregate Principal Balance of all Loans in the Managed Portfolio that are Defaulted Managed Portfolio Loans or would have become Defaulted Managed Portfolio Loans if such Loans were not sold or otherwise disposed of by the Servicer divided by (b) the original aggregate Principal Balance of all Loans in the Managed Portfolio.

“Data Agent” means DV01 in its capacity as data agent under the Data Agent Agreement.

“Data Agent Agreement” means that certain Master Subscription Agreement dated as of the date hereof among, the Data Agent, the Borrower and the Servicer.

“DBRS” means DBRS, Inc. or any successor that is a nationally recognized statistical rating organization.

“Defaulted Collateral Loan” means, at any time, a Collateral Loan as to which any of the following occurs:

(a)    a default as to all or any portion of one or more scheduled monthly payments of principal and/or interest has occurred (other than those payments of principal and/or interest which have been cured pursuant a Permitted Loan Modification) with respect to such loan for a period of one hundred twenty (120) days or more past the originally scheduled Due Date for such payment;

(b)    an Insolvency Event relating to the related Obligor of such loan has occurred and is continuing or such Obligor is deceased;

(c)    the Borrower or Servicer has determined in good faith in accordance with applicable Collateral Servicing Standards that such loan shall be placed on “non-accrual” status or “not collectible”, or has reserved against it; or

(d)    is charged-off by the Servicer.

“Defaulted Managed Portfolio Loan” means, at any time, a Loan as to which any of the following occurs:

(a)    a default as to all or any portion of one or more scheduled monthly payments of principal and/or interest has occurred (other than those payments of principal and/or interest which have been cured pursuant a Permitted Loan Modification) with respect to such loan for a period of one hundred twenty (120) days or more past the originally scheduled due date for such payment;

(b)    an Insolvency Event relating to the related Obligor of such loan has occurred and is continuing or such Obligor is deceased;

(c)    the Servicer has determined in good faith in accordance with applicable Credit and Servicing Policies that such loan shall be placed on “non-accrual” status or “not collectible”, or has reserved against it; or

(d)    is charged-off by the Servicer.

“Defaulted Fronted Advances” has the meaning specified in Section 2.02(c)(v).

“Delinquent Collateral Loan” means any Collateral Loan other than a Defaulted Collateral Loan as to which all or any portion of one or more scheduled monthly payments are past due with respect to such Collateral Loan (other than those payments or portions of payments which are no longer past due as a result of a Permitted Loan Modification) for a period of more than thirty (30) days past the applicable Due Date.

“Determination Date” means the last day of each Collection Period.

“Dollars” and “$” mean lawful money of the United States of America.

“DTI Ratio” means with respect to any Loan, as of the related origination date, the ratio (expressed as a percentage) of (x) the aggregate scheduled monthly payments of all outstanding non-housing debt obligations of the related Obligor(s) as of the related origination date, as reported by the applicable credit bureau to (y) the combined monthly gross income from all sources of the related Obligor(s) as of the related origination date.

“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

“ECCA” means that certain Electronic Collateral Control Agreement, dated as of May 23, 2018, by and among the Facility Administrative Agent, the Borrower, the Servicer, and the E-Vault Provider, as acknowledged and accepted by the Verification Agent.

“Eligible Hedge Counterparty” means any entity that (a) on the date of entering into any Hedge Transaction (i) is Deutsche Bank Securities Inc. or Deutsche Bank AG, London Branch or (ii) (A) is an interest rate swap dealer, (B) has a short-term debt rating of “A-1” or higher from S&P and “P-1” from Moody’s and a long-term debt rating of “A” or higher from S&P and “A2” or higher from Moody’s or whose obligations are unconditionally guaranteed in a manner reasonably acceptable to the Facility Agent and the Lenders by an Affiliate which has the foregoing debt ratings, (C) that agrees that in the event that S&P or Moody’s reduces its short-term debt rating or its long-term debt rating below the levels specified in the preceding clause (B), or withdraws any such rating, within thirty (30) days of the related downgrade or withdrawal it shall (1) transfer its rights and obligations under each Hedge Transaction to another entity that meets the requirements of this definition and has entered into a Hedging Agreement with the Borrower on or prior to the date of transfer or (2) post collateral in an amount satisfactory to the Lenders and (b) in a Hedging Agreement consents to the assignment of the

Borrower’s rights under the Hedging Agreement to the Facility Agent pursuant to Section 5.04.

“Eligible Loan” means a Loan that meets each of the following criteria at all times (unless otherwise indicated below):

(a)    was (i) originated by Cross River Bank (or other Approved Loan Originator) in the ordinary course of its business using Approved Loan Documents, in accordance with the Program Documents and in accordance with, and serviced in compliance with, all requirements of Applicable Laws, including all applicable nondiscrimination, usury, consumer credit laws, disclosure laws, credit reporting laws and equal credit opportunity laws, as applicable to such Loan, and (ii) purchased by the Original Seller from (x) Cross River Bank pursuant to the Cross River Bank Loan Sale Agreement, or (y) from an Approved Loan Originator pursuant to a loan sale agreement between the Original Seller and such Approved Loan Originator, in each case, free and clear of any Lien or other adverse claim (other than Liens created in favor of the Facility Agent hereunder or under other Facility Documents for the benefit of the Secured Parties);

(b)    was sold by the Original Seller to the Borrower pursuant to the Loan Sale Agreement, free and clear of any Lien or other adverse claim (other than Liens created in favor of the Facility Agent hereunder or under other Facility Documents for the benefit of the Secured Parties);

(c)    is an obligation of an Obligor that is an individual consumer that is a citizen or permanent resident of the United States or residing in the United States on a valid long-term visa and is not a Governmental Entity, a business, a corporation, institution or other legal entity;

(d)    is an obligation of an Obligor that voluntarily entered into such Loan and that is not the subject of fraud or identity theft;

(e)    at all times since the date of such loan’s origination or creation has been fully disbursed (and no future advances or payments to the Obligor may be required to be made by the Borrower) and is fully amortizing providing for payment in cash of the full principal balance over such Loan’s stated term to maturity based on a scheduled monthly payment;

(f)    was originated on or after January 1, 2016 and has an original term to maturity of no longer than 84 months;

(g)    bears a fixed rate of interest that is constant over the term of such Loan and has had such a fixed rate of interest since the date such loan was originated or created;

(h)    the original Principal Balance of such Loan does not exceed $50,000;

(i)    which has not been amended or modified, except pursuant to a Permitted Loan Modification;

(j)    is an unsecured consumer installment loan denominated and payable in Dollars;

(k)    provides for payment of principal and interest at least monthly;

(l)    does not prohibit the purchase thereof or assignment thereof (i) by Cross River Bank or other Approved Loan Originator to the Original Seller and (ii) by the Original Seller to the Borrower and the pledge to the Facility Agent, in each case, without the consent of, or notice to, the related Obligor;

(m)    (i) is not evidenced by a physical promissory note and (ii) the Loan Documents for which are maintained on an electronic portal of the Servicer to which the Verification Agent or the Backup Servicer has ongoing access;

(n)    (i) at the time of origination or creation of such Loan a Credit score was obtained with respect to the related Obligor and such Credit Score was not less than 620 and (ii) if such Loan has an original term to maturity greater than 60 months, at the time of origination or creation of such Loan a Credit score was obtained with respect to the related Obligor and such Credit Score was not less than 660;

(o)    if such Loan has an original term to maturity greater than 60 months, such Loan has an Upstart Grade higher than “E” as of its origination date;

(p)    (i) each of the Loan Documents evidencing such Loan shall have been delivered to the E-Vault Provider in accordance with Section 5.01(n) hereof, (ii) the related Verification Agent Confirm (delivered pursuant to the Collateral Verification Agreement) shall have been delivered to the Facility Agent and each Lender no later than the two (2) Business Days prior to the Borrowing Date related to such Loan and shall not have any Exceptions for such Loan noted by the Verification Agent, unless otherwise agreed to by Facility Agent in its sole discretion;

(q)    is not a Defaulted Collateral Loan or a Delinquent Collateral Loan;

(r)    which constitutes either an “account” or a “general intangible” and not “electronic chattel paper” according to the relevant UCC then in effect;

(s)    that represents the genuine, legal, valid and binding payment obligation of the related Obligor, enforceable by or on behalf of the holder thereof against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors’ rights generally and subject to general principles of equity; and that has not been satisfied, subordinated or rescinded and no right of rescission, setoff, counterclaim or defense has been asserted or to the Borrower’s knowledge, overtly threatened in writing with respect to such Loan;

(t)    with respect to which the Borrower has a valid and binding ownership interest or first priority perfected security interest in its entirety (and not a fractional interest in such Loan);

(u)    the Obligor of which (i) is not an Affiliate of the Borrower, the Servicer, the Original Seller, Cross River Bank or other Approved Loan Originator and (ii) is not currently the subject of an Insolvency Event;

(v)    which was selected to be purchased by Original Seller pursuant to selection procedures that did not identify such loan as being less desirable or valuable than other comparable loans being originated by Cross River Bank;

(w)    such Loan shall have been sourced on the Upstart Network platform and originated by Cross River Bank in accordance with the Underwriting Guidelines and the Material Adverse Credit Change Policy and has been serviced by the Servicer in accordance with the Credit and Servicing Policies;

(x)    at the time such Loan was originated, (i) if originated by Cross River Bank, the Cross River Bank Loan Sale Agreement had not been amended or otherwise modified in any way that would reasonably be expected to materially and adversely affect the Secured Parties’ interests in, or the value or collectability of, such loan, other than as consented to in writing by the Facility Agent, and (ii) if originated by another Approved Loan Originator, the loan sale agreement between the Original Seller and such Approved Loan Originator shall not have been amended or modified in any way that would reasonably be expected to materially and adversely affect the Secured Parties’ interests in, or the value or collectability of, such loan, other than as consented to in writing by the Facility Agent;

(y)     on any date, each representation and warranty contained in Section 4.01(p) of this Agreement with respect to such Loan shall be true and correct in all material respects (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects and except to the extent such representation and warranty expressly relates to an earlier date);

(z)    does not contain any provisions (i) pursuant to which monthly payments are paid by any source other than the Obligor, or (ii) that may constitute a “buydown” provision;

(aa)    is not a graduated payment consumer loan, and does not have a shared appreciation or other contingent interest feature;

(bb)    is readily identifiable by its respective loan identification number and no other loan owned by, or in possession or control of the Original Seller at any time has the same loan identification number as such;

(cc)     the Obligor of such Loan, on the one hand, and the Original Seller or Cross River Bank, on the other hand, are not engaged in any litigation or arbitration whatsoever with respect to a Loan, and neither has threatened the other in writing with any such litigation or arbitration;

(dd)     such Loan has an APR that does not exceed 30.0%;

(ee)     such Loan shall not be subject to any change in law, rule or regulation (or the application thereof by any Governmental Authority) or any judgment by a court or any adverse development in a legal proceeding that, in the determination of the Facility Agent, materially and adversely affects the enforceability, validity or collectability of such Loan or any Collections thereon;

(ff)     if the Obligor of such Loan did not have three (3) years of documented credit history at origination, the Principal Balance of such Loan at origination was less than or equal to $25,000;

(gg)    if the Obligor of such Loan is a resident in the State of New York, Vermont, Connecticut or Colorado, such Loan’s interest rate does not exceed the maximum rate of interest permitted to be charged under the civil or criminal usury laws of such State for consumer loans; notwithstanding the fact that (i) such Loan may not have been subject to the Applicable Law of such State on the applicable origination date or (ii) the Applicable Law did not, or does not, apply to the Seller, the Servicer or the Borrower;

(hh)    the Obligor of such Loan is not a resident in the State of West Virginia or Iowa on the applicable origination date;

(ii)     that is serviced by the Servicer under the Servicing Agreement;

(jj)     such Loan was not originated in a jurisdiction in which the Original Seller, Cross River Bank or the Servicer is the subject of a material investigation, threatened action, suit or proceeding by any Governmental Authority involving loan originations in such jurisdiction;

(kk)    such Loan shall not be evidenced by a judgment or have been reduced to judgment;

(ll)     the Obligor for such Loan is not a resident of any State in which (i) the Borrower has made the decision to stop purchasing Loans or the Original Seller or Cross River Bank has publicly disclosed that it will stop originating Loans in such State, in each case where such decision was based on a change in law, rule or regulation (or the application thereof by any Governmental Authority) or an adverse development in a legal proceeding or a change in enforcement practices by any applicable Governmental Authority, that in each case could reasonably be expected to have a material adverse effect on the value or collectability of the Loans originated in such State or (ii) the Original Seller or Cross River Bank has notified the Borrower that it will stop originating Loans in such State as a result of a pending or, to the knowledge of Borrower, threatened action, suit, proceeding, inquiry or investigation involving Borrower, Servicer, Original Seller, Cross River Bank or their respective businesses; and

(mm)    is in “registered form” for purposes of Internal Revenue Code sections 871(h) and 881(c) and Treasury Regulations section 1.871-14(c), and payments of interest and original issue discount (if any) by the Obligor thereon will be exempt from United States federal income tax withholding as “portfolio interest” under such sections.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower or any member of its ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower or any member of its ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan, or (ii) the filing by the Borrower or any member of its ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower or any member of its ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower or any member of its ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent or in reorganization, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower or any member of its ERISA Group to make any required contribution to a Multiemployer Plan.

“ERISA Group” means each controlled group of corporations or trades or businesses (whether or not incorporated) under common control that is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code with the Borrower.

“Eurocurrency Liabilities” is defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“European Union” means the supranational organization of states established with that name by the Treaty on European Union (signed in Maastricht on 7 February 1992) as enlarged by the Treaty of Accession (signed in Athens on 16 April 2003), and as may be enlarged from time to time by the agreement of the member states thereof.

“E-Vault Provider” means eOriginal, Inc.

“E-Vault System” means the “eOriginal, Inc. Authoritative Copy System” maintained by the E-Vault Provider.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Exception” shall have the meaning set forth in the Collateral Verification Agreement.

“Excess Concentration Amount” means, on any date of determination, the sum (without duplication) of the following amounts:

(1)    the amount by which the aggregate Principal Balance of Collateral Loans which are Eligible Loans the Obligors of which had Credit Scores at origination of less than 660 on such day exceeds 25.0% of the Aggregate Principal Balance on such date;

(2)    the aggregate Principal Balance, if any, of the Collateral Loans which are Eligible Loans having Credit Scores less than 680 that would need to be excluded from the pool of Collateral Loans that are Eligible Loans in order to cause the Weighted Average Credit Score of all remaining Collateral Loans that are Eligible Loans to be greater than or equal to 680 on such date;

(3)    the amount by which the aggregate Principal Balance of Collateral Loans which are Eligible Loans relating to Obligors with billing addresses in any State exceeds 20.0% of the Aggregate Principal Balance on such date;

(4)    with respect to the three (3) States with the highest aggregate Principal Balance of Collateral Loans which are Eligible Loans (based on the billing addresses of the related Obligors), the amount by which the aggregate Principal Balance of Collateral Loans which are Eligible Loans relating to Obligors with billing addresses in such States exceeds 45.0% of the Aggregate Principal Balance on such date;

(5)    the amount by which the aggregate Principal Balance of all Collateral Loans which are Eligible Loans for which the original Principal Balance was $25,000 or greater exceeds 35.0% of the Aggregate Principal Balance on such date;

(6)    the amount by which the aggregate Principal Balance of all Collateral Loans which are Eligible Loans for which the original term to maturity was equal to 60 months exceeds 60.0% of the Aggregate Principal Balance on such date;

(7)    the amount by which the aggregate Principal Balance of all Collateral Loans which are Eligible Loans for which the original term to maturity was greater than 60 months exceeds $25,000,000;

(8)    the amount by which the aggregate Principal Balance of all Collateral Loans which are Eligible Loans that have an Upstart Grade of “C”, “D” or “E” as of their origination dates, exceeds 50.0% of the Aggregate Principal Balance as of such date;

(9)    the amount by which the aggregate Principal Balance of all Collateral Loans which are Eligible Loans that have an Upstart Grade of “D” or “E” as of their origination dates, exceeds 35.0% of the Aggregate Principal Balance as of such date;

(10)    the amount by which the aggregate Principal Balance of all Collateral Loans which are Eligible Loans that have an Upstart Grade of “E” or lower as of their origination dates, exceeds 15.0% of the Aggregate Principal Balance as of such date;

(11)    the amount by which the aggregate Principal Balance of Collateral Loans which are Eligible Loans the Obligors of which had less than three (3) years of documented credit history with the Servicer on such date exceeds 5.0% of the Aggregate Principal Balance on such date;

(12)    the aggregate Principal Balance, if any, of the Collateral Loans which are Eligible Loans for which the original Principal Balance was $35,000 or greater having Credit Scores less than 700 that would need to be excluded from the pool of Collateral Loans that are Eligible Loans in order to cause the Weighted Average Credit Score of all remaining Collateral Loans that are Eligible Loans for which the original Principal Balance was $35,000 or greater to be greater than or equal to 700 on such date;

(13)    the aggregate Principal Balance, if any, of the Collateral Loans which, if excluded from the pool of Collateral Loans that are Eligible Loans, would cause the weighted average APR owing by the Obligors of such Collateral Loans included in the pool of Collateral Loans that are Eligible Loans to be greater than 12.0%;

(14)    the aggregate Principal Balance, if any, of the Collateral Loans which are Eligible Loans the Obligors for which have DTI Ratios greater than 30.0% that would need to be excluded from the pool of Collateral Loans that are Eligible Loans in order to cause the Weighted Average DTI Ratios of the Obligors related to all remaining Collateral Loans that are Eligible Loans to be less than or equal to 30.0% on such date;

(15)    the aggregate Principal Balance, if any, of the Long-Term Loans having the lowest APR which would need to be excluded from the pool of Collateral Loans that are Eligible Loans in order to cause the Long-Term Loan Net Interest Margin to be greater than or equal to 4.00% on such date; and

(16)    the amount by which the aggregate Principal Balance of all Collateral Loans which are subject to Permitted Loan Modifications exceeds 5.0% of the Aggregate Principal Balance on such date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a payment by the Borrower, (a) Taxes imposed on or measured by net income (however denominated), branch profits Taxes, and franchise Taxes, in each case, imposed (i) in the case of any Secured Party, by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located, or in the case of any Lender, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender is organized or in which its applicable lending office is located, or (ii) in the case of any Secured Party or any Lender, by any jurisdiction solely by reason of such Secured Party or such Lender having any other present or former connection with such jurisdiction (other than a connection arising solely from entering into, receiving any payment under, enforcing its rights under this Agreement or any other Facility Document, or selling or assigning an interest thereunder), and (b) any withholding Taxes imposed on payments by the Borrower under FATCA.

“Facility Agent” has the meaning specified in the introduction to this Agreement.

“Facility Documents” means this Agreement, the Loan Sale Agreement, the Servicing Agreement, each Hedging Agreement, the Administration Agreement, the Backup Servicing Agreement, the Collateral Verification Agreement, the ECCA, the Data Agent Agreement, each Account Control Agreement, the Placement Agent Fee Letter, the Upstart Indemnity Agreement, the Lender Fee Letter, the Class B Fee Letter, the UNI Credit Agreement and any other agreements, documents, security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section 5.01(c) to create, perfect or otherwise evidence the Facility Agent’s security interest.

“Facility Limit” means $152,000,000.

“FATCA” means Code Sections 1471 through 1474, any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service thereunder as a precondition to relief or exemption from taxes under such provisions), any agreements entered into pursuant to Code Section 1471(b)(1), any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code, and any fiscal or regulatory legislation, rules, or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Facility Agent from three Federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Facility Agent in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Final Collection Date” means the date after the Termination Date on which all Obligations have been paid in full.

“Final Maturity Date” means the earlier of (a) May 21, 2021 (or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Facility Agent) and (b) the date of the acceleration of the Advances pursuant to Section 6.02.

“Financial Covenants” means the requirement that:

(i)

Upstart Network shall at all times maintain a Tangible Net Worth at least equal to the greater of (x) the sum of (1) $10,000,000 and (2) 25% of the aggregate net proceeds received by Upstart Network or any of its Subsidiaries from the issuance of capital stock from and after the Closing Date and (y) the dollar minimum for any minimum net worth covenant set forth in any Comparable Facility;

(ii)

Upstart Network shall at all times maintain Unrestricted Cash in an amount at least equal to the greater of (x) the sum of (a) $10,000,000 and (b) the lesser of (I) 15% of the aggregate net proceeds received by Upstart Network or any of its Subsidiaries from the issuance of capital stock from and after the Closing Date and (II) $5,000,000 and (y) the dollar minimum for any minimum liquidity or unrestricted cash covenant set forth in any Comparable Facility; and

(iii)	Upstart Network shall at all times maintain a Leverage Ratio no greater than the lesser of (x) 5:1 and (y) the maximum ratio for any leverage ratio covenant set forth in any Comparable Facility.

“Fronted Class B Advances” has the meaning specified in Section 2.02(c)(ii).

“Fronting Election” has the meaning specified in Section 2.02(c)(i).

“Fronting Facility Termination Date” means the date upon which any Fronted Class B Advance becomes a Defaulted Fronted Advance.

“Fronting Fee” has the meaning set forth in the Fronting Fee Letter dated as of the date hereof between the Specified Lender and the Fronting Lender.

“Fronting Lender” means Deutsche Bank AG, New York Branch.

“Fronting Prepayment Notice” has the meaning set forth in Section 2.02(c)(iii).

“Fronting Purchase Price” means, with respect to any Fronting Settlement Date, an amount equal to (i) the aggregate principal balance of the Related Fronted Class B Advances calculated as of the related Fronting Settlement Determination Date plus (ii) the Fronting Fee related to the Related Fronted Class B Advances.

“Fronting Settlement Date” means (i) the Business Day immediately preceding the Monthly Reporting Date for each calendar month, (ii) the last Business Day of each calendar month and (iii) any such other Business Day as determined by the Specified Lender in a Fronting Prepayment Notice.

“Fronting Settlement Determination Date” means, with respect to any Fronting Settlement Date, the date four (4) Business Days immediately preceding such Fronting Settlement Date or such other Business Day specified by the Specified Lender in a Fronting Prepayment Notice.

“Fully Hedged” means, as of any date of determination, that the Borrower is party to one or more effective Hedge Transactions with one or more Eligible Hedge Counterparties on such date that satisfy the following conditions:

(i)    (x) at all times, the aggregate notional principal of such Hedge Transactions is equal to or greater than the aggregate outstanding Advances as of the date of the most recent Monthly Reporting Date, which amount which shall amortize monthly in accordance with a set schedule therefor acceptable to the Lenders (calculated using a constant prepayment rate of 0.0%);

(ii)    the Hedge Rate for any such Hedge Transactions shall equal 3.50%;

(iii)    the final maturity date for such Hedge Transactions shall be the anticipated Final Collection Date (calculated using a constant prepayment rate of 0.0%); and

(iv)    the related Hedging Agreements are in form and substance reasonably acceptable to the Lenders and copies of which have been delivered to the Lenders (which delivery may be made by electronic mail).

“Fundamental Amendment” means any amendment, modification, waiver or supplement of or to this Agreement that would (a) increase or extend the term of or change the Final Maturity Date, (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which interest is payable thereon or any fee is payable hereunder, (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 2.13, Section 6.01, Section 9.01, Section 12.01(b) or Section 12.06, (g) modify the definition of the terms “Accelerated Amortization Event,” “Adjusted Principal Balance,” “Fundamental Amendment,” “Required Lenders,” “Maximum Available Amount”, “Class A Advance Rate”, “Class B Advance Rate”, “Class A Borrowing Base,” “Class B Borrowing Base,” “Class A Borrowing Base Deficiency,” “Class B Borrowing Base Deficiency,” “Collateral Loan”, “Eligible Loan”, “Ineligible Collateral Loan” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, (h) extend the Revolving Period, (i) modify, waive, release or terminate any of the obligations of Upstart Network under the Upstart Indemnity Agreement or (j) terminate, remove, or amend the Seller’s obligation to repurchase Loans under Section 2.7 of the Loan Sale Agreement.

“Funding Account” means the account which has been designated by the Borrower to the Facility Agent and each Lender in writing as the account to which the proceeds of Advances are to be remitted hereunder.

“Funding Limit” means, with respect to any Lender (other than the Fronting Lender), such Lender’s Class A Funding Limit or Class B Funding Limit, as applicable.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, quasi regulatory authority, administrative tribunal, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the

European Central Bank, the SEC, the stock exchanges, any Federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, board, body, branch, bureau, commission, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other entity of any of the foregoing, whether domestic or foreign).

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Authorities.

“Guarantee” means, as to any Person, any obligation of such person directly or indirectly guaranteeing any Indebtedness of any other Person in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or take or pay or otherwise). The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guaranteed Distribution” means amounts which are due and owing and which are to be paid pursuant to clauses (a) through (d) and (f) of Section 9.01.

“Hedge Collateral” means all of the rights of the Borrower, whether now existing and hereafter acquired, in and to all Hedging Agreements, Hedge Transactions and all present and future amounts payable by all Hedge Counterparties to the Borrower under or in connection with such Hedging Agreements and Hedge Transactions with such Hedge Counterparties.

“Hedge Commencement Date” means the first date after the Closing Date, upon the earlier of (i) the date on which the Net Interest Margin for any Collection Period shall be less than 1.00% and (ii) the occurrence of an Accelerated Amortization Event.

“Hedge Counterparty” means any Person that has entered into a Hedge Transaction.

“Hedge Rate” means, on any date of determination, the weighted average fixed rate or strike rate under the Hedging Agreements on such date, based on the notional amounts of such Hedging Agreements.

“Hedge Receipts” means all amounts received by the Borrower pursuant to a Hedging Agreement.

“Hedge Reserve Required Amount” means, on any Payment Date, an amount (i) determined by the Borrower in a commercially reasonable manner and acting in good faith and consented to by the Facility Agent and (ii) as documented and set forth in the Monthly Report related to such Payment Date, as 120% of the purchase price of an interest rate cap which satisfies the requirements set forth in Section 5.04; provided that, if the Borrower is Fully Hedged, the Hedge Reserve Required Amount shall be zero.

“Hedge Transaction” means each transaction between the Borrower and a Person entered into pursuant to Section 5.04 and governed by a Hedging Agreement.

“Hedging Agreement” means each agreement between the Borrower and Hedge Counterparty which governs one or more Hedge Transactions entered into pursuant to Section 5.04, which agreement shall be an interest rate cap and shall consist of either (a) a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto and each “Confirmation” thereunder confirming the specific terms of each such Hedge Transaction or (b) an ISDA long form confirmation.

“Indebtedness” means, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) accrued obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; and (h) any other obligation of such Person evidenced by a note, bond, debenture or similar instrument that would be classified as indebtedness on a balance sheet prepared in accordance with GAAP.

“Indemnified Party” has the meaning specified in Section 12.04(b).

“Indemnified Taxes” means Taxes other than Excluded Taxes and Taxes described in Section 12.03(d).

“Ineligible Collateral Loan” means, at on any date of determination, a Collateral Loan, that fails to satisfy any criteria of the definition of “Eligible Loan” after the date of acquisition thereof by the Borrower (i.e. determined as of such date of determination).

“Insolvency Event” means, with respect to any Person:

(i)    such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of it or its debts under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate, limited partnership, limited liability company or trust action to authorize any of such actions; or

(ii)    a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

“Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, suspension of payments, marshaling of assets and liabilities or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding” means, with respect to any Person, any bankruptcy, insolvency, arrangement, rearrangement, conservatorship, moratorium, suspension of payments, readjustment of debt, reorganization, receivership, liquidation, marshaling of assets and liabilities or similar proceeding of or relating to such Person under any Insolvency Laws.

“Interest” means, at any time, the sum of the Class A Interest at such time and Class B Interest at such time.

“Interest Accrual Period” means,

(i)    with respect to each Advance (or portion thereof) (a) with respect to the first Payment Date for such Advance (or portion thereof), the period from and including the related Borrowing Date to, but excluding, the first Payment Date occurring after such Borrowing Date and (b) with respect to any subsequent Payment Date for such Advance (or portion thereof), the period from and including each Payment Date to, but excluding, the following Payment Date; provided, that the final Interest Accrual Period for all outstanding Advances hereunder shall end on and include the day prior to the payment in full of the Advances hereunder;

(ii)    any Interest Accrual Period with respect to any Advance which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

(iii)    in the case of any Interest Accrual Period for any Advance which commences before an Event of Default and would otherwise end on a date occurring after the occurrence of an Event of Default, the Facility Agent may, in its sole discretion, cause such Interest Accrual Period to end upon the occurrence of an Event of Default and the duration of each Interest Accrual Period which commences on or after the occurrence of an Event of Default shall be of such duration as shall be selected by the Facility Agent with the consent of the Majority of the Class A Lenders and the Majority of the Class B Lenders.

“Interest Proceeds” means, with respect to any Collection Period, the sum of all payments of interest and other income received by the Borrower during such Collection Period on the Collateral Loans (including Ineligible Collateral Loans), including the accrued interest received in connection with a sale thereof during such Collection Period; provided that as to any Defaulted Collateral Loan, any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the outstanding Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds.

“Invested Percentage” means, for a Lender within any Class on any day, the percentage equivalent of (i) the aggregate outstanding principal balance of the Advances of such Class funded by such Lender divided by (ii) the aggregate outstanding principal balance of all Advances of such Class.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Key Man Event” means either David Girouard or Paul Gu shall (i) cease to be employed by Upstart Network on a full-time basis and actively involved in its day-to-day business affairs for any reason, including without limitation, termination, resignation, retirement or death, or (ii) suffer a permanent disability that renders him unable to carry out the duties of his office as such duties existed prior to suffering such permanent disability, and, in the case of any of the foregoing, he shall not be replaced by a person acceptable to the Required Lenders within 60 days.

“Key Man Termination Date” means the date upon which the Facility Agent shall have received documentation in form and substance reasonably satisfactory to the Facility Agent evidencing the removal of a “Key Man Event” from the enumerated “Events of Default” under each Comparable Facility.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender Fee Letter” means that certain Lender Fee Letter, dated as of May 23, 2018, by and among the Facility Agent, the Lenders and the Borrower, as the same may be amended or amended and restated from time to time.

“Lender” means any Class A Lender or Class B Lender, as applicable, and “Lenders” means, collectively, the Class A Lenders and the Class B Lenders.

“Level I Cumulative Default Ratio Event” means, with respect to any Collection Period, if the Cumulative Default Ratio or the Cumulative Managed Portfolio Default Ratio exceeds the “Projected Loss Trigger” specified for the applicable Seasoning Quarter:

Seasoning Quarter	Projected Loss Trigger
1	0.70%
2	1.80%
3	3.00%
4	4.10%
5	5.30%
6	6.30%
7	7.30%
8	8.30%
9	9.10%
10	9.80%
11	10.4%
12	10.9%
13	11.3%
14	11.6%
15	11.9%
16	12.2%
17	12.5%
18	12.7%
19	12.9%
20	13.0%

“Level II Cumulative Default Ratio Event” means, with respect to any Collection Period, if the Cumulative Default Ratio or the Cumulative Managed Portfolio Default Ratio exceeds the “Projected Loss Trigger” specified for the applicable Seasoning Quarter:

Seasoning Quarter	Projected Loss Trigger
1	1.00%
2	2.50%
3	4.10%
4	5.70%
5	7.30%
6	8.70%
7	10.1%
8	11.4%
9	12.6%
10	13.6%
11	14.4%
12	15.1%
13	15.6%
14	16.1%
15	16.5%
16	16.9%
17	17.3%
18	17.6%
19	17.9%
20	18.0%

“Leverage Ratio” means, as of the end of each fiscal quarter, the ratio of (a) total consolidated Indebtedness for Upstart Network and its Subsidiaries as of such day (excluding any Indebtedness incurred in connection with a Securitization by Upstart Network or its Subsidiaries, any notes payable to the extent related to Upstart’s non-recourse, fully match-funded fractional program and any liability for convertible preferred stock warrants), to (b) the Tangible Net Worth for Upstart Network and its Subsidiaries as of such day.

“LIBOR Disruption Event” means the occurrence of any of the following: (a) any Lender shall have notified the Facility Agent and the Borrower, in writing, of a determination by such Lender or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain Dollars in the London interbank market to fund any Advance, or (b) the Facility Agent notifies the Borrower, in writing, of the inability, for any reason, of the Facility Agent to determine the Adjusted LIBOR Rate.

“LIBOR Index Rate” means, for an Interest Accrual Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a one-month period, which appears on the LIBOR01 Page as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days preceding the related LIBOR Reset Date.

“LIBOR Rate” means with respect to each Interest Accrual Period with respect to which interest is to be calculated by reference to the “LIBOR Rate”, (a) the LIBOR Index Rate for a one-month period, if such rate is available and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to Deutsche Bank AG, New York Branch at 11:00 a.m. (London, England time) on the day that is two (2) Business Days preceding the related LIBOR Reset Date, by three (3) or more major banks in the interbank market selected by Deutsche Bank AG, New York Branch for delivery for a one-month period and in an amount equal or comparable to the principal amount of the portion of the Advances on which the LIBOR Rate is being calculated. Notwithstanding anything to the contrary herein, the LIBOR Rate shall at all times not be less than 0.00%.

“LIBOR Reset Date” shall mean the Closing Date, and the first day of each Interest Accrual Period thereafter (or if such day is not a Business Day, the next succeeding Business Day).

“LIBOR01 Page” means the display designated as “LIBOR01 Page” on the Reuters Service (or such other page as may replace the LIBOR01 Page on that service or such other service as may be nominated by the ICE Benchmark Administration as the information vendor for the purpose of displaying ICE Benchmark Administration Interest Settlement Rates for U.S. Dollar deposits).

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Loan” means all rights to payment of indebtedness and other obligations (including without limitation, unpaid principal, accrued interest, costs, fees, expenses and indemnity obligations) owing by an Obligor in respect of a loan or loans or other financial accommodations made or extended by Cross River Bank or other Approved Loan Originator to or for the benefit of such Obligor.

“Loan Delinquency Ratio” means, on any date of determination, with respect to a Collection Period the ratio (expressed as a percentage) equal to (a) the Aggregate Principal Balance of all Collateral Loans that are Delinquent Collateral Loans as of the last day of such Collection Period (or would be Delinquent Collateral Loans if such Collateral Loans were not sold or otherwise disposed of by the Borrower during such Collection Period), divided by (b) the Aggregate Principal Balance of all Collateral Loans as of the first day of such Collection Period.

“Loan Document” shall have the meaning set forth in the Collateral Verification Agreement.

“Loan Note” means the promissory note or loan agreement evidencing a Loan.

“Loan Sale Agreement” means that certain Loan Sale Agreement, dated as of the Closing Date, by and between the Original Seller, as seller, and the Borrower, as purchaser, as the same may be amended or restated from time to time.

“Loan Schedule” means the aggregate schedule of Collateral Loans appended as Schedule III to a Notice of Borrowing delivered by the Borrower to the Facility Agent and the Lenders and as supplemented and updated from time to time by the Borrower, or the Servicer on behalf of the Borrower in accordance herewith and with the Servicing Agreement.

“Lockbox” means each post office box listed on Schedule 4 and designated as a Lockbox.

“Long-Term Loan” means any Eligible Loan the original term to maturity for which is greater than sixty (60) months.

“Long-Term Loan Exposure Amount” means, on any date, an amount equal to the lesser of (i) $2,500,000 and (ii) the product of (A) 10.0% and (B) the Aggregate Principal Balance of all Loan-Term Loans.

“Long-Term Loan Net Interest Margin” means, as of any date of determination, for the Collection Period then ended, the ratio (expressed as a percentage) of (a) the product of (x) 12 times (y) the result of (i) all Interest Proceeds received from Long-Term Loans during such Collection Period plus (ii) the Long-Term Loan Share of amounts received from any Hedge Counterparty under a Hedging Agreement on the payment date (as such term is defined under the Hedging Agreement) following the end of such Collection Period minus (iii) the Long-Term Loan Share of the Guaranteed Distribution for the Payment Date following the end of such Collection Period minus (iv) the aggregate principal balance of the Long-Term Loans which became Defaulted Loans during such Collection Period (other than Long-Term Loans which became Defaulted Loans in the two (2) Collection Periods immediately following a transfer of Collateral Loans to a Securitization Vehicle) divided by (b) the sum of the aggregate principal balance of all Long-Term Loans on each day during such Collection Period divided by the number of days in such Collection Period.

“Long-Term Loan Share” means, as of any date of determination, the percentage equivalent of a fraction, the numerator of which is (x) the aggregate principal balance of all Long-Term Loans as of such date and the denominator of which is (y) the Aggregate Principal Balance as of such date.

“Majority” means, with respect to any Class of Lenders at any time, Lenders in such Class representing in excess of 50% of the outstanding Advances of such Class; provided, that if as of such time no Advances of such Class are outstanding at such time, Lenders in such Class representing in excess of 50% of the Class A Funding Limit or Class B Funding Limit, as applicable.

“Managed Portfolio” means, on any date of determination, the Servicer’s owned and serviced portfolio of Loans, including Loans that have been sold but are still being serviced by the Servicer.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Credit Change Policy” means the “Material Adverse Change in Credit Report Procedure” as set forth on Exhibit I attached hereto as in effect on the Closing Date, as such policy may be amended or modified by Upstart Network from time to time with the prior written consent of the Facility Agent, in its sole discretion.

“Material Adverse Effect” means an action or an event that has a material adverse effect on (a) the business, assets, financial condition, operations, performance or properties of the Borrower or Upstart Network, (b) the validity, enforceability or collectability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans generally or any material portion of the Collateral Loans, (c) the rights and remedies of the Facility Agent, the Lenders and the Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of the Borrower or Upstart Network to perform its respective obligations under any Facility Document to which it is a party, or (e) the existence, perfection, priority or enforceability of the Facility Agent’s Lien on the Collateral.

“Maximum Available Amount” means, at any time, the Facility Limit minus the aggregate outstanding principal balance of the Advances at such time.

“Measurement Date” means, (i) the Closing Date, (ii) each Payment Date and (iii) each Borrowing Date.

“Money” has the meaning specified in Section 1-201(b)(24) of the UCC.

“Monthly Report” has the meaning specified in Section 8.04.

“Monthly Reporting Date” means the date that is three (3) Business Days prior to any Payment Date.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net Interest Margin” means, as of any date of determination, for the Collection Period then ended, the ratio (expressed as a percentage) of (x) the product of (a) 12 times (b) the result of (i) all Interest Proceeds received during such Collection Period plus (ii) the amounts received from any Hedge Counterparty under a Hedging Agreement on the payment date (as such term is defined under the Hedging Agreement) following the end of such Collection Period minus (iii) the Guaranteed Distribution for the Payment Date following the end of such Collection Period minus (iv) the aggregate principal balance of all Collateral Loans which became Defaulted Loans during such Collection Period (other than Collateral Loans which became Defaulted Loans in the two (2) Collection Periods immediately following a transfer of Collateral Loans to a Securitization Vehicle) divided by (y) the sum of the Aggregate Principal Balance on each day during such Collection Period divided by the number of days in such Collection Period.

“Net Worth” means the excess of total assets of Upstart Network over total liabilities, as determined in accordance with GAAP based on the most recent balance sheet of Upstart Network delivered pursuant to the Facility Documents.

“Notice of Borrowing” has the meaning specified in Section 2.02.

“Notice of Prepayment” has the meaning specified in Section 2.05.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement or any other Facility Document, including, but not limited to, all amounts payable by the Borrower in respect of the Class A Obligations and Class B Obligations.

“Obligor” mean each Person obligated to make payments pursuant to a Loan, including any guarantor thereof.

“OFAC” has the meaning specified in Section 4.01(f).

“Original Seller” means Upstart Network in its capacity as seller under the Loan Sale Agreement.

“Other Taxes” has the meaning specified in Section 12.03(b).

“Owner Trustee” means Wilmington Savings Fund Society, FSB, a federal savings bank, not in its individual capacity but solely as owner trustee and any successor owner trustee of the Borrower.

“Participant” has the meaning specified in Section 12.06(c).

“PATRIOT Act” has the meaning specified in Section 12.15.

“Payment Date” means the fifteenth (15th) day of each calendar month in each year commencing on June 15, 2018; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Permitted Liens” means: (i) Liens created in favor of the Facility Agent hereunder or under the other Facility Documents for the benefit of the Secured Parties; (ii) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; and (iii) Liens in favor of any Account Bank to the extent contemplated under the applicable Account Control Agreement.

“Permitted Loan Modification” means any waiver, modification or variance of any term of any Loan, including the timing or amount of payments, or any consent to the postponement of strict compliance with any such term or any other grant of an indulgence or forbearance to the related Borrower with respect to any Loan that is, or which the Servicer reasonably foresees will become, a Delinquent Loan or a Defaulted Loan; provided, that such modification (i) is in accordance with the Credit and Servicing Policies, and (ii) is determined by the Servicer at the time of such modification to be a practical manner to obtain a reasonable recovery from such Loan based upon its prior servicing experience for similar consumer loans; and provided, further, that no modification of a Loan shall extend the maturity date of such Loan more than twelve (12) months beyond such Loan’s original maturity date; and provided, further, that upon the occurrence of an Event of Default, no waiver, modification or variance granted with respect to Loans after the occurrence of such Event of Default (“Post Default Modifications”) shall be considered a Permitted Loan Modification if the aggregate Principal Balance of the Loans subject to Post Default Modifications exceeds 5% of the Aggregate Principal Balance measured as of the date of such Event of Default. Notwithstanding the foregoing, any change or modification required by Applicable Law shall be considered for all purposes a Permitted Loan Modification. Any modification, other than a temporary forbearance or deferral, granted, permitted or entered into by the Servicer is required to be in writing (which may be in the form of an electronic record) and retained as part of the Servicer’s records related to such Loan.

“Permitted Sale” means any sale by the Borrower of Collateral Loans in connection with either (i) a transfer of Collateral Loans to a Securitization Vehicle or to Upstart Network for sale or transfer in connection with a Securitization or (ii) sale or transfer by the Borrower of some or all of the Collateral Loans to any Person other than an Affiliate of the Borrower; provided, however, that no sale of Collateral Loans shall be a Permitted Sale if the Facility Agent has determined in its reasonable discretion that such sale will result in a materially adverse selection of Collateral Loans remaining part of the Class A Borrowing Base or Class B Borrowing Base following such sale.

“Permitted Sale Date” means the date upon which a Permitted Sale is consummated.

“Permitted Sale Date Certificate” means a certificate, substantially in the form attached as Annex I to Exhibit J hereto, delivered by a Responsible Officer of the Servicer on a Permitted Sale Date indicating that the requirements set forth in this Agreement for a Permitted Sale have been satisfied.

“Permitted Sale Release” means a release executed pursuant to Section 2.14, substantially in the form of Exhibit J hereto.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Placement Agent” means Deutsche Bank Securities Inc.

“Placement Agent Fee Letter” means that certain Placement Agent Fee Letter, dated as of May 23, 2018, by and among the Deutsche Bank Securities Inc. and the Borrower, as the same may be amended or amended and restated from time to time.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Platform Underwriting Guidelines” means the minimum credit criteria applicable to the Obligors of Loans on the Upstart platform substantially in the form of Exhibit K attached hereto as in effect on the Closing Date, as such guidelines may be amended or modified by Upstart Network from time to time in accordance with the Loan Sale Agreement.

“Pool Balance” means, at any time, the aggregate Principal Balance of the Collateral Loans at such time.

“Prepayment Fee” has the meaning set forth in the Lender Fee Letter.

“Prime Rate” means the rate announced by Deutsche Bank AG, New York Branch from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Deutsche Bank AG, New York Branch in connection with extensions of credit to debtors. Deutsche Bank AG, New York Branch may make commercial loans or other loans at rates of interest at, above, or below the Prime Rate.

“Principal Balance” means, with respect to any Loan, as of any date of determination, the outstanding principal amount of such Loan (excluding any capitalized interest) on such date.

“Principal Proceeds” means, with respect to any Collection Period, all amounts received by or on behalf of the Borrower during such Collection Period that do not constitute Interest Proceeds and that result in a reduction of the Principal Balance owing by the Obligor of a Collateral Loan including unapplied proceeds of the Advances.

“Priority of Payments” has the meaning specified in Section 9.01.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Program Documents” means (i) the Cross River Bank Sale Agreement, (ii) the Second Amended and Restated Loan Program Agreement dated as of November 1, 2015, as amended by Amendment No. 1 to the Loan Program Agreement, dated as of January 1, 2016, each by and between Cross River Bank and Upstart Network and (iii) the Servicing Agreement dated as of November 1, 2015 by and between Cross River Bank and Upstart Network.

“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(a) that has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (b) the parent corporation of which has either (1) a long-term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short-term unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (c) is otherwise acceptable to the Facility Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“QIB” has the meaning specified in Section 12.06(e).

“Qualified Purchaser” has the meaning specified in Section 12.06(e).

“Rating Agency” means S&P, Moody’s, DBRS or any other nationally recognized statistical rating organization.

“Rating Request” means a written request by the Facility Agent to the Borrower and the Servicer, stating that the Facility Agent intends to request that a Rating Agency publicly issue a rating of at least the Required Rating to the transactions contemplated by this Agreement.

“Register” has the meaning specified in Section 12.06(d).

“Regulation T”, “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulatory Change” has the meaning specified in Section 2.08(a).

“Related Documents” means, with respect to any Loan, all agreements, documents and any other records or writings (all of which are in electronic form) evidencing,

guaranteeing, securing, governing or giving rise to such Loan including the Loan Note and the truth-in-lending statements with respect to each advance constituting all or part of such Loan, and each renewal, extension, modification and amendment thereof.

“Related Fronted Class B Advances” means, with respect to any Fronting Settlement Date, (i) the Fronted Class B Advances outstanding as of the Fronting Settlement Determination Date related to such Fronting Settlement Date and (ii) any Fronted Class B Advances which were repaid in full by the Borrower in accordance with Sections 2.05, 9.01 or otherwise since the immediately preceding Fronting Settlement Determination Date.

“Repurchase Price” has the meaning specified in the Loan Sale Agreement.

“Requested Amount” has the meaning specified in Section 2.02.

“Required Lenders” means, at any time of determination, (a) unless and until the Class A Funding Limits of all Class A Lenders have been permanently reduced to zero and all Class A Obligations have been paid in full, (i) if any Class A Advances are outstanding at such time, the Class A Lenders whose aggregate outstanding Class A Advances together equal or exceed 66.67% of the Class A Aggregate Advance Amount at such time and (ii) if no Class A Advances are outstanding at such time, the Class A Lenders whose aggregate Class A Funding Limits together equal or exceed 66.67% of the aggregate Class A Funding Limits of all Class A Lenders at such time; and (b) following the permanent reduction of the Class A Funding Limits of all Class A Lenders to zero and the payment in full of all Class A Obligations, (i) if any Class B Advances are outstanding at such time, one or more Class B Lenders whose aggregate outstanding Class B Advances together equal or exceed 66.67% of the Class B Aggregate Advance Amount at such time and (ii) if no Class B Advances are outstanding at such time, the Class B Lenders whose aggregate Class B Funding Limits together equal or exceed 66.67% of the aggregate Class B Funding Limits of all Class B Lenders at such time.

“Required Rating” means a long-term unsecured debt rating of at least investment grade by at least one of DBRS, S&P or Moody’s.

“Reserve Account” means the account established at the Account Bank, in the name of the Borrower, which account has been designated as the Reserve Account.

“Reserve Account Amount” means, on any day, the amount on deposit in the Reserve Account.

“Reserve Account Required Amount” means, on any Payment Date, an amount equal to the sum of (i) the product of (A) 0.50% and (B) the aggregate outstanding balance of the Advances on such Payment Date (after giving effect to the application of Available Funds to the priority of payments set forth in clauses (a) through (g) of Section 9.01) and (ii) the Hedge Reserve Required Amount.

“Reserve Account Withdrawal Amount” means, with respect to any Payment Date:

(i)    prior to the occurrence of an Event of Default, the lesser of (1) the excess, if any, of (x) the amounts necessary to make all distributions required to be made on such Payment Date pursuant to clauses (a) through (d) of Section 9.01 over (y) any and all Collections on deposit in the Collateral Account received on or prior to the last day of the calendar month immediately preceding such Payment Date and any net amounts paid by the Hedge Counterparty to the Borrower under any Hedging Agreement on such Payment Date and (2) the excess, if any, of (x) the Reserve Account Amount over (y) the Hedge Reserve Required Amount;

(ii)    following the occurrence of an Accelerated Amortization Event, the excess, if any, of (x) the Reserve Account Amount over (y) the Hedge Reserve Required Amount; and

(iii)    following the occurrence of an Event of Default that has not been waived by the Facility Agent, the Reserve Account Amount.

“Responsible Officer” means (a) in the case of a corporation, partnership or limited liability company that, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary, (b) in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust (other than the Borrower), the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) in the case of the Borrower, the Administrator or a “Responsible Officer” of the Owner Trustee (as defined in the Borrower Trust Agreement), and (f) in the case of the Facility Agent, an officer of the Facility Agent as applicable responsible for the administration of this Agreement.

“Restricted Payments” means the declaration of any distribution or dividends or the payment of any other amount (including in respect of redemptions permitted by the Constituent Documents of the Borrower) to any beneficiary or other equity investor in the Borrower on account of any Equity Interest in respect of the Borrower, or the payment on account of, or the setting apart of assets for a sinking or other analogous fund for, or the purchase or other acquisition of any Equity Interest in the Borrower or of any warrants, options or other rights to acquire the same (or to make any “phantom stock” or other similar payments in the nature of distributions or dividends in respect of equity to any Person), whether now or hereafter outstanding, either directly or indirectly, whether in cash, property (including marketable securities), or any payment or setting apart of assets for the redemption, withdrawal, retirement, acquisition, cancellation or termination of any Equity Interest in respect of the Borrower.

“Retained Interest” means a material net economic interest of not less than five percent (5.0%) of the Pool Balance.

“Retention Requirements” means each of: (a) Article 405 of the CRR, together with (i) Commission Delegated Regulation (EU) No. 625/2014 of 13 March 2014 and any regulatory technical standards, implementing technical standards or related documents (in relation thereto) published by the European Banking Authority, European Central Bank (or any other successor or replacement agency or authority) and any delegated regulations (in relation thereto) of the European Commission; and (ii) to the extent informing the interpretation of Article 405 of the CRR, the guidelines and related documents previously published in relation to the preceding European Union risk retention legislation by the European Banking Authority (and/or its predecessor, the Committee of European Banking Supervisors); (b) Article 17 of the AIFMD, as supplemented by Article 51 of the AIFM Regulation; (c) Article 135(2) of the Solvency II Directive, as supplemented by Article 254 of the Solvency II Regulation; and (d) in relation to each of the foregoing, any guidance published in relation thereto and any implementing laws or regulations in force in any Member State of the European Union.

“Revolving Period” means the period from and including the Closing Date to and including the Termination Date.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services LLC business, and its successors.

“Scheduled Revolving Period Termination Date” means May 22, 2020, or such later date as may be agreed by the Borrower and each of the Lenders and notified in writing to the Facility Agent.

“Seasoning Quarter” means, as of any date of determination, the sum for each Loan in the Cumulative Financed Portfolio or Managed Portfolio, as applicable of (x) number of quarters since origination of such Loan multiplied by (y) the ratio of (A) the original principal balance of such Loan to (B) the aggregate original principal balance of all Loans in the Cumulative Financed Portfolio or Managed Portfolio, as applicable.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means the Facility Agent, the Lenders and their respective permitted successors and assigns.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Securitization” means any asset securitization, secured loan or similar financing transaction undertaken by the Borrower or a Special Purpose Affiliate in connection with a publicly registered or private term issuance under Rule 144A (or any other available exemption) of asset-backed securities that is secured, directly or indirectly, by Loans. For the avoidance of doubt, the transactions evidenced by this Agreement and the other Facility Documents and any Comparable Facilities shall not be considered “Securitizations”.

“Securitization Vehicle” means a direct or indirect wholly-owned, special purpose bankruptcy remote subsidiary or other Affiliate of the Borrower or any such entity sponsored by an Affiliate of the Borrower formed for the purpose of directly or indirectly purchasing Collateral Loans from the Borrower or an Affiliate of the Borrower pursuant to a public or private issuance of asset-backed securities undertaken by such entity that is secured by such Collateral Loans.

“Senior Class A Interest” means, with respect to any Payment Date, the “Class A Interest” for such Payment Date calculated using clauses (i) and (ii), as applicable, of the definition of “Step-Up Rate”.

“Senior Class B Interest” means, with respect to any Payment Date, the “Class B Interest” for such Payment Date calculated using clauses (i) and (ii), as applicable, of the definition of “Step-Up Rate”.

“Servicer” means Upstart Network, as the servicer, together with its permitted successors and assigns.

“Servicer Event of Default” has the meaning set forth in the Servicing Agreement.

“Servicer Fee” means, for each calendar month, a fee payable to the Servicer monthly in arrears on each Payment Date in an amount equal to the amount provided for under Exhibit A to the Servicing Agreement.

“Servicing Agreement” means that certain Loan Servicing Agreement dated as of the Closing Date, by and between the Servicer, as servicer, the Borrower, as purchaser and the Facility Agent, as amended or restated from time to time.

“Solvency II Directive” Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance.

“Solvency II Regulation” means Commission Delegated Regulation (EU) 2015/35 of 10 October 2014, supplementing Directive 2009/138/EC.

“Solvent” means, with respect to any Person at any time, a condition under which (a) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time; (b) such Person is able to pay all of its liabilities as such liabilities are expected to mature; and (c) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business. For purposes of this definition: (x) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability; (y) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value; and (z) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction.

“Special Purpose Affiliate” means any bankruptcy-remote, special purpose entity that is an Affiliate of the Borrower and was created for the purpose of entering into one or more Securitizations.

“Specified Lender” means CPPIB Credit Investments III Inc.

“State” means any state of the United States or the District of Columbia.

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

“Step-Up Rate” has the meaning set forth in the Lender Fee Letter.

“Subject Laws” has the meaning specified in Section 4.01(f).

“Subordinate Class A Interest” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Class A Interest for such Payment Date over (ii) the Senior Class A Interest for such Payment Date.

“Subordinate Class B Interest” means, with respect to any Payment Date, an amount equal to the excess, if any, of (i) the Class B Interest for such Payment Date over (ii) the Senior Class B Interest for such Payment Date.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tangible Net Worth” means, as of any date of determination, the consolidated Net Worth of Upstart Network less the consolidated net book value of all assets of Upstart Network (to the extent reflected as an asset in the balance sheet of Upstart Network or any subsidiary at such date) which are or will be treated as intangibles under GAAP or which are non-controlling Equity Interests.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” means the earlier of (a) Scheduled Revolving Period Termination Date or (b) the occurrence of an Accelerated Amortization Event.

“UCC” means the Uniform Commercial Code, as from time to time in effect in the State of New York; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Facility Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“Underwriting Guidelines” means Upstart Network’s minimum credit criteria applicable to the Obligors of Loans substantially in the form of Exhibit E attached hereto as in effect on the Closing Date, as such guidelines may be amended or modified by Upstart Network from time to time in accordance with the Loan Sale Agreement.

“UNI Credit Agreement” means that certain Revolving Credit Agreement dated as of the date hereof by and between the Borrower and Upstart Network.

“Unmatured Backup Servicer Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute a Backup Servicer Event of Default.

“Unmatured Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute an Event of Default.

“Unmatured Servicer Event of Default” means any event which, with the passage of time, the giving of notice, or both, would constitute a Servicer Event of Default.

“Unrestricted Cash” means, with respect to Upstart Network, as of any date of determination, the cash and cash equivalents of Upstart Network and its consolidated subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of Upstart Network and its consolidated Subsidiaries, but only to the extent that such cash and cash equivalents (or any deposit account or securities account in which such cash and cash equivalents are held) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor.

“Upstart Grade” means, with respect to a Loan, a letter assigned by the Servicer or an affiliate thereto that indicates the expected level of risk of the related Obligor as set forth in the Underwriting Guidelines. As of the Closing Date, the Upstart Grades are: “AAA”, “AA”, “A”, “B”, “C”, “D” and “E.”

“Upstart Indemnity Agreement” means the Limited Guaranty and Indemnity Agreement by Upstart Network for the benefit of the Facility Agent on behalf of the Lenders, dated as of the Closing Date, as the same may be amended or restated from time to time.

“Upstart Network” means Upstart Network, Inc, a Delaware corporation.

“Verification Agent” means Wilmington Savings Fund Society, FSB, its successors and assigns under the Collateral Verification Agreement.

“Verification Agent Confirm” shall have the meaning set forth in the Collateral Verification Agreement.

“Verification Agent Fee” means any fee payable monthly by Borrower to the Verification Agent, such fee to be as specified in the Collateral Verification Agreement.

“Volcker Rule” means the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” published in 79 Fed. Reg. 21 at 5779-5804.

“Weighted Average Credit Score” means, as of any date of determination with respect to all Collateral Loans which are Eligible Loans, the ratio (expressed as a number) obtained by summing the products obtained by multiplying:

The Credit Score of the related Obligor as reported at the time such Collateral Loan was made	x	The Principal Balance of such Collateral Loan

and dividing such sum by the Aggregate Principal Balance of all Collateral Loans which are Eligible Loans as of such date of determination.

“Weighted Average DTI Ratio” means, as of any date of determination with respect to all Collateral Loans which are Eligible Loans, the ratio (expressed as a number) obtained by summing the products obtained by multiplying:

The DTI Ratio of the related Obligor as reported at the time such Collateral Loan was made	x	The Principal Balance of such Collateral Loan

and dividing such sum by the Aggregate Principal Balance of all Collateral Loans which are Eligible Loans as of such date of determination.

“Wilmington Savings Fund Society” means Wilmington Savings Fund Society, FSB.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02    Rules of Construction. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires (i) singular words shall connote the plural as well as the singular, and vice versa (except as indicated), as may be appropriate, (ii) the words “herein,” “hereof” and “hereunder” and other words of similar import used in this Agreement refer to this Agreement as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision, (iii) the headings, subheadings and table of contents set forth in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect the meaning, construction or effect of any provision hereof, (iv) references in this Agreement to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned, (v) each of the parties to this Agreement and its counsel have reviewed and revised, or requested revisions to, this Agreement, and the rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of this Agreement, (vi) any definition of or reference to any Facility Document, agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (vii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (viii) any reference to any law, statute, rule or regulation herein shall refer to such law, statute, rule or regulation as amended, modified or supplemented from time to time and (ix) each reference to time without further specification shall mean New York City Time.

SECTION 1.03    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” both mean “to but excluding”. Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed.

SECTION 1.04    Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to any payments on any other assets included in the Collateral, with respect to the sale of Collateral Loans, and with respect to the income that can be earned on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a)    References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(b)    For purposes of calculating the Excess Concentration Amount, in both the numerator and the denominator of any component of the Excess Concentration Amount, Defaulted Collateral Loans and Ineligible Collateral Loans will be treated as having a value equal to zero.

(c)    The Excess Concentration Amount will be determined in the way that produces the lowest Class A Borrowing Base or Class B Borrowing Base at the time of determination, it being understood that a Collateral Loan that falls into more than one such category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the lowest Class A Borrowing Base or Class B Borrowing Base at such time (without duplication).

(d)    References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the Original Seller.

(e)    For the purposes of calculating the Excess Concentration Amount, the Loan Delinquency Ratio, the Cumulative Default Ratio and the Net Interest Margin all calculations will be rounded to the nearest 0.01%.

(f)    All monetary calculations under this Agreement shall be in Dollars.

ARTICLE II

ADVANCES

SECTION 2.01    Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender may, in its sole discretion on an uncommitted and absolutely discretionary basis, make loans to the Borrower (each, an “Advance”) from time to time on any Business Day during the period from the Closing Date until the Termination Date (each such borrowing of an Advance on any single day is referred to herein as a “Borrowing”); provided, that the Borrower shall not request any such Advance nor shall any Lender make any such Advance or portion thereof to the extent that, after giving effect to such Advance:

(i)    the aggregate outstanding principal amount of the Class A Advances funded by such Lender hereunder shall exceed such Lender’s Class A Funding Limit or the aggregate outstanding principal amount of the Class B Advances funded by such Lender hereunder shall exceed such Lender’s Class B Funding Limit;

(ii)    (A) the Class A Aggregate Advance Amount shall exceed the lesser of (x) the Class A Borrowing Base and (y) the sum of the Class A Funding Limits or (B) the Class B Aggregate Advance Amount shall exceed the lesser of (x) the Class B Borrowing Base and (y) the sum of the Class B Funding Limits;

(iii)    solely with respect to a Borrowing which includes Class B Advances, the Class B Actual Ratio shall exceed the Class B Effective Advance Rate Ratio;

(iv)    the Class B Aggregate Advance Amount shall exceed $27,000,000; or

(v)    the sum of the Class A Aggregate Advance Amount and the Class B Aggregate Advance Amount shall exceed the Facility Limit.

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.05. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NO LENDER SHALL HAVE ANY COMMITMENT OR OBLIGATION TO MAKE ANY ADVANCE HEREUNDER AND NO LENDER SHALL BE RESPONSIBLE FOR THE FAILURE OF ANY OTHER LENDER TO FUND ANY ADVANCE.

SECTION 2.02    Making of the Advances.

(a)    If the Borrower desires to request a Borrowing under this Agreement, the Borrower shall give the Facility Agent and the Lenders a written notice (each, a “Notice of Borrowing”) for such Borrowing (which notice, except as provided herein, shall be irrevocable and effective upon receipt) not later than 1:00 p.m. (New York City time) at least three (3) Business Days prior to the day of the requested Borrowing; provided, that, for any Borrowing which is to occur on the Closing Date, the related Notice of Borrowing shall be delivered within a reasonable time prior to the Closing Date. A Notice of Borrowing received after 1:00 p.m. (New York City time) shall be deemed received on the following Business Day.

Each Notice of Borrowing shall be substantially in the form of Exhibit A hereto, dated the date the request for the related Borrowing is being made, signed by a Responsible Officer of the Borrower, shall attach a Borrowing Base Calculation Certification, and shall otherwise be appropriately completed. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Termination Date, and subject to the limitations set forth in Section 2.01, the amount of the Borrowing requested in such Notice of Borrowing (the “Requested Amount”) shall be allocated among Class A Advances and Class B Advances pursuant to the Notice of Borrowing and which in the aggregate shall be equal to at least $2,000,000 or an integral multiple of $100,000 in excess thereof (or, less, if agreed to by the Facility Agent and the Lenders in their sole and absolute discretion); provided, that the requested Advances of each Class shall be allocated to the Lenders within such Class (other than the Fronting Lender with respect to the Class B Advances) on a pro rata basis based upon each Lender’s Available Funding Limit Pro Rata Share.

Unless otherwise permitted by the Facility Agent in its sole and absolute discretion, there shall be no more than two (2) Borrowing Dates per calendar week.

Upon receipt of a Notice of Borrowing, each Class A Lender shall determine whether it will fund its Available Funding Limit Pro Rata Share of the portion of the Requested Amount constituting Class A Advances and each Class B Lender (other than the Fronting Lender) shall determine whether it will fund its Available Funding Limit Pro Rata Share of the portion of the Requested Amount constituting Class B Advances. If any Lender declines to fund its share of the Requested Amount, such Lender shall notify the Borrower, the Facility Agent and each other Lender in writing of such determination (a “Declining Advance Notice”) no later than two (2) Business Days following receipt of such Notice of Borrowing. In the event any Lender delivers a Declining Advance Notice with respect to a Notice of Borrowing, the Borrower shall (i) rescind the related Notice of Borrowing by delivering written notice of such rescission to the Facility Agent and each of the Lenders within one (1) Business Day following receipt of such Declining Advance Notice or (ii) subject to the limitations in this Section 2.01, amend the Notice of Borrowing to reflect a change in (x) the Borrowing Date and/or (y) the Requested Amount and the allocation of Advances among the Lenders not having submitted a Declining Advance Notice (an “Amended Notice of Borrowing”). The Borrower shall give the Facility Agent and the Lenders written notice of the Amended Notice of Borrowing not later than 1:00 p.m. (New York City time) at least two (2) Business Days prior to the Borrowing Date specified in the Amended Notice of Borrowing. If any Lender declines to fund its share of the Requested Amount in such Amended Notice of Borrowing, such Lender shall notify the Borrower, the Facility Agent and each other Lender in writing of such determination no later than one (1) Business Day following receipt of such Amended Notice of Borrowing.

(b)    Funding by Lenders. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender in each Class may fund all or a portion of the applicable Requested Amount as agreed to in writing between the Borrower, the Facility Agent and the applicable Lenders (each such amount, an “Agreed Upon Amount”). Each such Lender shall fund its Agreed Upon Amount on each Borrowing Date by wire transfer of immediately available funds by 12:00 p.m. (New York City time) to the Funding Account.

(c)    Fronting Facility.

(i)    Within one (1) Business Day of receiving a Notice of Borrowing or Amended Notice of Borrowing under Section 2.02, the Specified Lender shall notify the Fronting Lender in writing if it elects not to have the Fronting Lender fund its share of the Class B Advances related to such Notice of Borrowing. Absent such notice, the Specified Lender shall be deemed to have requested the Fronting Lender to fund its share of any such Class B Advances (a “Fronting Election”). Within one (1) Business Day following receipt of a Fronting Election, the Fronting Lender may, in its sole discretion, elect to fund the Specified Lender’s share of the Class B Advances set forth in the related Notice of Borrowing or Amended Notice of Borrowing, as applicable.    If the Fronting Lender declines to fund the Specified Lender’s share of the Requested Amount, the Fronting Lender shall notify the Borrower, the Facility Agent and each Lender of such determination by deliver a Declining Advance Notice no later than one (1) Business Day following receipt of such Fronting Election. Upon receipt of a Declining Advance Notice from the Fronting Lender, the other Class B Lenders by written notice to the Borrower and the other Lenders, may elect to fund all or a share of the Specified Lender’s share of the Requested Amount upon which the Borrower shall promptly deliver a revised Notice of Borrowing reflecting such amounts. If the Fronting Lender elects to fund the Specified Lender’s share of the Class B

Advances related to such Notice of Borrowing or Amended Notice of Borrowing, as applicable, the Fronting Lender shall fund the related Class B Advances pursuant to Section 2.02(b) (“Fronted Class B Advances”); provided, that after giving effect to any funding of Class B Advances by the Fronting Lender, the Class B Aggregate Advance Amount (including Class B Advances funded by the Fronting Lender) shall not exceed $27,000,000. Upon the funding of any Class B Advances, the Fronting Lender shall be a Class B Lender for all purposes hereunder and, except as set forth below in Section 2.02(c)(ii), shall be entitled to all of the rights and benefits of a Class B Lender.

(ii)    Upon the funding of any Fronted Class B Advances by the Fronting Lender pursuant to clause (i) above and until the Fronting Facility Termination Date, the Fronting Lender hereby agrees that (w) it shall not take any action under this Agreement or the Facility Documents as a Class B Lender with respect to such Fronted Class B Advances (including, without limitation, consenting to any waivers or amendments), without the prior written consent of the Specified Lender, (x) it shall forward all notices, reports and other information it receives as a Class B Lender with respect to such Fronted Class B Advances to the Specified Lender, (y) it shall take any action and exercise any right a Class B Lender is entitled to take or exercise with respect to such Fronted Class B Advances at the written instruction of the Specified Lender and (z) it shall deliver to the Specified Lender any Class B Interest with respect to the Fronted Class B Advances received from the Borrower pursuant to Section 9.01 by wire transfer of immediately available funds within one (1) Business Day of receipt thereof to the account specified in writing by the Specified Lender. On and after the Fronting Facility Termination Date, the Specified Lender shall cease to have any of the rights set forth in this clause (ii) with respect to any outstanding Fronted Class B Advances owned by the Fronting Lender.

(iii)    The Specified Lender hereby irrevocably agrees that on each Fronting Settlement Date, it shall purchase and assume without recourse to or representation from the Fronting Lender (except as set forth in clause (iv) below) all of the Fronting Lender’s right, title and interest in and to all of outstanding Related Fronted Class B Advances and the Fronting Lender hereby agrees on each Fronting Settlement Date to sell and assign all of its right, title and interest in the Related Fronted Class B Advances to the Specified Lender. The obligation of the Specified Lender to purchase the Related Fronted Class B Advances from the Fronting Lender on each Fronting Settlement Date is absolute and is not subject to any condition precedent under Article III or otherwise or subject to the absence of any Event of Default, Unmatured Event of Default, Servicer Event of Default, Unmatured Servicer Event of Default, Backup Servicer Event of Default or Unmatured Backup Servicer Event of Default.

On any Business Day, the Specified Lender may by written notice to the Fronting Lender designate an additional Fronting Settlement Date and related Fronting Settlement Determination Date (a “Fronting Prepayment Notice”); provided, that such Fronting Prepayment Notice is delivered a minimum of one (1) Business Day prior to the designated Fronted Settlement Determination Date and two (2) Business Days prior to the designated Fronted Settlement Date.

On each Fronting Settlement Determination Date, the Fronting Lender shall deliver a report setting forth the Fronting Purchase Price with respect to the related Fronting Settlement Date and the calculations related thereto (the “Fronting Settlement Report”). On such Fronting Settlement Date, if such Fronting Purchase Price (1) is positive, the Specified Lender shall fund such Fronting Purchase Price to the Fronting Lender by wire transfer of immediately available funds by

5:00 p.m. (New York City time) to the account specified in writing by the Fronting Lender, or (2) is negative, the Fronting Lender shall fund the absolute amount of such Fronting Purchase Price to the Specified Lender by wire transfer of immediately available funds by 5:00 p.m. (New York City time) to the account specified in writing by the Specified Lender.

If, during the period beginning on any Fronting Settlement Determination Date and ending on the related Fronting Settlement Date, (x) the Fronting Lender receives from the Borrower any reductions in the outstanding principal amount of the Related Fronted Class B Advances and (y) such amounts were not included in the determination of clause (i) of the definition of Fronting Purchase Price for the Related Fronted Class B Advances, then the Fronting Lender shall pay such amounts (plus any corresponding reduction of the Fronting Fee included in the Fronting Purchase Price paid by the Specified Lender) by wire transfer of immediately available funds by 5:00 p.m. (New York City time) to the account specified in writing by the Specified Lender on the related Fronting Settlement Date.

(iv)    The Fronting Lender (i) represents and warrants that immediately prior to each purchase by the Specified Lender, it is the legal and beneficial owner of the Fronted Class B Advances being purchased free and clear of any Lien created by the Fronting Lender; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Facility Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security or ownership interest created or purported to be created under or in connection with, the Facility Documents or any other instrument or document furnished pursuant thereto or the condition or value of the related Fronted Class B Advances, Collateral relating to the Borrower, or any interest therein; and (iii) makes no representation or warranty and assumes no responsibility with respect to the condition (financial or otherwise) of the Borrower, the Facility Agent, the Servicer or any other Person, or the performance or observance by any Person of any of its obligations under any Facility Document or any instrument or document furnished pursuant thereto.

The Specified Lender, upon the purchase of each Fronted Class B Advance, (i) appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Facility Documents as are delegated to the Facility Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto with respect to such Fronted Class B Advance; and (ii) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Facility Documents are required to be performed by it as a Lender with respect to such Fronted Class B Advance.

Upon receipt of the Fronting Purchase Price for each Fronted Class B Advance by the Fronting Lender on a Fronting Settlement Date, (i) ownership of such Fronted Class B Advance shall immediately vest in the Specified Lender without further action by any party and the Facility Agent, the Specified Lender and the Fronting Lender shall update their records to reflect the change in ownership of the such Fronted Class B Advance pursuant to Section 2.03 and (ii) from and after such Fronting Settlement Date, the Borrower shall make all payments under this Agreement in respect of such Fronted Class B Advance to the Specified Lender.

(v)    If on any Fronting Settlement Date, the Specified Lender fails to fund the Fronting Purchase Price with respect to the related Fronted Class B Advances (“Defaulted Fronted Advances”), the Fronting Lender shall maintain ownership of the Defaulted Fronted Advances and shall remain entitled to all of rights and benefits of a Class B Lender hereunder with respect thereto.

SECTION 2.03    Evidence of Indebtedness.

(a)    Maintenance of Records by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts of principal and interest thereon and paid to it, from time to time hereunder.

(b)    Maintenance of Records by Facility Agent. The Facility Agent shall maintain records in which it shall record (i) the amount of each Advance made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Facility Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(c)    Effect of Entries. The entries made in the records maintained pursuant to paragraph (a) or (b) of this Section shall be prima facie evidence, absent obvious error, of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Facility Agent to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

SECTION 2.04    Payment of Principal and Interest. The Borrower shall pay principal and Interest on the Advances as follows:

(a)    100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon and all other Obligations, shall be due and payable on the Final Maturity Date.

(b)    Interest shall accrue on the unpaid principal amount of each Class A Advance at the Class A Interest Rate and on the unpaid principal amount of each Class B Advance at the Class B Interest Rate, in each case, from the date of such Advance until such principal amount is paid in full.

(c)    Accrued Interest on each Advance shall be due and payable in arrears (x) on each Payment Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.

(d)    The obligation of the Borrower to pay the Obligations, including, but not limited to, the obligation of the Borrower to pay the Lenders the outstanding principal amount of the

Advances, accrued interest thereon and any other fees as set forth in the Placement Agent Fee Letter and the Lender Fee Letter, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms hereof (including Section 2.13), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment (other than any setoff, counterclaim or defense to payment with respect to Taxes that are not Indemnified Taxes or Taxes that are not indemnified under Section 12.03(d)) which the Borrower or any other Person may have or have had against any Secured Party or any other Person.

(e)    As a condition to the payment of principal of, Interest on any Advance or other amounts due pursuant to the Facility Documents without the imposition of withholding Tax, the Borrower or the Facility Agent may require certification acceptable to it to enable the Borrower and the Facility Agent to determine their duties and liabilities with respect to any Taxes or other charges that they may be required to deduct or withhold from payments in respect of such Advance under any present or future Law or to comply with any reporting or other requirements under any such Law.

SECTION 2.05    Prepayment of Advances.

(a)    Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances outstanding in whole or in part, subject to payment of any Prepayment Fee and all amounts due pursuant to Sections 2.04(c) and 2.09; provided that the Borrower shall have delivered to the Facility Agent and each Lender written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit B hereto by no later than 1:00 p.m. (New York City time) at least one (1) Business Day prior to the day of such prepayment. Any Notice of Prepayment received by the Facility Agent after 1:00 p.m. (New York City time) shall be deemed received on the next Business Day. Each such Notice of Prepayment shall be irrevocable and effective upon the date received and shall be dated the date such notice is given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each prepayment of any Advance by the Borrower pursuant to this Section 2.05(a) shall in each case be in a principal amount of at least $2,000,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower and shall be paid ratably among the Classes based on their respective Class Percentages as of such date and ratably among the Lenders within each Class based on their respective Invested Percentages as of such date. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice (including any Prepayment Fee and all amounts due pursuant to Sections 2.04(c) and 2.09) shall be due and payable on the date specified therein. The Borrower shall make the payment amount specified in such notice by wire transfer of immediately available funds by 4:00 p.m. (New York City time) to the account of each Lender as directed by the Facility Agent. The Facility Agent promptly will make such payment amount specified in such notice available to each Lender in the amount of each Lender’s payment amount by wire transfer to such Lender’s account. Any funds for purposes of a voluntary prepayment received by the Facility Agent after 4:00 p.m. (New York City time) shall be deemed received on the next Business Day.

(b)    Mandatory Prepayments. The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments. The Borrower shall provide, in each Monthly Report, notice of the aggregate amounts of Advances that are to be prepaid on the related Payment Date in accordance with the Priority of Payments.

(c)    Additional Prepayment Provisions. Each prepayment of principal pursuant to this Section 2.05 shall be subject to Sections 2.04(c) and 2.09 and applied to the Advances of each Class in accordance with the Lenders’ of such Class’s respective Invested Percentages.

(d)    Interest on Prepaid Advances. The Borrower shall pay all accrued and unpaid Interest on Advances (or portion thereof) prepaid on the date of such prepayment.

SECTION 2.06    [Reserved].

SECTION 2.07    Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

SECTION 2.08    Increased Costs.

(a)    Except with respect to Taxes which shall be governed solely by Section 12.03, if (i) the introduction of or any change in or in the interpretation, application or implementation of any Applicable Law or GAAP or other applicable accounting policy after the date hereof, or (ii) the compliance with any guideline or change in the interpretation, application or implementation of any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) after the date hereof, (a “Regulatory Change”):

(A)    shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve included in the determination of interest on the Advances), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any Affected Person or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an Affiliate) of any Affected Person, or credit extended by any Affected Person;

(B)    shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person;

(C)    shall impose any other condition affecting any Advance owned or funded in whole or in part by any Affected Person, or its obligations or rights, if any, to make Advances or to provide funding therefor;

(D)    shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) assesses, deposit insurance premiums or similar charges; or

(E)    shall cause an internal capital or liquidity charge or other imputed cost to be assessed upon any Affected Party which, in the sole discretion of such Affected Party, is allocable to the Borrower or to the transactions contemplated by this Agreement;

and the result of any of the foregoing is or would be

(x)    to increase the cost to or to impose a cost on an Affected Person funding or making or maintaining any Advance, or

(y)    to reduce the amount of any sum received or receivable by an Affected Person under this Agreement, or

(z)    in the sole determination of such Affected Person, to reduce the rate of return on the capital of an Affected Person as a consequence of its obligations hereunder,

then within thirty (30) days after demand by such Affected Person (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand), the Borrower shall pay directly to such Affected Person such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction in accordance with the Priority of Payments. For the avoidance of doubt, (i) regulations under the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd Frank Act Regulations”) that are not in effect on the Closing Date; (ii) the publication entitled “Basel III: A global regulatory framework for more resilient banks and banking systems,” as updated from time to time (“Basel III”), including without limitation, any publications addressing the liquidity coverage ratio (“LCR”) or the supplementary leverage ratio (“SLR”); or (iii) any implementing laws, rules, regulations, guidance, interpretations or directives from any Governmental Authority relating to the Dodd Frank Act Regulations or Basel III (whether or not having the force of law), and in each case all rules and regulations promulgated thereunder or issued in connection therewith shall be deemed to have been introduced after the Closing Date, thereby constituting a Regulatory Change hereunder with respect to the Affected Parties as of the Closing Date, regardless of the date enacted, adopted or issued, and such additional amounts which are sufficient to compensate such Affected Person for such increase in capital or liquidity or reduced return in accordance with the Priority of Payments. If any Affected Person becomes entitled to claim any additional amounts pursuant to this Section 2.08, it shall promptly notify the Borrower (with a copy to the Facility Agent) of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail such amounts submitted to the Borrower by an Affected Person shall be conclusive and binding for all purposes, absent manifest error.

(b)    Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clause (a) of this Section 2.08, such Lender will (i) use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost in excess of $5,000 (as reasonably determined by such Lender) or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Person would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to this Section 2.08 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Advances through such other office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Advances or the interests of such Lender.

(c)    Notwithstanding anything in this Section 2.08 to the contrary, (i) if any Affected Person fails to give demand for amounts or losses incurred in connection with this Section 2.08 within 180 days after it obtains knowledge that it is subject to increased capital requirements or has incurred other increased costs, such Affected Person shall, with respect to amounts payable pursuant to this Section 2.08, only be entitled to payment under this Section 2.08 for amounts or losses incurred from and after the date 180 days prior to the date that such Affected Person does give such demand and (ii) the Borrower shall not be required to pay to any Affected Person (x) any amount that has been fully and finally paid in cash to such Affected Person pursuant to any other provision of this Agreement or any other Facility Document, (y) any amount, if the payment of such amount is expressly excluded by any provision of this Agreement or any other Facility Document or (z) any amount, if such amount constitutes Taxes which are governed by Section 12.03.

SECTION 2.09    Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Dates, following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts), in accordance with the Priority of Payments for all reasonable losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance and any loss sustained by such Affected Person in connection with the re-employment of such funds, but excluding loss of anticipated profits and any net gains received by the Affected Person), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) a Borrowing of any Advance by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, (ii) if any payment, prepayment or conversion of any of the Borrower’s Advances occurs on a date that is not the last day of the relevant Interest Accrual Period or on the relevant Payment Date, (iii) if any payment or prepayment of any Advance is not made on any date specified in a Notice of Prepayment given by the Borrower, or (iv) as a consequence of any other default by the Borrower to repay its Advances when required by the terms of this Agreement. A certificate as to any amounts payable pursuant to this Section 2.09 submitted to the Borrower by any Lender (with a copy to the Facility Agent, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

SECTION 2.10    Illegality; Inability to Determine Rates.

(a)    Notwithstanding any other provision in this Agreement, in the event of a LIBOR Disruption Event, then the affected Lender shall promptly notify the Facility Agent and the Borrower thereof, and such Lender’s obligation to make or maintain Advances hereunder based on the Adjusted LIBOR Rate shall be suspended until such time as such Lender may again make and maintain Advances based on the Adjusted LIBOR Rate and the Advances of each Interest Accrual Period in which such Person owns an interest shall either (1) if such Lender may lawfully continue to maintain such Advances at the Adjusted LIBOR Rate until the last day of the applicable Interest Accrual Period, be reallocated on the last day of such Interest Accrual Period to another Interest Accrual Period in respect of which the Advances allocated thereto accrues interest determined other than with respect to the Adjusted LIBOR Rate or (2) if such Lender shall determine that it may not lawfully continue to maintain such Advances at the Adjusted LIBOR Rate until the end of the applicable Interest Accrual Period, such Lender’s share of the Advances allocated to such Interest Accrual Period shall be deemed to accrue interest at the Base Rate from the effective date of such notice until the end of such Interest Accrual Period.

(b)    Upon the occurrence of any event giving rise to a Lender’s suspending its obligation to make or maintain Advances based on the Adjusted LIBOR Rate pursuant to Section 2.10(a), such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would enable such Lender to again make and maintain Advances based on the Adjusted LIBOR Rate; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

(c)    If, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable, either (i) the Facility Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for the applicable Advances, or (ii) the Required Lenders determine and notify the Facility Agent that the Adjusted LIBOR Rate with respect to such Advances does not adequately and fairly reflect the cost to such Lenders of funding such Advances, the Facility Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Advances based on the Adjusted LIBOR Rate shall be suspended until the Facility Agent (upon the instruction of the Required Lenders) revokes such notice.

SECTION 2.11    Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Collection Date) all or any part of any payment theretofore made by any of them to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement shall continue to be effective or be reinstated, as the case maybe, as to such obligations, all as though such payment had not been made.

SECTION 2.12    Post-Default Interest. The Borrower shall pay interest on all Class A Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the rate set forth under clause (b) of the definition of Class A Interest Rate and on all Class B Obligations that are not paid when due for the period from the due date thereof until the date the same is paid in full at the rate set forth under clause (b) of the definition of Class B Interest Rate. Interest payable at the defaulted rate shall be payable on each Payment Date in accordance with the Priority of Payments.

SECTION 2.13    Payments Generally.

(a)    All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement, shall be paid by the Borrower to the Facility Agent for account of the applicable recipient in Dollars, in immediately available funds, in accordance with the Priority of Payments. The Facility Agent and each Lender shall provide wire instructions to the Borrower and the Facility Agent. Payments must be received by the Facility Agent for account of the Lenders on or prior to 4:00 p.m. (New York City time) on a Business Day; provided that, payments received by the Facility Agent after 4:00 p.m. (New York City time) on a Business Day will be deemed to have been paid on the next following Business Day.

(b)    Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of 360 days for the actual number of days elapsed. In computing interest on any Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by a Lender or the Facility Agent under this Agreement shall be conclusive absent manifest error.

SECTION 2.14    Permitted Sales.

(a)    On any Business Day, the Borrower shall have the right to prepay all or (subject to clause (iv) below) a portion of the outstanding Advances and request the Facility Agent to release its security interest and Lien on the related Collateral Loans in connection with a Permitted Sale, subject to the following terms and conditions:

(i)    The Borrower shall have given the Facility Agent, each Hedge Counterparty, each Lender, the E-Vault Provider and the Verification Agent at least five (5) Business Days’ prior written notice of its intent to effect a Permitted Sale and, at least two (2) Business Days prior to the closing of the Permitted Sale, shall provide the Facility Agent with all information reasonably required by it to produce the related Permitted Sale Release, substantially in the form attached hereto as Exhibit J.

(ii)    In connection with a Permitted Sale that is to occur on a date other than a Payment Date (in which case the relevant calculations with respect to such Permitted Sale shall be reflected on the applicable Monthly Report), the Borrower shall deliver, or cause to be delivered, to the Facility Agent (which the Facility Agent shall forward to each Lender upon receipt) a Permitted Sale Date Certificate and an updated Loan Schedule, together with evidence to the reasonable satisfaction of the Facility Agent that the Borrower shall have sufficient funds on the related Permitted Sale Date to effect such Permitted Sale in accordance with this Agreement, which funds may come from the proceeds of sales of the Collateral Loans in connection with such Permitted Sale (which sales must be made in arm’s-length transactions).

(iii)    On the related Permitted Sale Date, the following shall be true and correct and the Borrower shall be deemed to have certified that, after giving effect to the Permitted Sale and the release to the Borrower of the related Collateral Loans on the related Permitted Sale Date, (A) no adverse selection procedure shall have been used by the Borrower with respect to the Collateral Loans that will remain subject to this Agreement after giving effect to the Permitted Sale, (B) the representations and warranties contained in Sections 4.01 are true and correct in all material respects, except to the extent relating to an earlier date, (C) no Unmatured Servicer Event of Default, Servicer Event of Default, Unmatured Event of Default or Event of Default, has occurred or results from such Permitted Sale, and (D) no Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency shall exist and, if such Permitted Sale Date occurs during any calendar month prior to the Determination Date for such calendar month, there shall be no reason to conclude that a Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency shall exist on such Determination Date.

(iv)    On the related Permitted Sale Date, the Facility Agent shall have received, for the benefit of the Lenders in immediately available funds, (A) in respect of the portion of the aggregate outstanding Advances to be prepaid, an amount equal to the amount necessary so that no Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency shall exist after giving effect to such Permitted Sale and such prepayment, (B) an amount equal to all unpaid Interest (including any amounts payable under Section 2.09 in connection with such Permitted Sale Date not occurring on the last day of the relevant Interest Accrual Period or on the relevant Payment Date) to the extent reasonably determined by the Facility Agent to be attributable to that portion of the outstanding Advances to be paid in connection with the Permitted Sale, (C) an aggregate amount equal to the sum of all other amounts due and owing to the Facility Agent, the Lenders and the other Secured Parties, as applicable, under this Agreement and the other Facility Documents, to the extent accrued to such date and to accrue thereafter (including any amounts due under Section 2.09) and (D) any Prepayment Fee due as a result of such Permitted Sale and all other Obligations then due and payable with respect thereto. The amount paid pursuant to (1) clause (A) shall be applied on such Permitted Date to the payment of principal on outstanding Advances ratably among the Classes based on their respective Class Percentage as of such date and ratably among the Lenders of each Class based on their respective Invested Percentages as of such date, (2) clause (B) shall be deposited in the Collection Account to be applied as Available Funds pursuant to Section 9.01 on the next Payment Date (or on such Payment Date, if the Permitted Sale Date is on a Payment Date) and (3) clauses (C) and (D) shall be paid to the Persons to whom such amounts are to be owed on such Permitted Sale Date; provided, however, that if the amount paid pursuant to clause (A) exceeds the principal amount of the outstanding Advances on such Permitted Sale Date, then the amount of such excess shall be distributed to the Borrower on such Permitted Sale Date free and clear of any Liens in favor of the Secured Parties.

(b)    The Borrower hereby agrees to pay the reasonable legal fees and expenses of the Facility Agent, the E-Vault Provider, the Verification Agent, the Backup Servicer and the Lenders in connection with any Permitted Sale (including expenses incurred in connection with the release of the Lien of the Facility Agent in connection with such Permitted Sale).

(c)    In connection with any Permitted Sale, on the related Permitted Sale Date, subject to satisfaction of the conditions referred to in this Section, the Facility Agent shall, at the expense of the Borrower, (i) execute such instruments of release with respect to the portion of the Collateral Loans (and the other related Collateral) to be released to the Borrower, including a Permitted Sale Release, in favor of the Borrower as the Borrower may reasonably request, (ii) deliver or cause to be delivered any portion of the Collateral Loans (and the other related Collateral) to be released to the Borrower to the Borrower and (iii) otherwise take such actions, and cause or permit the Borrower to take such actions, as are necessary and appropriate to release the Lien of the Facility Agent on the portion of the Collateral Loans (and the other related Collateral) to be released to the Borrower and deliver to the Borrower such Collateral Loans and related Collateral.

SECTION 2.15    Ratings; Tranching.

(a)    On or after the Closing Date, the Facility Agent may provide a Rating Request to the Borrower. The Borrower shall reasonably cooperate with the Facility Agent’s efforts to obtain the Required Rating from the Rating Agency specified in the Rating Request, and shall provide the applicable rating agency (either directly or through distribution to the Facility Agent) any information such Rating Agency may reasonably require for purposes of providing and monitoring the Required Rating. The Class A Lenders shall pay all fees (including ongoing fees) payable to the Rating Agency in connection with a Rating Request related to the Class A Advances. The Class B Lenders shall pay all fees (including ongoing fees) payable to the Rating Agency in connection with a Rating Request related to the Class B Advances.

(b)    At the Facility Agent’s expense (including the reasonable attorney’s fees and costs of the Borrower), Borrower hereby agrees to work with Facility Agent to make such amendments to this Agreement as the Facility Agent deems reasonably necessary to split the Class A Advances and Class B Advances into multiple tranches if such amendments do not result in any aggregate increase in the per annum rate of interest payable by Borrower.

SECTION 2.16    Lender Relations.

(a)    Subordination; Non-Petition Covenants. Anything in this Agreement or any other Facility Documents to the contrary notwithstanding, the Borrower and the holders of the Class B Obligations (for purposes of this clause (a), the “Subordinated Obligations”) agree for the benefit of the holders of the Class A Obligations (for purposes of this clause (a), the “Senior Obligations”), that the Subordinated Obligations and the Facility Agent’s security interest in the Collateral as security for the Subordinated Obligations shall be subordinate and junior to the Senior Obligations to the extent and in the manner set forth in this Agreement, including as set forth in Section 9.01 and hereinafter provided. Except as otherwise set forth in Section 9.01, the Senior Obligations shall be paid in full in cash, including all principal, accrued and unpaid interest and fees, if any, before any payment or distribution is made on account of the Subordinated Obligations. If, notwithstanding the provisions of this Agreement, any holder of a Subordinated Obligation shall have received any payment or distribution in respect of any Subordinated Obligation contrary to the provisions of this Agreement, then, unless and until the Senior Obligations shall have been paid in full in cash, including all principal, accrued and unpaid interest and fees, if any, in accordance with this Agreement, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Facility Agent, which shall pay and deliver the same to the holders of the Senior Obligations then entitled thereto in accordance with this Agreement; provided, however, that, if any such payment or distribution is made other than in cash, it shall be held by the Facility Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including the provisions of this Section 2.16. If, notwithstanding the provisions of this Agreement, any holder of a Senior Obligation shall have received any payment or distribution in respect of any Senior Obligation contrary to the provisions of this Agreement, then, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Facility Agent, which shall pay and deliver the same to the holders of the Subordinated Obligations then entitled thereto in accordance with this Agreement; provided, however, that, if any such payment or distribution is made other than in cash, it shall be held by the Facility Agent as part of the Collateral and subject in all respects to the provisions of this Agreement, including the provisions of this Section 2.16. The holders of the Subordinated Obligations agree, for the benefit of the holders of the Senior Obligations, that, before the date that is one year and one day after the repayment in full of all Senior Obligations and the reduction of the Class A Funding Limit to zero or, if longer, the expiration of the then preference period plus one day, the holders of the Subordinated Obligations shall not, without the prior written consent of the Required Lenders, acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case against the Borrower under the Bankruptcy Code and any other applicable federal or State bankruptcy, insolvency or other similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Borrower.

(b)    Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Lender hereunder, subject to the terms and conditions of this Agreement, a Lender or Lenders, as the case may be, shall not, except as may be expressly provided herein with respect to any particular matter, have any obligation or duty to any Person or to consider or take into account the interests of any Person and shall not be liable to any Person for any action taken by it or them or at its or their direction or any failure by it or them to act or to direct that an action be, without regard to whether such action or inaction benefits or adversely effects any Lender, the Borrower or any other Person, except for any liability to which such Lender may be subject to the extent that the same results from such Lender’s taking or directing an action, or failing to take or direct an action, in bad faith or in violation of the express terms of this Agreement.

ARTICLE III

CONDITIONS PRECEDENT

SECTION 3.01    Conditions Precedent to Initial Advances. The initial Advance hereunder, if any, shall be subject to the conditions precedent that the Facility Agent shall have received, prior to making such initial Advance, the following, each in form and substance reasonably satisfactory to the Facility Agent:

(a)    each of the Facility Documents (other than the Hedging Agreements), duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b)    each of the items listed on Schedule 5 hereto;

(c)    copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Collateral;

(d)    evidence reasonably satisfactory to it that the Reserve Account and the Collection Account have been established;

(e)    evidence that (i) all fees to be received by the Placement Agent and each Lender on or prior to the effectiveness of this Agreement pursuant to the Lender Fee Letter and the Placement Agent Fee Letter or otherwise have been received; and (ii) the accrued fees and expenses of Sidley Austin LLP, counsel to the Facility Agent, in connection with the transactions contemplated hereby, shall have been paid by the Borrower to the extent invoiced more than two (2) Business Days prior to such date;

(f)    evidence that the Reserve Account Required Amount shall have been deposited into the Reserve Account; and

(g)    such other opinions, instruments, certificates and documents from the Borrower as the Facility Agent or any Lender shall have reasonably requested.

SECTION 3.02    Conditions Precedent to Each Borrowing. Each Advance to be made hereunder, if any, (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment of the following conditions:

(a)    the Facility Agent shall have received a Notice of Borrowing with respect to such Advance (including a duly completed Borrowing Base Calculation Certification attached thereto and each of the schedule of loans required to be delivered pursuant to the Notice of Borrowing attached thereto) delivered in accordance with Section 2.02;

(b)    immediately after the making of such Advance on the applicable Borrowing Date, (i) no Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency shall exist (as demonstrated in the calculations attached to the applicable Notice of Borrowing) and (ii) the aggregate outstanding balance of all Advances shall not exceed the Facility Limit;

(c)    each of the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects (except for representations and warranties already qualified by materiality or Material Adverse Effect, which shall be true and correct) as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date);

(d)    no Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default, Unmatured Backup Servicer Event of Default or Accelerated Amortization Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(e)    the transactions contemplated by the Facility Documents would not require Cross River Bank (or other Approved Loan Originator) to comply with any risk retention or capital commitment obligation or Cross River Bank (or other Approved Loan Originator) to comply with any reporting, filing, or any other obligation or undertaking;

(f)    the Verification Agent shall have r each of the Loan Documents with respect to each Loan included in the calculation of the Class A Borrowing Base or Class B Borrowing Base in relation to such Advance and shall have issued and delivered to the Facility Agent and each Lender a Verification Agent Confirm with respect to such Loans (without any Exceptions noted thereon unless waived by the Facility Agent) all in form and substance acceptable to the Facility Agent;

(g)    Borrower shall have deposited to the Reserve Account an amount of cash such that the Reserve Account Amount is not less than the Reserve Account Required Amount;

(h)    the Termination Date shall not have occurred;

(i)    the Servicer shall have delivered an updated Loan Schedule including the Loans to be included in the Collateral Loans in connection with each Collection Period;

(j)    evidence that all fees to be received by the Facility Agent and each Lender on or prior to the Borrowing Date pursuant to the Placement Agent Fee Letter and the Lender Fee Letter have been received; and

(k)    the Borrower shall be in compliance with Section 5.04 of this Agreement and with all requirements of any Hedging Agreement then in effect.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01    Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date (and, in respect of clause (i) below, each date such information is provided by or on behalf of it), as follows:

(a)    Due Organization. The Borrower is a statutory trust duly organized and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b)    Due Qualification and Good Standing. The Borrower is in good standing in the State of Delaware. The Borrower is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification.

(c)    Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by the Borrower of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d)    Non-Contravention. None of the execution and delivery by the Borrower of this Agreement or the other Facility Documents to which it is a party, the Borrowings or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, (ii) conflict with or contravene (A) any Applicable Law in any material respect, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties or (iii) result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of the giving of notice or the passage of time (or both) would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any contractual obligation or any agreement or document to which it is a party or by which it or any of its assets are bound (or to which any such obligation, agreement or document relates).

(e)    Governmental Authorizations; Private Authorizations; Governmental Filings. The Borrower has obtained, maintained and kept in full force and effect all Governmental Authorizations and Private Authorizations which are necessary for it to properly carry out its business and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by the Borrower under this Agreement and the performance by the Borrower of its obligations under this Agreement, the other Facility Documents, and no material Governmental Authorization, Private Authorization or Governmental Filing which has not been obtained or made, is required to be obtained or made by it in connection with the execution and delivery by it of any Facility Document to which it is a party, the Borrowings by the Borrower under this Agreement, the pledge of the Collateral by each Borrower under this Agreement or the performance of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f)    Compliance with Agreements, Laws, Etc. The Borrower has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets, including, without limitation, all consumer lending, servicing and debt collection laws applicable to the Collateral Loans and its activities contemplated by the Facility Documents.

The Borrower has preserved and kept in full force and effect its legal existence. The Borrower has preserved and kept in full force and effect its rights, privileges, qualifications and franchises as they relate to the transactions contemplated by this Agreement, the other Facility Documents to which it is a party and its Constituent Documents. Without limiting the foregoing, (x) to the extent applicable, the Borrower is in compliance in all material respects with the regulations and rules promulgated by the U.S. Department of Treasury and/or administered by the U.S. Office of Foreign Asset Controls (“OFAC”), including U.S. Executive Order No. 13224, and other related statutes, laws and regulations (collectively, the “Subject Laws”), (y) Upstart Network has adopted internal controls and procedures reasonably designed to ensure its and its Subsidiaries’ continued compliance with the applicable provisions of the Subject Laws and to the extent applicable, will adopt procedures consistent with the PATRIOT Act and implementing regulations, and (z) to the knowledge of the Borrower (based on the implementation of their respective internal procedures and controls), no direct investor in the Borrower is a Person whose name appears on the “List of Specially Designated Nationals” and “Blocked Persons” maintained by the OFAC.

(g)    Location. The Borrower’s registered office and the jurisdiction of organization of the Borrower is the jurisdiction referred to in Section 4.01(a).

(h)    Investment Company Act. Borrower is not, and after giving effect to the transactions contemplated hereby, will not be required to register as an “investment company” within the meaning of the Investment Company Act or any successor statute. The transactions contemplated hereby do not (i) create an ownership interest in Borrower in favor of Facility Agent or the Lenders or (ii) cause Facility Agent or the Lenders to be a “sponsor” of Borrower, in each case for purposes of the Volcker Rule.

(i)    Information and Reports. The information, reports (including each Monthly Report and each calculation of the Class A Borrowing Base or Class B Borrowing Base), financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Facility Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Facility Documents or included herein or therein or delivered pursuant hereto or thereto (but excluding any projections, forward looking statements, budgets, estimates and general market data as to which the Borrower only represents and warrants that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time) are true, complete and accurate in every material respect. All written information furnished after the date hereof by or on behalf of the Borrower to the Facility Agent or any Lender in connection with this Agreement and the other Facility Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of the Borrower that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Facility Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Facility Agent or any Lender for use in connection with the transactions contemplated hereby or thereby.

(j)    ERISA. Neither the Borrower nor any member of the ERISA Group has, or during the past five years had, any liability or obligation with respect to any Plan or Multiemployer Plan.

(k)    Taxes. The Borrower has filed all income tax returns and all other tax returns which are required to be filed by it, if any, and has paid all taxes shown to be due and payable (taking into account extensions) on such returns, if any, or pursuant to any assessment by a valid taxing authority received by any such Person, except for any returns, taxes or assessments which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP.

(l)    Tax Status. For U.S. Federal income tax purposes, (i) the Borrower will not be treated as an association or publicly traded partnership taxable as a corporation and (ii) no election has been made or will be made under U.S. Treasury Regulation Section 301.7701-3 to cause the Borrower to be treated as an association taxable as a corporation.

(m)    Collections. The conditions and requirements set forth in Section 5.01(k) have been satisfied from and after the Closing Date. The Borrower has caused, or has caused the Servicer to deposit all Collections in respect of the Collateral directly into the Collection Account.    The address of the Account Bank, together with the account number of the Reserve Account and the Collection Account at the Account Bank and the Lockboxes, is listed on Schedule 4 hereto. No Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Reserve Account or the Collection Account, or the right to take dominion and control of the Reserve Account or the Collection Account at a future time or upon the occurrence of a future event. The Borrower has not assigned or granted an interest in any rights it may have in the Reserve Account or the Collection Account to any Person other than the Facility Agent. Each of the Reserve Account and the Collection Account is subject to an Account Control Agreement.

(n)    Plan Assets. The assets of the Borrower are not treated as “plan assets” for purposes of Section 3(42) of ERISA.

(o)    Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, the Borrower is and will be Solvent.

(p)    Representations Relating to the Collateral. The Borrower hereby represents and warrants that:

(i)    the Borrower or the Owner Trustee on the Borrower’s behalf owns and has legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien, claim or encumbrance of any person, other than Permitted Liens;

(ii)    other than Permitted Liens, the Borrower has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. The Borrower has not authorized the filing of and is not aware of any financing statements against the Borrower that include a description of collateral covering the Collateral other than any financing statement relating to the security interest granted to the Facility Agent hereunder or that has been terminated; and the Borrower is not aware of any judgment, PBGC liens or tax lien filings against the Borrower;

(iii)    the Collateral (other than the Related Documents) constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), instruments (as defined in

Section 9-102(a)(47) of the UCC), general intangibles (as defined in Section 9-102(a)(42) of the UCC), uncertificated securities (as defined in Section 8-102(a)(18) of the UCC), certificated securities or security entitlements to financial assets resulting from the crediting of financial assets to a “securities account” (as defined in Section 8-501(a) of the UCC), or in each case, the proceeds thereof or supporting obligations related thereto;

(iv)    each of the Reserve Account and the Collection Account constitutes a “deposit account” under Section 9-102(a)(2) of the UCC;

(v)    this Agreement creates a valid, continuing and, upon delivery of Collateral, filing of the financing statement referred to in clause (vii) and execution of the applicable Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Facility Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other liens (other than Permitted Liens), claims and encumbrances and is enforceable as such against creditors of and purchasers from the Borrower;

(vi)    the Borrower has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Facility Agent of its interest and rights in such Collateral;

(vii)    with respect to Collateral that constitutes accounts or general intangibles, the Borrower has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Facility Agent, for the benefit and security of the Secured Parties, hereunder (which the Borrower hereby agree may be an “all asset” filing);

(viii)    each Collateral Loan and each Loan included in the calculation of the Class A Borrowing Base or Class B Borrowing Base on any date, is an Eligible Loan; and

(ix)    each Loan was sold to the Borrower by the Original Seller for a price not less than fair market value.

(q)    No Litigation. (i) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the Borrower, threatened, against the Borrower or the property of the Borrower in any court, or before any arbitrator of any kind, or before or by any Governmental Authority and (ii) the Borrower is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Facility Document or any action to be taken by the Borrower in connection herewith or therewith, (B) seeks to prevent the grant of any Collateral by the Borrower to the Facility Agent, the ownership or acquisition by the Borrower of the Collateral Loans or the consummation of any of the transactions contemplated by this Agreement or any other Facility Document, (C) seeks any determination or ruling that, in the reasonable judgment of the Borrower, would materially and adversely affect the performance by the Borrower of its obligations under this Agreement or any other Facility Document or the validity or enforceability of this Agreement or any other Facility Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect. The Borrower is not in default with respect to any order of any court, arbitrator or Governmental Authority.

(r)    No Trade Names. The Borrower has no, and has not used any, trade names, fictitious names, assumed names or “doing business as” names.

(s)    Ownership. All of the Equity Interests in the Borrower are validly issued and directly owned of record by Upstart Network; Upstart Network has no obligation to make further payments for the purchase of such Equity Interests or contributions to the Borrower solely by reason of its ownership of such Equity Interests, and there are no options, warrants or other rights to acquire any Equity Interests in the Borrower.

(t)    Payments to Original Seller. With respect to each Collateral Loan, the Borrower shall have (i) received such Collateral Loan as a contribution to the capital of the Borrower by the Original Seller or (ii) purchased such Collateral Loan from the Original Seller in exchange for payment (made by the Original Seller in accordance with the provisions of the Loan Sale Agreement) in an amount which constitutes fair consideration and reasonably equivalent value. No such sale shall have been made for or on account of an antecedent debt owed by the Original Seller to the Borrower and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(u)    [Reserved].

(v)    Material Adverse Effect. No Material Adverse Effect has occurred which has not been waived in accordance with Section 12.01(b).

(w)    Absence of Certain Events. No Accelerated Amortization Event, Unmatured Event of Default, Event of Default, Backup Servicer Event of Default, Unmatured Backup Servicer Event of Default, Servicer Event of Default or Unmatured Servicer Event of Default has occurred or is continuing.

(x)    Tax. The Advances are in “registered form” within the meaning of Treas. Reg. 5f.103-1(c).

ARTICLE V

COVENANTS

SECTION 5.01    Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Collection Date:

(a)    Compliance with Agreements, Laws, Etc. It shall (i) duly observe, comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, including, without limitation, all consumer lending, servicing and debt collection laws applicable to the Collateral Loans and its activities and obligations as contemplated by the Facility Documents, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises (including, without limitation, all consumer lending, servicing and debt collection licenses or qualifications applicable to the Collateral Loans and its activities contemplated by the Facility Documents), except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document and in all material respects with its Constituent Documents to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary or appropriate to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents, its Constituent Documents and the Related Documents to which it is a party, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(b)    Enforcement. (i) It shall not take any action, and will use commercially reasonable efforts not to permit any action to be taken by others, that would release any Person from any of such Person’s covenants or obligations under any instrument included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (x) amendments to Related Documents that govern Defaulted Collateral Loans or Ineligible Collateral Loans or that are otherwise reasonably deemed by the Servicer to be necessary, immaterial, or beneficial, taken as a whole, to the Borrower and (y) enforcement actions taken or work-outs with respect to any Defaulted Collateral Loan by the Servicer in accordance with the provisions hereof, (C) Permitted Loan Modifications, (D) actions by the Servicer under this Agreement and in conformity with this Agreement or as otherwise required hereby and (E) a requirement by Applicable Law or by the terms of the Related Documents.

(i)    The Borrower will punctually perform, and use its reasonable commercial efforts to cause the Servicer to perform, all of their obligations and agreements contained in this Agreement or any other Facility Document.

(c)    Further Assurances. The Borrower will take such reasonable action from time to time as shall be necessary to ensure that all assets (including the Reserve Account and the Collection Account but excluding funds released to the Borrower for its own account pursuant to the Priority of Payments) of the Borrower constitute “Collateral” hereunder. The Borrower will, and promptly upon the reasonable request of the Facility Agent or the Required Lenders (through the Facility Agent) shall, at the Borrower’s expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Facility Agent’s first priority perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens), including all further actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents. Subject to Section 7.02, and without limiting its obligation to maintain and protect the Facility Agent’s first priority security interest in the Collateral, the Borrower authorizes the Facility Agent to file or record financing statements (including financing statements describing the Collateral as “all assets” or the equivalent) and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as are necessary to perfect the security interests of the Facility Agent under this Agreement under each method of perfection required herein with respect to the Collateral, provided, that the Facility Agent does not hereby assume any obligation of the Borrower to maintain and protect its security interest under this Section 5.01 or Section 7.07. The Borrower will, in connection therewith, deliver such proof of corporate action, incumbency of officers or other documents as are reasonably requested by the Facility Agent to evidence appropriate authority of the officers signing or authorizing any such documents, instruments or filings.

(d)    Other Information. It shall provide to the Facility Agent and each Lender or cause to be provided to the Facility Agent and each Lender:

(i)    as soon as possible, and in any event within three Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of an Unmatured Event of Default, Event of Default, Unmatured Servicer Event of Default, Servicer Event of Default, Unmatured Backup Servicer Event of Default, Backup Servicer Event of Default, Accelerated Amortization Event or any event which could reasonably be expected to have a Material Adverse Effect, a certificate of a Responsible Officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

(ii)    from time to time such additional information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of the Class A Borrowing Base, the Class B Borrowing Base, any Borrowing Base Deficiency, the Cumulative Default Ratio, the Loan Delinquency Ratio and the Net Interest Margin) as the Facility Agent or the Required Lenders (through the Facility Agent) may request if reasonably available to the Borrower;

(iii)    promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any communications with all Governmental Authorities or any Multiemployer Plan with respect to such ERISA Event;

(iv)    promptly after the occurrence thereof, notice of any Permitted Loan Modification; and

(v)    promptly after the occurrence thereof, notice of any amendment to the Cross River Bank Loan Sale Agreement or loan sale agreement with any other Approved Loan Originator.

(e)    Access to Records and Documents; Audit Rights. As often as the Facility Agent or any Lender may reasonably request but subject to the limitations set forth below, upon reasonable advance notice and during normal business hours, it shall permit the Facility Agent, jointly with, at the request of any Lender, such Lender (or any Person designated by the Facility Agent or such Lender including any consultants, accountants, lawyers and appraisers) to (x) visit and inspect and make copies thereof at reasonable intervals of (i) the Borrower’s books, records and accounts relating to its business, financial condition, operations, assets, the Collateral and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) all of its Related Documents, in each case, for the avoidance of doubt, access to each electronic portal maintained by the Servicer upon which any Related Documents or any other records relating to the Collateral Loans or other Collateral may be posted and the ability to review and access to any payment history with respect to the Collateral that any of the Borrower or the Servicer may have access to through an electronic portal or otherwise and (y) to conduct evaluations and appraisals of the Borrower’s computation of the Class A Borrowing Base and Class B Borrowing Base and the assets included in the Class A Borrowing Base or Class B Borrowing Base and the components of the Monthly Reports (including cash receipt and application and calculation of ratios). Notwithstanding the foregoing, the Facility Agent shall not have access to the source code for Servicer’s proprietary pricing algorithm. For the avoidance of doubt, any information obtained or disclosed to the Facility Agent with respect to Servicer’s pricing model shall be treated as confidential information of Servicer in accordance with Section 12.09. All Persons entitled to jointly visit and inspect or audit any of the Borrower’s records or reports with the Facility Agent under this clause (e) may only exercise such rights under this clause (e) collectively, twice during any fiscal year of the Borrower, or at any time in the sole discretion of the Facility Agent following the occurrence of an Unmatured Event of Default or an Event of Default which remains continuing. The Borrower shall be responsible for the costs and expenses for two such visits per calendar year (such costs and expenses not to exceed $75,000 in any calendar year or $100,000 in a calendar year for which a visit or inspection has resulted in material findings), unless an Unmatured Event of Default or an Event of Default has occurred, in which case Borrower shall be responsible for all costs and expenses for each such visit. The Borrower shall also consult with the Facility Agent (or any Person designated by the Facility Agent) in connection with any exercise of any similar inspection rights granted to it with respect to the Servicer, the Original Seller or any Approved Loan Originator, and will use commercially reasonable efforts to have the findings of any such inspection provided directly to the Facility Agent and each Lender, or will promptly provide any such findings provided to it in connection with the exercise of such inspection rights to the Facility Agent and each Lender. In the event the Borrower has not exercised any such inspection rights granted to it, the Facility Agent may, or at the direction of any Lender shall, request the Borrower exercise such rights, and the Borrower will comply with any such reasonable request to exercise inspection and audit rights. Borrower shall require the Servicer (solely with respect to the servicing of the Loans), the Backup Servicer and Verification Agent to cooperate with Facility Agent and its representatives in connection with any inspections or audits requested by Facility Agent.

(f)    Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely, (1) to the extent there are amounts outstanding and payable under the UNI Credit Agreement, including outstanding “Loans” as defined in the UNI Credit Agreement, to repay any such outstanding “Loans” and amounts payable to Upstart Network or (2) to the extent there are no amounts payable under the UNI Credit Agreement:

(i)    to fund or pay the purchase price of Collateral Loans (other than Ineligible Collateral Loans) acquired by the Borrower in accordance with the terms and conditions set forth herein or for general corporate purposes, or to reimburse itself for any such payments made prior to the Closing Date or the applicable Borrowing Date;

(ii)    to purchase any Hedging Agreements required pursuant to Section 5.04;

(iii)    to fund distributions to the Beneficial Owners provided that (A) no Unmatured Event of Default or Event of Default has occurred and remains continuing at the time of such distributions, and (B) such distributions would not result in the occurrence of an Unmatured Event of Default or Event of Default; and

(iv)    for such other legal and proper purposes as are consistent with all Applicable Laws, the Facility Documents, the Program Documents and the Constituent Documents.

Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g)    [Reserved].

(h)    Notice of Proceedings. It shall provide written notice to the Facility Agent and each Lender of the occurrence of any proceeding, action, litigation or investigation pending before any Governmental Authority, or, to the actual knowledge of the Borrower, any non-frivolous threat thereof against the Borrower or the Servicer, which, if such threatened action is by an Obligor, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Borrower or the Servicer, within five (5) Business Days of the occurrence of any such pending proceeding, action, litigation or investigation or within five (5) Business Days upon becoming aware of any such non-frivolous threat of such proceeding, action, litigation or investigation.

(i)    No Other Business. The Borrower shall not engage in any business or activity other than those expressly contemplated by its Constituent Documents and this Agreement, and activities incidental thereto.

(j)    Tax Matters. The Borrower shall (and each Lender hereby agrees to) treat the Advances as debt for U.S. Federal income tax purposes and will take no contrary position, except as required by Applicable Law.

(k)    Collections. The Borrower shall, or shall cause the Servicer to, cause all Interest Proceeds, Principal Proceeds and all other payments in respect of the Collateral to be deposited into the Collection Account. The Borrower shall, or shall cause the Servicer to, ensure that no Person, other than as contemplated by and subject to this Agreement, has been granted dominion and control of the Reserve Account or the Collection Account, or the right to take dominion and control of the Reserve Account or the Collection Account at a future time or upon the occurrence of a future event. The Borrower shall cause each of the Reserve Account and the Collection Account to be subject at all times to an Account Control Agreement.

(l)    Priority of Payments. The Borrower shall ensure all Collections are applied solely in accordance with Section 9.01 and the other provisions of this Agreement.

(m)    Keeping of Records and Books of Account. The Borrower shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing the Collateral Loans in the event of the destruction of the originals thereof) and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records and other information reasonably necessary for the collection of all Collateral Loans, and in which timely entries are made in accordance with GAAP. Such books and records shall include, without limitation, records adequate to permit the daily identification of each new Collateral Loans and all Collections of and adjustments (if any) to each existing Collateral Loan

(n)    Collateral Administration.

(A)    It agrees to deliver, or cause to be delivered, to the E-Vault Provider and Verification Agent, prior to each Borrowing Date, the Loan Documents for each Loan that is to be added to the Collateral in connection with such Borrowing. All Loans and Related Documents constituting Collateral, shall, regardless of their location, be deemed to be under Facility Agent’s dominion and control and deemed to be in Facility Agent’s possession. Borrower shall cooperate fully with Facility Agent in an effort to facilitate and promptly conclude each verification process relating to the Loan Documents to be completed by the Verification Agent pursuant to the terms of the Collateral Verification Agreement. In addition to any provision of any Facility Document, the Facility Agent shall have the right at all times after the occurrence and during the continuance of an Event of Default (i) to notify Obligors and/or Servicer that all Collateral Loans including, if to Obligors, their Loans have been assigned to Facility Agent and that all collections from such Loans shall be paid directly to Facility Agent, for the benefit of itself and the Lenders, and (ii) to charge Borrower for any collection costs and expenses, including reasonable attorney’s fees, incurred by Facility Agent.

(B)    It shall, or shall require the Servicer, the Backup Servicer, the Verification Agent and the E-Vault Provider to, as applicable, to keep accurate and complete records of the Collateral and all payments and collections thereon and shall submit such records to the Facility Agent on such periodic basis as Facility Agent may request in its reasonable discretion.

(C)    It shall, or shall require the Servicer, the Backup Servicer, the E-Vault Provider and the Verification Agent to, upon the receipt of written notice from Facility Agent following the occurrence and continuation of an Event of Default, cooperate with Facility Agent, and shall require the Servicer, the Backup Servicer, the E-Vault Provider and the Verification Agent to cooperate with Facility Agent, as applicable, if Facility Agent elects to attach or associate in electronic format a legend, stamp, notation or other identification to all or any portion of the Related Documents to evidence the pledge thereof to Facility Agent, such legend, stamp, notation or other identification shall be in form and substance acceptable to Facility Agent in its sole discretion.

(D)    It agrees to, and to use reasonable efforts to cause the Seller, the Backup Servicer, the Verification Agent, the E-Vault Provider and/or the Servicer to, take all applicable protective actions to prevent destruction of records pertaining to the Collateral in accordance with the Servicing Agreement, the Backup Servicing Agreement, the Collateral Verification Agreement and/or the ECCA. The Facility Agent at all times shall have the right to access and review any and all Loan Documents or Related Documents in the Borrower’s, the E-Vault Provider’s, the Seller’s, the Backup Servicer’s and/or the Servicer’s possession, as applicable, and any and all data and other information relating to the Loan Documents or Related Documents as may from time to time be input to or stored within the Borrower’s, the E-Vault Provider’s, the Seller’s, the Backup Servicer’s or the Servicer’s computers and/or computer records including, without limitation, diskettes, tapes and other computer software and computer systems.

SECTION 5.02    Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Final Collection Date:

(a)    Restrictive Agreements. It will not enter into or assume any agreement (other than this Agreement and the other Facility Documents) prohibiting the creation or assumption of any Lien upon the Collateral except as contemplated by the Facility Documents, or otherwise prohibiting or restricting any transaction contemplated hereby or by the other Facility Documents.

(b)    Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger or consolidation (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations).

(c)    Amendments to Constituent Documents, etc. Without the consent of the Facility Agent and solely for purposes of clause (i) a Majority of the Class A Lenders and a Majority of the Class B Lenders, (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents; provided that with respect to any amendment or modification of its Constituent Documents that could not reasonably be expected to adversely affect the rights of the Facility Agent or any Lender hereunder, the consent of the Facility Agent, Class A Lenders and Class B Lenders shall not be unreasonably delayed or withheld, and (ii) it will not amend, modify, terminate or waive any term or provision in any Facility Document (other than in accordance with any provision thereof requiring the consent of the Facility Agent or all or a specified percentage of the Lenders).

(d)    ERISA. It shall not establish any Plan or Multiemployer Plan.

(e)    Liens. It shall not create, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f)    Margin Requirements. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g)    Restricted Payments. It shall not make, directly or indirectly, any Restricted Payment (whether in the form of cash or other assets) or incur any obligation (contingent or otherwise) to do so; provided, however, that the Borrower shall be permitted to make Restricted Payments from funds distributed to it pursuant to (i) the Priority of Payments and (ii) Section 5.01(f)(iii).

(h)    Changes to Filing Information. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless it gives thirty (30) days’ prior written notice to the Facility Agent and the Lenders and takes all actions necessary to protect and perfect the Facility Agent’s perfected security interest in the Collateral and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements that are necessary to perfect the security interests of the Facility Agent under this Agreement under each method of perfection required herein with respect to the Collateral (and shall provide copy of such amendments to the Facility Agent).

(i)    Investment Company Restriction. It shall not become required to register as an “investment company” under the Investment Company Act.

(j)    Subject Laws. It shall not utilize directly or indirectly the proceeds of any Advance for the benefit of any Person whose name appears on the List of Specially Designated Nationals and Blocked Persons maintained by OFAC, and shall maintain internal controls and procedures designed to ensure its continued compliance with the applicable provisions of the Subject Laws.

(k)    No Claims Against Advances. It shall not claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Advances or assert any claim against any present or future Lender, by reason of the payment of any taxes levied or assessed upon any part of the Collateral; provided that, for the avoidance of doubt, a deduction of present or future Taxes in respect of Advances that may be required by Applicable Law shall not be a breach of this covenant (it being understood that any such deduction shall remain subject to the provisions of section 12.03 hereof).

(l)    Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification and expense reimbursement and similar provisions under the Related Documents. The Borrower shall not acquire any Loans or other property other than as expressly permitted hereunder and pursuant to the Loan Sale Agreement.

(m)    Validity of this Agreement. It shall not (i) permit the validity or effectiveness of this Agreement or any grant of Collateral hereunder to be impaired, or permit the lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Agreement and (ii) except as permitted by this Agreement, take any action that would permit the Lien of this Agreement not to constitute a valid first priority security interest in the Collateral (subject to Permitted Liens).

(n)    Subsidiaries. It shall not have or permit the formation of any subsidiaries.

(o)    Name. It shall not conduct business under any name other than its own.

(p)    Employees. It shall not have any employees (other than officers and directors to the extent they are employees).

(q)    Non-Petition. The Borrower shall not be party to any agreements under which they have any material obligations or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party).

(r)    Accounts. The Borrower shall not assign or grant an interest in any of its rights, title and interest in the Reserve Account or the Collection Account or give “control” (within the meaning of Section 9-104 of the UCC) of the Reserve Account or the Collection Account to any Person other than the Facility Agent.

SECTION 5.03    Certain Undertakings Relating to Separateness.

(a)    Without limiting any, and subject to all, other covenants of the Borrower contained in this Agreement, the Borrower shall conduct its business and operations separate and apart from that of any other Person (including its Beneficial Owners, the Servicer and their respective Affiliates) and in furtherance of the foregoing, the Borrower shall:

(1)    not become involved in the day-to-day management of any other Person;

(2)    not permit the Beneficial Owners or any Affiliate to become involved in the day-to-day management of the Borrower, except as permitted hereunder or in the capacity of acting as the administrator of the Borrower to the extent provided in the Facility Documents and the Borrower Trust Agreement;

(3)    not engage in transactions with any other Person other than those activities permitted by the Borrower Trust Agreement, the Facility Documents and matters necessarily incident or ancillary thereto;

(4)    observe all formalities required of a statutory trust under the laws of the State of Delaware;

(5)    maintain separate trust records and books of account from any other Person;

(6)    except to the extent otherwise permitted by the Facility Documents, maintain its assets separately from the assets of any other Person (including through the maintenance of a separate bank account) in a manner that is not costly or difficult to segregate, identify or ascertain such assets;

(7)    maintain separate financial statements (or if part of a consolidated group, then it will show as a separate member of such group), books and records from any other Person;

(8)    allocate and charge fairly and reasonably any overhead shared with Affiliates;

(9)    shall (i) not sell, lease or otherwise transfer any property or assets to (other than in accordance with Section 5.02(g)), or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates (including, without limitation, sales of Defaulted Collateral Loans and other Collateral Loans) except as expressly contemplated by this Agreement and the other Facility Documents, unless such transaction is upon terms no less favorable to the Borrower than they would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision) and (ii) transact all business with Affiliates on an arm’s length basis and pursuant to written, enforceable agreements, except to the extent otherwise provided in the Facility Documents.

(10)    not assume, pay or guarantee any other Person’s obligations or advance funds to any other Person for the payment of expenses or otherwise, except pursuant to the Facility Documents;

(11)    conduct all business correspondence of the Borrower and other communications in the Borrower’s own name, and use separate stationery, invoices, and checks;

(12)    not act as an agent of any other Person in any capacity except pursuant to contractual documents indicating such capacity and only in respect of transactions permitted by the Borrower Trust Agreement, the Facility Documents and matters necessarily incident thereto;

(13)    not act as an agent of any Beneficial Owner, and not permit any Beneficial Owner or agent of the Beneficial Owner to act as its agent, except for any agent to the extent permitted under the Borrower Trust Agreement and the Facility Documents, including the Administrator of the Borrower hereunder;

(14)    correct any known misunderstanding regarding the Borrower’s separate identity from any Beneficial Owner;

(15)    not permit any Affiliate of the Borrower to guarantee, provide indemnification for, or pay its obligations, except for any indemnities and guarantees in connection with any Facility Documents or any consolidated tax liabilities, or except as permitted by the Borrower Trust Agreement;

(16)    compensate its consultants or agents, if any, from its own funds;

(17)    except for invoicing for collections and servicing of the Collateral Loans, share any common logo with or hold itself out as or be considered as a department or division of (a) any general partner, shareholder, principal, member or Affiliate of a Beneficial Owner, (b) any Affiliate of a general partner, shareholder, principal or member of a Beneficial Owner, or (c) any other Person;

(18)    maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; and

(19)    cause the agents and other representatives of the Borrower, if any, to act at all times with respect to the Borrower consistently and in furtherance of the foregoing.

SECTION 5.04    Hedging Requirements.

(a)    At all times after the Hedge Commencement Date, at the direction of the Facility Agent, the Borrower shall be Fully Hedged.

(b)    Within thirty (30) days after (i) the occurrence of any event defined as an “Event of Default” or “Termination Event” in a Hedging Agreement with respect to the Hedge Counterparty or (ii) a Hedge Counterparty (other than any Lender or any of its Affiliates) ceasing to satisfy the minimum rating requirements set forth in the definition of “Eligible Hedge Counterparty,” the Borrower shall cause such Hedge Counterparty to assign its obligations under the Hedging Agreement to a new Hedge Counterparty which satisfies the requirements set forth in the definition of “Eligible Hedge Counterparty.”

(c)    As additional security hereunder, the Borrower has granted to the Facility Agent a security interest in all right, title and interest of Borrower in the Hedge Collateral. The Borrower acknowledges that, as a result of that assignment, the Borrower may not, without the prior written consent of the Facility Agent, exercise any rights under any Hedging Agreement or Hedge Transaction, except for (i) the Borrower’s right under any Hedging Agreement to enter into Hedge Transactions in order to meet the Borrower’s obligations hereunder and (ii) so long as Deutsche Bank AG, New York Branch is the Hedge Counterparty related thereto, the Borrower’s right to terminate a Hedge Transaction. Nothing herein shall have the effect of releasing the Borrower from any of its obligations under any Hedging Agreement or any Hedge Transaction, nor be construed as requiring the consent of the Facility Agent or any Secured Party for the performance by the Borrower of any such obligations.

(d)    All reasonable and documented costs and expenses (including reasonable legal fees and disbursements) incurred by the Facility Agent and the Lenders incurred with each Hedge Transaction shall be paid by the Borrower.

(e)    On or prior to the effective date of any Hedge Transaction with an Eligible Hedge Counterparty which is not Deutsche Bank Securities Inc. or Deutsche Bank AG, London Branch, the Borrower shall establish and thereafter maintain a segregated trust account in the name of the Borrower with respect to each Hedge Counterparty (a “Hedge Counterparty Collateral Account”) with an Eligible Institution in trust and for the benefit of the Lenders and the related Hedge Counterparty. In the event that pursuant to the terms of the applicable Hedging Agreement, the related Hedge Counterparty is required to deposit cash or securities as collateral to secure its obligations (“Swap Collateral”), the Borrower shall deposit all Swap Collateral received from the Hedge Counterparty into the Hedge Counterparty Collateral Account. All sums on deposit and securities held in any Hedge Counterparty Collateral Account shall be used only for the purposes set forth in the related credit support annex (“Credit Support Annex”) to the Hedging Agreement. The only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, a Hedge Counterparty Collateral Account shall be (i) for application to the obligations of the applicable Hedge Counterparty under the related Hedging Agreement in accordance with the terms of the Credit Support Annex and (ii) to return collateral to the Hedge Counterparty when and as required by the Credit Support Annex. Amounts on deposit in each Hedge Counterparty Collateral Account shall be invested at the written direction of the related Hedge Counterparty, and all investment earnings actually received on amounts on deposit in a Hedge Counterparty Collateral Account or distributions on securities held as Swap Collateral shall be distributed to the related Hedge Counterparty in accordance with the terms of the related Credit Support Annex. Any amounts applied by the Borrower to the obligations of the Hedge Counterparty under the Hedging Agreement in accordance with the terms of the Credit Support Annex shall constitute Hedge Receipts and be deposited in the Collection Account and applied in accordance with Section 2.06(a) of this Agreement. The Borrower agrees to give the Hedge Counterparty prompt notice if it obtains knowledge that the Hedge Counterparty Collateral Account or any funds on deposit therein or otherwise to the credit of the Hedge Counterparty Collateral Account, shall or have become subject to any writ, order, judgment, warrant of attachment, execution or similar process.

SECTION 5.05    Risk Retention Requirements. Upstart Network represents and undertakes, to the Facility Agent and each Lender that is required to comply with the Retention Requirements, that, until the Final Collection Date, it shall:

(a)    on an ongoing basis hold and maintain the Retained Interest in the form of a first loss tranche by directly holding the equity certificate representing the 100% beneficial ownership interest in the Borrower;

(b)    not sell or subject the Retained Interest to any hedge, credit risk mitigation, pledge or any short positions in a manner that would be contrary to the Retention Requirements;

(c)    confirm to the Servicer that it continues to comply with subsection (a) and (b) above:

(i)    for the purpose of the confirmation in each Monthly Report (as detailed below);

(ii)    in the event of a material change in the anticipated value of the Pool Balance or the risk characteristics of the Loans or any breach of the Facility Documents, as reasonably requested by the Facility Agent; and

(iii)    upon the occurrence of any Event of Default;

(d)    provide notice promptly to each such Lender in the event it has breached subsections (a) or (b) above;

(e)    notify such Lender of any change to the form of retention of the Retained Interest; and

(f)    upon the written request of the Lender, at the cost of such Lender and subject to any applicable duty of confidentiality or other legal or regulatory constraint, provide all information which such Lender would reasonably request in order for such Lender to comply with its obligations under the Retention Requirements.

The Servicer shall include in each Monthly Report verification that Upstart Network has confirmed that, as of the date of such Monthly Report, it (A) continues to hold the Retained Interest as set out in subsection (a) above on the date of such Monthly Report, and (B) has not sold or subjected the Retained Interest to hedge, any credit risk mitigation, pledge or any short positions in a manner that would be contrary to the Retention Requirements.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01     Events of Default. “Event of Default”, wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    a default in the payment, when due and payable, of the principal of, or any interest on any Advance or any other payment or deposit required to be made hereunder or under any Facility Documents and such default shall continue unremedied for a period of two (2) Business Days or the failure to reduce the Advances to $0 on the Final Maturity Date; or

(b)    (i) the Facility Agent shall fail to have a first priority perfected security interest in any Collateral or (ii) any Lien securing any obligation under any Facility Document shall, in whole or in part cease to be a first priority perfected security interest of the Facility Agent except as otherwise expressly permitted in accordance with the applicable Facility Documents and except Permitted Liens; or

(c)    the failure of any representation or warranty of the Borrower or Upstart Network made in this Agreement, in any other Facility Document or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith to be correct in each case in all material respects when the same shall have been made (except to the extent any such representation or warranty is already qualified by materiality, in which case such representation and warranty shall be true and correct in all respects) and, if such failure is capable of being cured, such failure shall remain uncured for a period in excess of thirty (30) days after the earlier of (x) written notice to the Borrower or Upstart Network, as applicable (which may be by email) by the Facility Agent or a Lender (with a copy to the Facility Agent) and (y) actual knowledge of the Borrower or Upstart Network, as applicable; provided, that no breach shall be deemed to occur in respect of any representation or warranty relating to the eligibility of the Collateral Loans if the Original Seller has repurchased such Collateral Loan in accordance with the provisions of the Loan Sale Agreement;

(d)    any failure on the part of the Borrower or Upstart Network, as applicable, to duly observe or perform any of its covenants or agreements set forth in this Agreement or any other Facility Document and the continuation of such failure for a period of thirty (30) days following the earlier of (x) written notice to the Borrower or Upstart Network, as applicable (which may be by email) by Facility Agent or a Lender (with a copy to the Facility Agent) and (y) actual knowledge of the Borrower or Upstart Network, as applicable; or

(e)    (i) one or more final nonappealable judgments shall be entered against, or settlements by, Upstart Network or any of its Subsidiaries (other than the Borrower or any Securitization Vehicle) by a court of competent jurisdiction assessing monetary damages in excess of $5,000,000 in the aggregate and such judgment shall remain unpaid, unsatisfied, unvacated, unbonded or unstayed for a period in excess of thirty (30) days (excluding any judgments covered by insurance or subject to third party indemnification) or (ii) one or more judgments or orders for the payment of an amount or adverse rulings shall be rendered against the Borrower that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and such judgment or ruling shall remain unpaid, unsatisfied, unvacated, unbonded or unstayed for a period in excess of thirty (30) days (excluding any judgments covered by insurance or subject to third party indemnification); or

(f)    an Insolvency Event with respect to the Borrower or Upstart Network; or

(g)    (i) (A) a Backup Servicer Event of Default shall have occurred and be continuing or (B) the Backup Servicing Agreement is terminated or ceases, for any reason, to be in full force and effect and (ii) (x) such Backup Servicer Event of Default has not been waived by the Borrower with the written consent of the Facility Agent or (y) a successor Backup Servicer reasonably acceptable to the Facility Agent (with the consent of a Majority of the Class A Lenders and a Majority of the Class B Lenders such consents not to be unreasonably withheld) is not appointed within ten (10) Business Days following the date of any event described in the preceding clause (i); or

(h)     (i) a Servicer Event of Default shall have occurred and be continuing or (ii) the Servicing Agreement is terminated or ceases, for any reason, to be in full force and effect; or

(i)    a Change of Control occurs; or

(j)    a Class A Borrowing Base Deficiency or Class B Borrowing Base Deficiency shall exist and such condition shall continue unremedied for two (2) Business Days following the relevant test date; or

(k)    the Borrower becomes an investment company required to be registered under the Investment Company Act; or

(l)    failure of the Borrower to comply with its obligations under Sections 5.04, and such failure shall continue for a period of fifteen (15) days; or

(m)    any of the following events shall occur:

(i)    any Facility Document shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any of the Borrower, the Servicer, the E-Vault Provider, the Verification Agent, the Backup Servicer, the Original Seller or Upstart Network;

(ii)    the Borrower, the Original Seller, any Servicer or Upstart Network or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or the creation, perfection or priority of any Lien purported to be created thereunder;

(iii)    (A) the Cross River Bank Loan Sale Agreement (or any similar document pursuant to which Collateral Loans were purchased from Cross River Bank) shall with respect to any Collateral Loan (except in accordance with its terms or with the consent of the Facility Agent and a Majority of the Class A Lenders and a Majority of the Class B Lenders) terminate, cease to be effective or any obligations thereunder (except those that terminate in accordance with its terms) cease to be the legally valid, binding and enforceable obligation of Cross River Bank or (B) Cross River Bank shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of the Cross River Bank Loan Sale Agreement (or any similar document pursuant to which Collateral Loans were purchased from Cross River Bank) or the creation, perfection or priority of any Lien purported to be created thereunder;

(iv)    (A) the loan sale agreement between the Original Seller and any other Approved Loan Originator (or any similar document pursuant to which Collateral Loans were purchased from such other Approved Loan Originator) shall with respect to any Collateral Loan (except in accordance with its terms or with the consent of the Facility Agent and a Majority of the Class A Lenders and a Majority of the Class B Lenders) terminate, cease to be effective or any obligations thereunder (except those that terminate in accordance with its terms) cease to be the legally valid, binding and enforceable obligation of such other Approved Loan Originator or (B) an Approved Loan Originator (other than Cross River Bank) shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of the loan sale agreement between the Original Seller and such Approved Loan Originator (or any similar document pursuant to which Collateral Loans were purchased from such other Approved Loan Originator) or the creation, perfection or priority of any Lien purported to be created thereunder;

(n)    any failure on the part of Upstart Network to duly observe or perform any of its covenants or agreements set forth in the Upstart Indemnity Agreement or any other Facility Document to which it is a party, and the continuation of such failure for a period of thirty (30) days after the earlier of (i) written notice to Upstart Network by the Facility Agent or a Lender (with a copy to the Facility Agent) and (ii) actual knowledge of Upstart Network;

(o)    Upstart Network or any of its Subsidiaries (other than the Borrower or any Securitization Vehicle) shall fail to pay any principal of or premium or interest on any indebtedness having a principal amount of $5,000,000 or greater, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness and shall not be waived by the requisite holders of such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness of Upstart Network or any of its Subsidiaries (other than the Borrower or any Securitization Vehicle), as applicable, or any other event shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to prepay, redeem, purchase or defease such indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(p)    the IRS shall file notice of a Lien pursuant to Section 6323 of the Code with regard to any assets of Upstart Network or the Borrower and such Lien shall not have been released within ten (10) Business Days, or the PBGC shall file notice of a Lien pursuant to Section 4068 of ERISA with regard to any of the assets of Upstart Network or the Borrower and such Lien shall not have been released within ten (10) Business Days;

(q)    a notice of termination with respect to any Account Control Agreement shall have been delivered, or a termination of any Account Control Agreement shall have otherwise occurred, and a replacement Account Control Agreement or Account Control Agreement in form and substance reasonably satisfactory to the Facility Agent and the Required Lenders shall not have been executed within thirty (30) days;

(r)    the occurrence of a Key Man Event prior to the Key Man Termination Date;

(s)    the E-Vault Provider under the ECCA shall have been terminated pursuant to the terms thereof and a successor consented to by Facility Agent in writing (such consent not to be unreasonably withheld) is not appointed, or does not assume the obligations of, E-Vault Provider under the ECCA within 30 days of such termination;

(t)    the Verification Agent under the Collateral Verification Agreement shall have been terminated pursuant to the terms thereof and a successor consented to by Facility Agent in writing (such consent not to be unreasonably withheld) is not appointed, or does not assume the obligations of, Verification Agent under the Collateral Verification Agreement within 30 days of such termination;

(u)    on any Payment Date, after giving effect to the allocation of funds pursuant to Section 9.1, the amount on deposit in the Reserve Account is less than the Reserve Account Required Amount and such deficiency is not cured within two (2) Business Days;

(v)    the occurrence of any of the following:

(i)    a Level II Cumulative Default Ratio Event;

(ii)    the Loan Delinquency Ratio for any Collection Period shall be greater than 4.75%;

(iii)    the Net Interest Margin for any Collection Period shall be less than -2.00% as of any date of determination.

SECTION 6.02    Remedies upon an Event of Default.

(a)    Promptly, but not later than two (2) Business Days after a Responsible Officer of the Borrower obtains knowledge of the occurrence of an Unmatured Event of Default or an Event of Default, the Borrower shall notify the Facility Agent, specifying the specific Unmatured Event(s) of Default or Event(s) of Default that occurred as well as all other Events of Default that are then known to be continuing.

(b)    Upon the occurrence and during the continuation of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Facility Agent may, or at the direction of a Majority of the Class A Lenders or a Majority of the Class B Lenders shall, by notice to the Borrower and each Lender, declare the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (f) of Section 6.01, the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

(c)    Upon the occurrence of an Event of Default and during the continuation, the Facility Agent at the direction of the Required Lenders, shall (i) instruct the Borrower to deliver any or all of the Collateral, the Related Documents and any other documents relating to the Collateral to the Facility Agent or its designees and otherwise give all instructions for the Borrower regarding the Collateral; (ii) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (iii) take control of the Proceeds of any such Collateral; (iv) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (v) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (vi) enforce the Borrower’s rights and remedies with respect to the Collateral; (vii) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (viii) require that the Borrower immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (ix) redeem or withdraw or cause the Borrower to redeem or withdraw any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (x) make copies of or, if necessary, remove from the Borrower’s, any Servicer’s and their respective agents’ place of business all books, records and documents relating to the Collateral; and (xi) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. The Borrower hereby agrees that, upon the occurrence and during the continuation of an Event of Default, at the request of the Facility Agent or the Required Lenders (acting through the Facility Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Facility Agent or its designee. For purposes of taking the actions described in the preceding clauses (i) through (xi), the Borrower hereby irrevocably appoints the Facility Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid, with power of substitution), in the name of the Facility Agent or in the name of the Borrower or otherwise, for the use and benefit of the Facility Agent (for the benefit of the Secured Parties), but at the cost and expense of the Borrower and, except as permitted by applicable law, without notice to the Borrower.

(d)    Upon the occurrence and during the continuation of an Event of Default, (i) except as may be required by Applicable Law, the Servicer’s power under the Facility Documents to consent to modifications to the Collateral Loans (other than Permitted Loan Modifications) and/or direct the acquisition, sales and other dispositions of Collateral Loans, will be immediately suspended and (ii) the Borrower agrees, at the Facility Agent’s request, to instruct the Servicer to assemble the Collateral and make it available to the Facility Agent at places which the Facility Agent shall reasonably select, whether at the Borrower’s premises or elsewhere.

(e)    Without limiting the generality of the foregoing, upon the occurrence and during the continuation of an Event of Default, the Facility Agent at the direction of the Required Lenders and on behalf of the Secured Parties, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower, the Servicer or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), shall in such circumstances forthwith, deliver an activation or control notice or similar notice under any Account Control Agreement, the ECCA and the Collateral Verification Agreement, collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, auction or office of the Facility Agent or elsewhere upon such terms and conditions and at prices that are consistent with the prevailing market for similar collateral as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Facility Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Facility Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Facility Agent hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in accordance with the priority of payments set forth in Section 9.01, and only after such application and after the payment by the Facility Agent of any other amount required or permitted by any provision of law, including Section 9-504(1)(c) of the UCC, need the Facility Agent account for the surplus, if any, to the Borrower.

(f)    The Borrower agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any part of the Collateral may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Borrower, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets constituting the Collateral marshaled upon any such sale, and agrees that the Facility Agent at the direction of the Required Lenders or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Collateral as an entirety or in such parcels as the Facility Agent at the direction of the Required Lenders or such court may determine.

(g)    To the extent permitted by Applicable Law, the Borrower waives all claims, damages and demands it may acquire against the Secured Parties arising out of the exercise by any of the Secured Parties of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of such Secured Party. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) Business Days before such sale or other disposition. The Borrower shall remain liable for any deficiency (plus accrued interest thereon) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Borrower Obligations and the reasonable fees and disbursements of any attorneys employed by any of the Secured Parties to collect such deficiency.

SECTION 6.03    Remedies Cumulative. Each right, power, and remedy of the Facility Agent and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Facility Agent or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

SECTION 6.04    Class B Purchase Option(a) .

(a)    If an Event of Default shall occur and be continuing and the Facility Agent has declared the principal of and the accrued interest on the Advances and all other amounts whatsoever payable by the Borrower hereunder to be forthwith due and payable pursuant to Section 6.02(b), the Class B Lenders shall have the option to purchase all (but not less than all) of the Class A Obligations from the Class A Lenders (the “Class B Purchase Right”). Within five (5) Business Days following such declaration pursuant to Section 6.02(b), the Facility Agent shall deliver written notice (including supporting detail) to the Class B Lenders of (i) the Class A Obligations (including, without limitation, the aggregate outstanding amount of the Class A Advances and all accrued and unpaid Class A Interest, (ii) the Class A Obligations expected to accrue through the Class B Purchase Option Exercise Date and (iii) the amount of all liabilities (without duplication) that it has incurred in the nature of indemnification obligations of the Borrower hereunder which have resulted in any loss, cost, damage or expense (including reasonable attorneys’ fees and legal expenses) to the Class A Lenders (collectively, “Class A Indemnification Liabilities”). The Class B Purchase Right shall be exercisable by the Class B Lenders for a period of ten (10) Business Days, commencing on the date on which the Facility Agent provides notice of such Class A Obligations then outstanding and unpaid, Class A Obligations expected to accrue through the Class B Purchase Option Exercise Date and the Class A Indemnification Liabilities to the Class B Lenders (the “Class B Purchase Right Termination Date”). Prior to the Class B Purchase Right Termination Date, the Class B Lenders may exercise the Class B Purchase Right upon written notice to the Facility Agent (the “Class B Purchase Option Notice”), which notice shall be irrevocable (unless the final Class B Purchase Option Amount is more than $100,000 higher than the initial calculation of such Class A Obligations then outstanding and unpaid, Class A Obligations expected to accrue through the Class B Purchase Option Exercise

Date and the Class A Indemnification Liabilities calculated prior to the preceding sentence in which case such Class B Purchase Option Notice may be revoked in the sole and absolute discretion of the Class B Lenders at any time prior to the Class B Purchase Option Exercise Date) and shall specify the date on which such right is to be exercised by the Class B Lenders (such date, the “Class B Purchase Option Exercise Date”), which shall be a Business Day not more than seven (7) Business Days after receipt by the Facility Agent of such notice). On the Business Day prior to the Class B Purchase Option Exercise Date, the Facility Agent shall deliver written notice to the Class B Lenders specifying the Class A Obligations (including, without limitation, the aggregate outstanding amount of the Class A Advances, all accrued and unpaid Class A Interest as of the Class B Purchase Option Exercise Date and the Class A Indemnification Liabilities of which it is then aware (collectively, the “Class B Purchase Option Amount”). On the Class B Purchase Option Exercise Date, the Class A Lenders shall sell to the Class B Lenders, and the Class B Lenders shall purchase from the Class A Lenders, the Class A Obligations.

(b)    Upon the date of such purchase and sale, the Class B Lenders shall (a) pay to the Class A Lenders as the purchase price therefor the Class B Purchase Option Amount and (b) agree to indemnify and hold harmless the Class A Lenders from and against any loss, liability, claim, damage or expense (including reasonable fees and expenses of legal counsel) arising out of any claim asserted by a third party against any Class A Lender as a direct result of any acts by the Class B Lenders occurring after the date of such purchase (but excluding, for the avoidance of doubt, any such loss, liability, claim, damage or expense resulting from the gross negligence, bad faith or willful misconduct of a Class A Lender); provided, that the aggregate indemnification under this Section 6.04(b) by the Class B Lenders shall not exceed an amount equal to the Class B Purchase Option Amount. Such purchase price and other sums shall be remitted by wire transfer in federal funds to such bank account of the Class A Lenders as the Facility Agent shall have designated in writing to the Class B Lenders for such purpose. In connection with the foregoing purchase, accrued and unpaid Class A Interest shall be calculated through the Business Day on which such purchase and sale shall occur if the amounts so paid by the Class B Lenders to the bank account designated by the Class A Lenders are received in such bank account prior to 1:00 p.m., New York time and interest shall be calculated to and include the next Business Day if the amounts so paid by the Class B Lenders to the bank account designated by the Class A Lenders are received in such bank account later than 12:00 p.m., New York time.

(c)    Any purchase pursuant to this Section 6.04 shall be accompanied by an executed Assignment and Acceptance between the Class A Lenders, as assignors and the Class B Lenders, as assignees, substantially in the form of Exhibit C and shall be expressly made without representation or warranty of any kind by the Class A Lenders as to the Class A Obligations or otherwise and without recourse to the Class A Lenders, except that the Class A Lenders shall represent and warrant: (i) the amount of the Class A Obligations being purchased and that the purchase price and other sums payable by the Class B Lenders are true, correct and accurate amounts, (ii) that the Class A Lenders shall convey the Class A Obligations free and clear of any Liens or encumbrances of the Class A Lenders or created or suffered by the Class A Lenders, including any participation interest in any of the Class A Obligations, (iii) as to all claims made or threatened in writing against the Class A Lenders related to the Class A Obligations, and (iv) the Class A Lenders are duly authorized to assign the Class A Obligations. Upon such purchase, the Borrower shall have no further obligations with respect to the assignor Class A Lenders except any obligations which pursuant to the terms hereof survive the termination of this Agreement or as otherwise specified herein.

(d)    From the date the Facility Agent declares all amounts due and payable pursuant to Section 6.02(b) until the earlier of (i) the occurrence of the Class B Purchase Right Termination Date and (ii) the Class B Purchase Option Date, the Facility Agent, acting upon the direction of the Required Lenders, shall not replace the Servicer or sell all or any portion of the Collateral without the prior written consent of a Majority of the Class B Lenders. If upon giving effect to any purchase pursuant to this Section 6.04, the Facility Agent is no longer a Class A Lender, the Facility Agent may, or at the instruction of the Required Lenders shall, resign and the Required Lenders shall appoint a successor agent pursuant to Section 11.05.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE FACILITY AGENT

SECTION 7.01    Grant of Security.

(a)    The Borrower and the Owner Trustee (not in its individual capacity but solely as trustee on behalf of the Borrower) hereby grants, pledges, transfers and collaterally assigns to the Facility Agent, for the benefit of the Secured Parties, as collateral security for all Obligations of the Borrower hereunder, a first priority continuing security interest in, and a Lien upon, all of the Borrower’s and Owner Trustee’s (not in its individual capacity but solely as owner trustee on behalf the Borrower) right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or the Owner Trustee (not in its individual capacity but solely as owner trustee on behalf the Borrower) or hereafter acquired and whether now existing or hereafter coming into existence (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

(i)    all Collateral Loans and Related Documents, both now and hereafter owned, including all Collections and other proceeds thereon or with respect thereto;

(ii)    the Collection Account, the Reserve Account, the Lockboxes, any Hedge Counterparty Collateral Account and all Cash on deposit therein;

(iii)    each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Facility Agent under this Agreement;

(iv)    all accounts, chattel paper, deposit accounts, financial assets, general intangibles, instruments, investment property, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC);

(v)    all other property of the Borrower and all property of the Borrower which is delivered to the Facility Agent (or any custodian on its behalf) by or on behalf of the Borrower or held by any party by or on behalf of the Borrower;

(vi)    all security interests, liens, collateral, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(vii)    all Proceeds of any and all of the foregoing.

(b)    All terms used in this Section 7.01 that are defined in the UCC but are not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC. The Owner Trustee hereby agrees to comply with the provisions of Section 7.05 and designates the Facility Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to Section 7.05. Such designation shall not impose upon the Facility Agent, or release or diminish, the Owner Trustee’s obligations under Section 7.05. The Owner Trustee further authorizes and shall cause the Borrower’s counsel to file, without the Owner Trustee’s signature, UCC-1 financing statements that name the Owner Trustee as debtor and the Facility Agent as secured party and that describe the Collateral in which the Facility Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable.

SECTION 7.02    Release of Security Interest. If all Obligations have been paid in full in immediately available funds, the Facility Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall prepare and reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, including, without limitation, Section 8.05, the security interest of the Secured Parties in such Collateral shall immediately terminate and the Facility Agent (for itself and on behalf of the other Secured Parties) shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall prepare and reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

SECTION 7.03    Related Documents.

(a)    The Borrower hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of the Facility Agent, promptly forward to the Facility Agent, the Servicer and each Backup Servicer (or other successor servicer) all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, and (ii) upon the written request of the Facility Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Facility Agent.

(b)    The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Facility Agent on behalf of the Secured Parties, and upon request of the Facility Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Facility Agent or its designee (including the Verification Agent E-Vault Provider or the Backup Servicer).

SECTION 7.04    Borrower Remains Liable.

(a)    Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b)    No obligation or liability of the Borrower is intended to be assumed by the Facility Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, and the transactions contemplated hereby and thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of law, the Facility Agent and the other Secured Parties expressly disclaim any such assumption.

SECTION 7.05    Protection of Collateral. The Borrower shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such UCC-1 financing statements, continuation statements, instruments of further assurance and other instruments, and shall, upon the Facility Agent’s reasonable request, take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Secured Parties hereunder and to:

(i)    grant security more effectively on all or any portion of the Collateral;

(ii)    maintain, preserve and perfect any grant of security made or to be made by this Agreement including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;

(iii)    perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);

(iv)    enforce any of the Collateral or other instruments or property included in the Collateral;

(v)    preserve and defend title to the Collateral and the rights therein of the Facility Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(vi)     pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Collateral except for any taxes (1) which are being contested in good faith by appropriate proceedings and with respect thereto adequate reserves have been established in accordance with GAAP or (2) the non-payment of which would not reasonably be expected to give rise to a Material Adverse Effect.

The Borrower hereby designates the Facility Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.05. Such designation shall not impose upon the Facility Agent, or release or diminish, the Borrower’s obligations under this Section 7.05 or Section 5.01(c). The Borrower further authorizes and shall cause the Borrower’s counsel to file, without the Borrower’s signature, UCC-1 financing statements that name the Borrower as debtor and the Facility Agent as secured party and that describe “all assets of the debtor, whether now existing or hereafter arising, and all proceeds thereof” (or words to that effect) as the Collateral in which the Facility Agent has a grant of security hereunder and any amendments or continuation statements that may be necessary or desirable.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

SECTION 8.01    Collection of Money. Except as otherwise expressly provided herein, the Facility Agent may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Facility Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Facility Agent shall segregate and hold all such Money and property received by it in trust for the Secured Parties and shall apply it as provided in this Agreement. Each of the Reserve Account and the Collection Account may contain any number of subaccounts for the convenience of the Borrower (as reasonably acceptable to the Facility Agent) or as required by the Servicer for convenience in administering the Reserve Account or the Collection Account or the Collateral.

SECTION 8.02    [Reserved].

SECTION 8.03    Collection Account; Reserve Account. (a) In accordance with this Agreement and the applicable Account Control Agreement, the Administrator on behalf of the Borrower shall, on or prior to the Closing Date, establish at the Account Bank a deposit account in the name “Upstart Warehouse Trust Collection Account, subject to the lien of the Facility Agent” which shall be designated as the “Collection Account”, which shall be maintained with the Account Bank in accordance with the applicable Account Control Agreement and which shall be subject to the lien of the Facility Agent. The Borrower shall deposit, or caused to be deposited, from time to time into the Collection

Account, in accordance with the terms of this Agreement, all Interest Proceeds, all Principal Proceeds, all amounts received under the Hedging Agreements and all other payments in respect of the Collateral. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Account Bank as part of the Collateral and shall be applied to the purposes herein provided and released to the Borrower only on Payment Dates to the extent of funds available under Section 9.01(l). The funds on deposit in the Collection Account shall remain uninvested. For the avoidance of doubt, unless otherwise agreed to by the Facility Agent in writing, the Borrower shall not withdraw or otherwise direct the Account Bank to disburse any funds in the Collection Account other than on a Payment Date as set forth in Section 9.01. The Borrower shall cause the Collection Account to at all times be subject to an Account Control Agreement.

(b)     In accordance with this Agreement and the applicable Account Control Agreement, the Administrator on behalf of the Borrower shall, on or prior to the Closing Date, establish at the Account Bank a deposit account in the name “Upstart Warehouse Trust Reserve Account, subject to the lien of the Facility Agent” which shall be designated as the “Reserve Account”, which shall be maintained with the Account Bank in accordance with the applicable Account Control Agreement and which shall be subject to the lien of the Facility Agent. All Monies deposited from time to time in the Reserve Account pursuant to this Agreement shall be held by the Account Bank as part of the Collateral and shall be applied to the purposes herein provided. The funds on deposit in the Reserve Account shall remain uninvested. For the avoidance of doubt, unless otherwise agreed to by the Facility Agent in writing, the Borrower shall not withdraw or otherwise direct the Account Bank to disburse any funds in the Reserve Account other than on a Payment Date as set forth in Section 9.01. The Borrower shall cause the Reserve Account to at all times be subject to an Account Control Agreement.

SECTION 8.04    Accountings. The Borrower shall, or shall cause the Servicer to, compile and provide (or cause to be compiled and provided) to the Facility Agent (which the Facility Agent shall forward to each Lender upon receipt) a monthly report on a settlement basis (each, a “Monthly Report”) (containing such information as set forth in the Servicing Agreement) for the previous Collection Period no later than 12:00 noon (New York City time) on each Monthly Reporting Date. The Monthly Report delivered for any Collection Period shall contain the information with respect to the Collateral Loans set forth in Schedule 2 hereto (including, without limitation, a calculation of the Class A Borrowing Base and the Class B Borrowing Base), and shall be determined as of the last day of the Collection Period applicable to such Monthly Report.

SECTION 8.05    Repurchase of Collateral Loans. The Borrower shall exercise its rights under Section 2.7 of the Loan Sale Agreement to require the Seller to repurchase any Collateral Loan as to which an event described in such Section has occurred in accordance with the terms of the Loan Sale Agreement. Upon receipt of the Repurchase Price in the Collection Account for any Collateral Loan repurchased pursuant to Section 2.7 of the Loan Sale Agreement as provided therein, the Facility Agent shall automatically and without further action be deemed to transfer, assign and set-over to the

Borrower, without recourse, representation or warranty, all the right, title and interest of the Facility Agent in, to and under such Collateral Loan and all future monies due or to become due with respect thereto and all proceeds and products of the foregoing. The Facility Agent shall, at the sole expense of the Servicer, execute such documents and instruments of release as may be prepared by the Servicer on behalf of the Borrower and take other such actions as shall reasonably be requested by the Borrower to effect the release of such Collateral Loan pursuant to this subsection.

SECTION 8.06    Account Details. The account numbers of the Reserve Account, the Collection Account and the Lockboxes are set forth on Schedule 4 hereto.

ARTICLE IX

APPLICATION OF MONIES

SECTION 9.01    Disbursements of Monies from the Collection Account. Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Borrower shall direct the Account Bank to disburse all Available Funds with respect to the Collection Period ending immediately prior to such Payment Date in accordance with the following priorities (the “Priority of Payments”) and related Monthly Report:

(a)    first, to the Owner Trustee, any accrued and unpaid fees and reimbursable expenses due to the Owner Trustee under the Borrower Trust Agreement (provided, however that such expenses paid pursuant to this clause (a) shall not exceed an aggregate amount of $100,000 in any calendar year), plus any such fees and reimbursable expenses which were not paid when due on any prior Payment Date; provided, that upon the occurrence and during the continuation of an Event of Default such amount shall not exceed an aggregate amount in any calendar year of, the lesser of (i) $400,000 and (ii) the greater of (A) 1.00% multiplied by the total dollar amount of Advances outstanding hereunder on the date of such Event of Default (and subsequently on each annual anniversary after such Event of Default), and (B) $100,000;

(b)    second, (i) to the Servicer, any accrued and unpaid Servicer Fees, Ancillary Fees and collection expense reimbursements that are reimbursable and have not previously been reimbursed to the Servicer under the Servicing Agreement, plus any Servicer Fees and collection expense reimbursements that are reimbursable and have not previously been reimbursed to the Servicer under the Servicing Agreement and which were not paid when due on any prior Payment Date and (ii) to each Collection Agent, any accrued and unpaid Collection Fees due to such Collection Agent;

(c)    third, pro rata, (i) to the Verification Agent, the Verification Agent Fee and reimbursable expenses due and payable pursuant to the Collateral Verification Agreement plus any such fees and reimbursable expenses due and payable pursuant to the Collateral Verification Agreement which were not paid when due on any prior Payment Date; provided, however that expenses paid pursuant to clause (i) shall not exceed an aggregate amount of $100,000 in any calendar year and (ii) to the Backup Servicer, any accrued and unpaid fees and reimbursable expenses due and payable pursuant to the Backup Serving Agreement plus any fees and reimbursable expenses due and payable pursuant to the Backup Servicing Agreement not paid when due on any prior Payment Date shall be set aside in the Collection Account and paid to the Backup Servicer on such Payment Date; provided, however that expenses paid pursuant to clause (ii) shall not exceed an aggregate amount of $10,000 in any calendar year; provided, further, that the Servicer shall be primarily liable to pay all such amounts due to the Backup Servicer under the Backup Servicing Agreement and the Verification Agent under the Collateral Verification Agreement and such amounts shall be disbursed from the Collection Account only to the extent the Servicer fails to pay such amounts;

(d)    fourth, to the Class A Lenders to pay unpaid Senior Class A Interest on the Class A Advances, together with any accrued and unpaid Senior Class A Interest from prior Interest Accrual Periods;

(e)    fifth, first (i) ratably to the Class A Lenders, the Class A Monthly Principal Payment Amount for such Payment Date and second (ii) to the Fronting Lender, the aggregate outstanding principal amount of any Defaulted Fronting Advances;

(f)    sixth, to the applicable Class B Lenders to pay first (i) unpaid Senior Class B Interest on the Class B Advances, together with any accrued and unpaid Senior Class B Interest from prior Interest Accrual Periods and second (ii) Class B Unused Fees together with any accrued and unpaid Class B Unused Fees from prior Interest Accrual Periods;

(g)    seventh, ratably to the Class B Lenders, the Class B Monthly Principal Payment Amount for such Payment Date;

(h)    eighth, first (i) to the Class A Lenders (a) to pay unpaid Subordinate Class A Interest on the Class A Advances, together with any accrued and unpaid Subordinate Class A Interest from prior Interest Accrual Periods and (b) any amounts payable to each such Class A Lender under Section 2.09 and second (ii) to the Class B Lenders (x) to pay unpaid Subordinate Class B Interest on the Class B Advances, together with any accrued and unpaid Subordinate Class B Interest from prior Interest Accrual Periods and (y) any amounts payable to each such Class B Lender under Section 2.09;

(i)    ninth, to the Reserve Account, the amount necessary to cause the amount on deposit therein to equal the Reserve Account Required Amount;

(j)    tenth, an amount to each Lender equal to any amounts due under Sections 2.08, 12.03 or 12.04;

(k)    eleventh, an amount equal to any other amounts due and owing to the Owner Trustee, the Servicer, the Backup Servicer, the Verification Agent, the Facility Agent, any Secured Party, any Affected Person, any Indemnified Party or the Lenders pursuant to the Facility Documents (including any other fees, costs and expenses of the Facility Agent); and

(l)    twelfth, (i) so long as no Unmatured Event of Default, Unmatured Servicer Event of Default or Unmatured Backup Servicer Event of Default is continuing, the remainder to the Funding Account or such other account as specified by the Borrower and (ii) otherwise the remainder to the Collection Account.

ARTICLE X

ADMINISTRATION AND SERVICING OF COLLATERAL

SECTION 10.01    Designation of the Servicer. The servicing, administering and collection of the Collateral shall be conducted by the Person designated as the Servicer in accordance with this Agreement and the Servicing Agreement. The Borrower hereby acknowledges that each of the Secured Parties is a third party beneficiary of the obligations taken by the Servicer under the Servicing Agreement.

SECTION 10.02    Authorization of the Servicer. The Borrower shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its collateral management duties under the Servicing Agreement, and shall cooperate with the Servicer to the fullest extent in order to ensure the collectability of the Collateral. Following the occurrence and continuance of an Event of Default (unless otherwise waived by the Lenders in accordance with Section 12.01), the Facility Agent (acting in its sole discretion or at the direction of the Lenders pursuant to Section 6.02) may provide notice to the Servicer (with a copy to the Backup Servicer and the Verification Agent) that the Secured Parties are exercising their control rights with respect to the Collateral in accordance with Section 6.02.

SECTION 10.03    Payment of Certain Expenses by Servicer. The Servicer (if the Servicer is the Original Seller or an Affiliate of the Original Seller) will be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Servicing Agreement, including fees and disbursements of its independent accountants, net income taxes imposed on the Servicer, expenses incurred by the Servicer in connection with the production of reports pursuant to this Agreement, and all other fees and expenses not expressly stated under this Agreement and the Servicing Agreement to be for the account of the Borrower or except as otherwise expressly provided under this Agreement or the Servicing Agreement. The Borrower acknowledges and agrees that the Servicer will be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than as provided under Section 9.01.

SECTION 10.04    Appointment of Successor Servicer. Upon resignation of the Servicer under the Servicing Agreement or the occurrence and continuance of a Servicer Event of Default, the Facility Agent may (with the consent of the Required Lenders) at any time require the Borrower to deliver a Notice of Appointment (as defined in the Backup Servicing Agreement) and appoint the Backup Servicer as servicer of the Collateral Loans. Following delivery by the Borrower of a Notice of Appointment under the Backup Servicing Agreement, the Borrower shall be responsible for performing all requirements of the Servicer set forth in the Servicing Agreement that are not otherwise delegated to the Backup Servicer, and shall comply with all restrictions with respect to the release, discharge, termination or cancellation of any Collateral Loan.

ARTICLE XI

THE FACILITY AGENT

SECTION 11.01    Authorization and Action. Each Lender hereby irrevocably appoints and authorizes the Facility Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to the Facility Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. The Facility Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents, or any fiduciary relationship with any Secured Party, and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of the Facility Agent shall be read into this Agreement or any other Facility Document to which the Facility Agent is a party (if any) as duties on its part to be performed or observed. The Facility Agent shall not have or be construed to have any other duties or responsibilities in respect of this Agreement and the transactions contemplated hereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, the Facility Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders; provided that the Facility Agent shall not be required to take any action which exposes the Facility Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that the Facility Agent’s consent may not be unreasonably withheld, provide for the exercise of the Facility Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or, by refusing to provide instruction) to the Facility Agent withhold its consent or exercise its discretion in an unreasonable manner.

SECTION 11.02    Delegation of Duties. The Facility Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Facility Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

SECTION 11.03    Agent’s Reliance, Etc.

(a)    Neither the Facility Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Facility Agent: (i) may consult with legal counsel (including, without limitation, counsel for the Borrower or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Documents on the part of the Borrower or the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Collateral, this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto or for the validity, perfection, priority or enforceability of the Liens on the Collateral; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including for the avoidance of doubt, the Borrowing Base Calculation Certification), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) believed by it to be genuine and believe by it to be signed or sent by the proper party or parties. The Facility Agent shall not have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Servicer’s or any Lender’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b)    The Facility Agent shall not be liable for the actions or omissions of any other agent (including without limitation concerning the application of funds), or under any duty to monitor or investigate compliance on the part of any other agent with the terms or requirements of this Agreement, any Facility Documents or any Related Documents, or their duties thereunder. The Facility Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including, without limitation, each Notice of Borrowing received hereunder). The Facility Agent shall not be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including without limitation for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable). The Facility Agent shall not be liable for any error of judgment made in good faith unless it shall be proven by a court of competent jurisdiction that the Facility Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Documents or Related Documents shall obligate the Facility Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. The Facility Agent shall not be liable for any indirect, special or consequential damages (included but not limited to lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. The Facility Agent shall not be charged with knowledge or notice of any matter unless actually known to a Responsible Officer of the Facility Agent, or unless and to the extent written notice of such matter is received by the Facility Agent at its address in accordance with Section 12.02. Any permissive grant of power to the Facility Agent hereunder shall not be construed to be a duty to act. The Facility Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document. The Facility

Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith except in the case of its willful misconduct, bad faith, reckless disregard or grossly negligent performance or omission of its duties.

(c)    The Facility Agent shall not be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include but not be limited to acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters.

SECTION 11.04    Indemnification. Each of the Lenders severally (and not jointly) agrees to indemnify and hold the Facility Agent harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 12.04 or otherwise), ratably according to its related Funding Limit, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, attorney’s fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Facility Agent in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Facility Agent under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to the Facility Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Facility Agent’s gross negligence or willful misconduct. The rights of the Facility Agent and obligations of the Lenders under or pursuant to this Section 11.04 shall survive the termination of this Agreement, and the earlier removal or resignation of the Facility Agent hereunder.

SECTION 11.05    Successor Facility Agent. Subject to the terms of this Section 11.05, the Facility Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Facility Agent. If the Facility Agent shall resign then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation the Facility Agent may appoint a successor agent. The appointment of any successor Facility Agent shall be subject to the prior written consent of the Borrower and a Majority of the Class B Lenders (which consents shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) an Event of Default shall have occurred and is continuing or, (ii) if such successor Facility Agent is a Lender or an Affiliate of such Facility Agent or any Lender. Any resignation of the Facility Agent shall be effective upon the appointment of a successor agent pursuant to this Section 11.05. After the effectiveness of the retiring Facility Agent’s resignation hereunder as the Facility Agent, the retiring Facility Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XI shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was the Facility Agent under this Agreement and under the other Facility Documents. Any Person (i) into which the Facility Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Facility Agent shall be a party, or (iii) that may succeed to the properties and assets of the Facility Agent substantially as a whole, shall be the successor to the Facility Agent under this Agreement without further act of any of the parties to this Agreement.

SECTION 11.06    Facility Agent’s Capacity as a Lender. The Person serving as the Facility Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Facility Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Facility Agent hereunder.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01     No Waiver; Modifications in Writing.

(a)    No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement, and any consent to any departure by any party to this Agreement from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

(b)    No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Facility Agent and the Required Lenders; provided that any Fundamental Amendment shall require the written consent of all Lenders; provided, further, that (i) a waiver of any Event of Default or (ii) the modification or waiver any of the representations or covenants set forth in Sections 4.01, 5.01, 5.02, 5.03 or 5.04 of this Agreement, Sections 3.1, 4.1, 4.2 and 4.3 of the Loan Sale Agreement or Sections 5.01, 5.02, 5.03, 6.01, 6.02 and 6.03 of the Servicing Agreement shall require the written consent of a Majority of the Class A Lenders and a Majority of the Class B Lenders.

SECTION 12.02    Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 3), and shall be deemed to be given for purposes of this Agreement on the day that such writing is received by the intended recipient thereof in accordance with the provisions of this Section 12.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 3, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 3. The Borrower hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any courts in any action, suit or proceeding in connection with this Agreement by serving a copy thereof upon the Borrower or by mailing copies thereof by regular or overnight mail, postage prepaid, to the Borrower at its address specified in Schedule 3.

SECTION 12.03    Taxes.

(a)    Any and all payments by the Borrower under this Agreement shall be made, in accordance with this Agreement, free and clear of and without deduction for any and all present or future Taxes with respect thereto, except as required by applicable law. If the Borrower shall be required by law (or by the interpretation or administration thereof) to deduct any Taxes from or in respect of any sum payable by it hereunder or under any other Facility Document to any Secured Party, (i) to the extent such Taxes deducted are Indemnified Taxes, the sum payable by the Borrower shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12.03) such Secured Party receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes been made, (ii) the Borrower shall be entitled to make such deductions, and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)    In addition, the Borrower agrees to timely pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made by the Borrower hereunder or under any other Facility Document or from the execution, delivery or registration of, or otherwise with respect to (including by reason of the creation, perfection, release or enforcement of a security interest in the collateral), this Agreement or under any other Facility Document (hereinafter referred to as “Other Taxes”).

(c)    The Borrower agrees to indemnify each of the Secured Parties for the full amount of Indemnified Taxes or Other Taxes, including any Indemnified Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 12.03 paid by such Secured Party in respect of the Borrower, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted. Payments by the Borrower pursuant to this indemnification shall be made promptly following the date the Secured Party makes written demand therefor, which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Such certificate shall be presumed to be correct absent manifest error.

(d)    The Borrower shall not be required to indemnify any Secured Party, or pay any additional amounts to or for the account of any Secured Party, in respect of United States Federal withholding Tax or United States federal backup withholding Tax or to the extent that (i) the Taxes are imposed pursuant to a law in effect on the date on which such Lender became a party to this Agreement or, with respect to payments to a new lending office so designated by a Lender (a “New Lending Office”), the date such Lender designated such New Lending Office with respect to an Advance; provided that this clause (i) shall not apply to the extent the indemnity payment or additional amounts any Secured Party would be entitled to receive (without regard to this clause (i)) either (x) do not exceed the indemnity payment or additional amounts that the transferor Lender or the Lender making the designation of such New Lending Office would have been entitled to receive in the absence of such transfer or designation or (y) are attributable to a breach of any representation or obligation of the Borrower under any Facility Document, or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Secured Party to comply with paragraphs (g), (h), (i) or (k) below.

(e)    Promptly after the date of any payment of Taxes or Other Taxes under this Section 12.03, the Borrower will furnish to the Facility Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof (or other evidence of payment as may be reasonably satisfactory to the Facility Agent).

(f)    If any payment is made by the Borrower (or the Servicer on its behalf) to or for the account of any Secured Party after deduction for or on account of any Indemnified Taxes or Other Taxes, and an indemnity payment or additional amounts are paid by the Borrower pursuant to this Section 12.03, then, if such Secured Party in its sole discretion on a good faith basis determines that it is entitled to a refund of such Indemnified Taxes or Other Taxes, such Secured Party shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, apply for such refund and reimburse to the Borrower (or the Servicer, as applicable) such amount of any refund received plus any penalties, interest or other charges returned by the relevant taxing authority (net of reasonable out-of-pocket expenses incurred) as such Secured Party shall determine in its sole discretion on a good faith basis to be attributable to the relevant Indemnified Taxes or Other Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party.

(g)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Facility Agent, at the time or times reasonably requested by the Borrower or the Facility Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Facility Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Facility Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Facility Agent as will enable the Borrower or the Facility Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 12.03(h), below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(h)    Each Secured Party and each Participant that is a U.S. person as that term is defined in Section 7701(a)(30) of the Code (a “U.S. Person”) hereby agrees that it shall, no later than the Closing Date or, in the case of a Secured Party or a Participant which becomes a party hereto pursuant to Section 12.06, the date upon which such Secured Party becomes a party hereto or participant herein (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), deliver to the Borrower and the Facility Agent, if applicable, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 or successor form, certifying that such Secured Party or Participant is on the date of delivery thereof entitled to an exemption from United States backup withholding tax. Each Secured Party or Participant that is organized under the laws of a jurisdiction outside than the United States (a “Non-U.S. Lender”) shall, no later than the date on which such Secured Party becomes a party hereto or a participant herein pursuant to Section 12.06 (and from time to time thereafter upon the reasonable request of the Borrower or the Facility Agent), deliver to the Borrower and the Facility Agent two properly completed and duly executed copies of either U.S. Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY or any subsequent versions thereof or successors thereto, in each case claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax with respect to payments of interest hereunder. In addition, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code, such Non-U.S. Lender hereby represents that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code), and such Non-U.S. Lender agrees that it shall notify the Borrower and the Facility Agent in the event any such representation is no longer accurate. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or participant herein and on or before the date, if any, such Non-U.S. Lender designates a New Lending Office. In addition, each Non-U.S. Lender shall deliver such forms as promptly as practicable after receipt of a written request therefor from the Borrower or the Facility Agent. Notwithstanding any other provision of this Section 12.03, a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 12.03(h) that such Non-U.S. Lender is not legally able to deliver. Each U.S. Person and Non-U.S. Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Facility Agent in writing of its legal inability to do so.

(i)    If any Secured Party requires the Borrower to pay any additional amount to such Secured Party or any taxing Governmental Authority for the account of such Secured Party or to indemnify such Secured Party pursuant to this Section 12.03, then such Secured Party shall use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion, that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 12.03 in the future and (ii) would not subject such Secured Party to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Secured Party. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(j)    Nothing in this Section 12.03 shall be construed to require any Secured Party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

(k)    Compliance with FATCA. Each Secured Party shall comply with any certification, documentation, information or other reporting necessary to establish an exemption from withholding under FATCA and shall provide any other documentation reasonably requested by the Borrower or the Facility Agent sufficient for the Facility Agent and the Borrower to comply with their obligations under FATCA and to determine that such Secured Party has complied with such Secured Party’s obligations under FATCA and to determine the amount to deduct and withhold from any payment to such Secured Party under this Agreement or any Facility Document.

SECTION 12.04    Costs and Expenses; Indemnification.

(a)    The Borrower agrees to promptly pay on demand (i) all reasonable and documented out-of-pocket costs and expenses of the Facility Agent and the other Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including all reasonable fees, expenses and disbursements of Sidley Austin LLP, counsel to the Facility Agent and the Lenders, and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Facility Agent, UCC filing fees and all other related fees and expenses in connection therewith, (ii) all reasonable out-of-pocket costs and expenses (including all reasonable fees, expenses and disbursements of legal counsel, and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Facility Agent) incurred by the Facility Agent in the administration, performance or enforcement of this Agreement or any other Facility Document or any consent, amendment, waiver or other modification relating thereto, (iii) all reasonable out-of-pocket costs and expenses of creating, perfecting, releasing or enforcing the Facility Agent’s security interests in the Collateral, including filing and recording fees, expenses and search fees, and title insurance premiums (but excluding Other Taxes, which shall be governed by Section 12.03(b)), and (iv) after the occurrence of any Event of Default, all costs and expenses incurred by the Facility Agent and the Lenders in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Facility Agent and the Lenders or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Facility Agent and the Lenders. The undertaking in this Section shall survive repayment of the Obligations, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents, termination of this Agreement and the resignation or replacement of the Facility Agent. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Facility Agent are intended to constitute expenses of administration under any applicable bankruptcy law.

(b)    The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities, obligations, expenses, penalties, actions, suits, judgments and disbursements of any kind or nature whatsoever, (including the reasonable and documented fees and disbursements of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) (collectively, the “Liabilities”), including any such Liability that is incurred or arises out of or in connection with, or by reason of any one or more of the following:

(i)    preparation for a defense of any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, any other Facility Document, any Related Document or any of the transactions contemplated hereby or thereby;

(ii)    any breach of any covenant by the Borrower contained in any Facility Document;

(iii)    any representation or warranty made or deemed made by the Borrower contained in any Facility Document or in any certificate, statement or report delivered in connection therewith is false or misleading;

(iv)    any failure by the Borrower to comply with any Applicable Law or contractual obligation binding upon it;

(v)    any failure to vest, or delay in vesting, in the Facility Agent (for the benefit of the Secured Parties) a first priority perfected security interest in all of the Collateral free and clear of all other Liens;

(vi)    any action or omission, not expressly authorized by the Facility Documents, by the Borrower or any Affiliate of the Borrower which has the effect of reducing or impairing the Collateral or the rights of the Facility Agent or the Secured Parties with respect thereto;

(vii)    the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Law with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

(viii)    any dispute, claim, offset or defense (other than the discharge in bankruptcy of an Obligor) of an Obligor to the payment with respect to any Collateral (including, without limitation, a defense based on any Collateral Loan (or the Related Documents evidencing such Collateral Loan) not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from any related property;

(ix)    the commingling of Collections on the Collateral at any time with other funds;

(x)    any failure by the Borrower to give reasonably equivalent value to the applicable seller, in consideration for the transfer by such seller to the Borrower of any item of Collateral or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code; or

(xi)    any Event of Default;

provided, that the Borrower shall not be liable under this Section 12.04 (A) to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted solely from such Indemnified Party’s fraud, bad faith, gross negligence or willful misconduct or (B) for any Taxes that are reimbursable pursuant to Section 12.03; provided however that in no event will such Indemnified Party have any liability for any special, exemplary, indirect, punitive or consequential damages in connection with or as a result of such Person’s activities related to this Agreement or any Facility Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein; provided, further, that any payment hereunder which relates to additional sums described in Sections 2.08, 2.09, 12.03 or 12.04(a) shall not be covered by this Section 12.04(b). This Section 12.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

SECTION 12.05    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12.06    Assignability.

(a)    Each Lender may, with the consent of the Facility Agent (not to be unreasonably withheld or delayed) and so long as no Event of Default has occurred and is continuing, the Borrower (not to be unreasonably withheld or delayed), assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it); provided further no such assignment shall be made to a natural person. The parties to each such assignment shall execute and deliver to the Facility Agent an Assignment and Acceptance and the applicable tax forms required by Sections 12.03(g) and 12.03(h). Notwithstanding any other provision of this Section 12.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Facility Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

(b)    The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Facility Agent and the Lenders.

(c)    (ii) Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Facility Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 12.06(c), Section 12.03(h) and Section 12.14. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment. Sections 2.08, 2.09, and 12.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that no Participant shall be entitled to any amount under Section 2.08, 2.09, 12.03 or 12.04 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred.

(i)    In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as nonfiduciary agent for the Borrower shall maintain a register on which it enters the name of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any participant or any information relating to a participant’s interest in any Advances or its other obligations under this Agreement) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Advances or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by such Treasury Regulations, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service. An Advance may be participated in whole or in part only by registration of such participation on the Participant Register. Any participation of such Advance may be effected only by the registration of such participation on the Participant Register. The entries in the Participant Register shall be conclusive absent manifest error.

(d)    The Facility Agent, on behalf of and acting solely for this purpose as the nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 12.02 or such other address as the Facility Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Facility Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register and in accordance with this Section 12.06.

(e)    Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”). Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances to any Person unless such Person is a Qualified Purchaser and a QIB.

SECTION 12.07    Governing Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and construed in accordance with the internal Law of the State of New York.

SECTION 12.08    Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 12.09    Confidentiality; Customer Information. Each Secured Party agrees to keep confidential all non-public information provided to it by the Borrower or the Servicer with respect to the Borrower, its Affiliates, the Collateral or any other information furnished to any Secured Party pursuant to this Agreement or any other Facility Document (collectively, the “Borrower Information”); provided that nothing herein shall prevent any Secured Party from disclosing any Borrower Information (a) in connection with this Agreement and the other Facility Documents and not for any other purpose, (x) to any Secured Party or any Affiliate of a Secured Party, or (y) any of their respective Affiliates, employees, directors, agents, attorneys, accountants and other professional advisors (collectively, the “Secured Party Representatives”), it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information, (b) subject to an agreement to comply with the provisions of this Section (or other provisions at least as restrictive as this Section), (i) to use the Borrower Information only in connection with this Agreement and the other Facility Documents and not for any other purpose, to any actual or bone fide prospective permitted assignees and Participants in any of the Secured Parties’ interests under or in connection with this Agreement and (ii) as reasonably required by any direct or indirect contractual counterparties or professional advisors thereto, to any swap or derivative transaction relating to the Borrower and its obligations, (c) to any Governmental Authority purporting to have jurisdiction over any Secured Party or any of its Affiliates or any Secured Party Representative, (d) in response to any order of any court or other Governmental Authority or as may otherwise be required to be disclosed pursuant to any Applicable Law, (e) that is a matter of general public knowledge or that has heretofore been made available to the public by any Person other than any Secured Party or any Secured Party Representative, or (f) in connection with the exercise of any remedy hereunder or under any other Facility Document. In addition, each Secured Party may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Secured Parties in connection with the administration and management of this Agreement and the other Facility Documents.

Each Lender and the Facility Agent understand and agree that the Customer Information is subject to Title V of the Gramm-Leach-Bliley Act, 15 U.S.C. §§ 6801 et seq., the FTC’s Privacy Regulations, 16 CFR Part 313, and Standards for Safeguarding Customer Information, 16 CFR Part 314 and any other applicable federal and state privacy laws and regulations other Applicable Law of any government or agency or instrumentality thereof regarding the privacy or security of Customer Information (the “Privacy Requirements”). Each Lender and the Facility Agent agree that it shall comply with the Privacy Requirements and shall cause all of its agents, employees, affiliates and any other person or entity that receives the Customer Information from any Servicer or Borrower, to comply with the Privacy Requirements and the Facility Agents and the Lenders, respectively, shall promptly notify the Borrower of any breach of the Privacy Requirements. Furthermore, the Facility Agents and the Lenders shall maintain (and shall cause all of their respective agents, employees, affiliates and any other person or entity that receives the Customer Information from any Servicer to maintain) appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of Customer Information, including, if applicable, maintaining security measures designed to meet the Privacy Requirements. For purposes of this section, “Customer Information” means any non-public personal information (as such term is defined in the FTC’s Privacy Regulations) concerning an obligor under a Collateral Loan, regardless of whether such information was provided by the Borrower or a Servicer, or any affiliate or agent of a Servicer or the Borrower based on or derived from the Customer Information.

SECTION 12.10    Merger. This Agreement and the other Facility Documents executed by the Facility Agent or the Lenders taken as a whole incorporate the entire agreement between the parties thereto concerning the subject matter thereof and such Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

SECTION 12.11    Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.08, 2.09 and 2.11 the final sentence of Section 7.02, 7.06(b), 12.03, 12.04, 12.09, 12.15, and 12.17 and this Section 12.11 shall survive the termination of this Agreement in whole or in part and the payment in full of the principal of and interest on the Advances.

SECTION 12.12    Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b)    consents that any such action or proceeding may be brought in any court described in Section 12.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address referenced in Section 12.02 or at such other address as may be permitted thereunder;

(d)    agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and

(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, indirect, punitive or consequential damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement).

SECTION 12.13    WAIVER OF JURY TRIAL. Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this Agreement or any other Facility Document or for any counterclaim therein or relating thereto.

SECTION 12.14    Waiver of Setoff. The Borrower hereby waives any right of setoff it may have or to which it may be entitled under this Agreement from time to time against any Lender or its assets.

SECTION 12.15    PATRIOT Act Notice. Each Lender and each of the Facility Agent hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lenders to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender in order to assist such Lender in maintaining compliance with the PATRIOT Act.

SECTION 12.16    Legal Holidays. In the event that the date of any Payment Date, date of prepayment or Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

SECTION 12.17    No Fiduciary Duty. The Facility Agent, each Lender and their Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, their stockholders and/or their affiliates. The Borrower agrees that nothing in the Facility Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, their stockholders or their affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Facility Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Facility Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

SECTION 12.18    No Insolvency Proceeding. Notwithstanding any prior termination of this Agreement, none of Upstart, the Facility Agent or any Lender shall, prior to the date which is one (1) year and one (1) day after the final payment of the Obligations, petition, cooperate with or encourage any other Person in petitioning or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining an Insolvency Proceeding against the Borrower under any United States federal or State Insolvency Laws or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any substantial part of its property or ordering the winding up or liquidation of the affairs of the Borrower.

SECTION 12.19    Concerning the Owner Trustee. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Wilmington Savings Fund Society, not individually or personally, but solely as Owner Trustee for the Borrower, in the exercise of the powers and authority conferred and vested in it, pursuant to the Borrower Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Borrower is made and intended not as personal representations, undertakings and agreements by Wilmington Savings Fund Society but is made and intended for the purpose of binding only the Borrower and (c) except for malfeasance or gross violation of its fiduciary duties as owner trustee (i) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (ii) Wilmington Savings Fund Society has made no investigation as to the accuracy or completeness of any representations and warranties made by the Borrower in this Agreement and (iii) under no circumstances shall Wilmington Savings Fund Society be personally liable for the payment of any indebtedness or expenses of the Borrower or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any other related documents. Notwithstanding any provision to the contrary contained herein, this provision does not affect the duties and liabilities of Wilmington Savings Fund Society as set forth in the Borrower Trust Agreement. The foregoing does not affect (i) the obligation of the Borrower to perform its covenants either expressed or implied contained herein or to pay any indebtedness or expenses of the Borrower or (ii) the liability of the Borrower for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement or any other related documents.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

UPSTART WAREHOUSE TRUST,
as Borrower

By: WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee of the Borrower

By:	/s/ Devon Almeida
Name: Devon Almeida
Title: Trust Officer

Solely with respect to Section 5.05 and 12.18: UPSTART NETWORK, INC.,

By:	/s/ Sanjay Datta
Name: Sanjay Datta
Title: Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

By:	/s/ Randal Johnson
Name: Randal Johnson
Title: Managing Director

By:	/s/ Nicole Byrns
Name: Nicole Byrns
Title: Director

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Class A Lender, Class B Lender and Fronting Lender

By:	/s/ Randal Johnson
Name: Randal Johnson
Title: Managing Director

By:	/s/ Nicole Byrns
Name: Nicole Byrns
Title: Director

CPPIB CREDIT INVESTMENTS III INC.,
as a Class B Lender and Specified Lender

By:	/s/ Andrew Edgell
Name: Andrew Edgell
Title: Authorized Signatory

By:	/s/ Sharon Li
Name: Sharon Li
Title: Authorized Signatory

Solely with respect to Section 7.01:

WILMINGTON SAVINGS FUND SOCIETY, FSB,
not in its individual capacity, but solely as Owner Trustee of the Borrower

By:	/s/ Mary Emily Pagano
Name: Mary Emily Pagano
Title: Trust Office

EXECUTION

OMNIBUS AMENDMENT NO. 1

TO REVOLVING CREDIT AND SECURITY AGREEMENT,

LOAN SALE AGREEMENT, ADMINISTRATION AGREEMENT

AND COLLATERAL VERIFICATION AGREEMENT

AMENDMENT NO. 1 TO REVOLVING CREDIT AGREEMENT, LOAN SALE AGREEMENT, ADMINISTRATION AGREEMENT AND COLLATERAL VERIFICATION AGREEMENT (this “Amendment”), dated as of August 3, 2018, is by and among UPSTART NETWORK, INC., a Delaware corporation (“Upstart” or the “Seller”), UPSTART WAREHOUSE TRUST, a Delaware Statutory Trust (the “Borrower” or “Purchaser”), the Lenders party hereto, DEUTSCHE BANK AG, NEW YORK BRANCH, as the Facility Agent (the “Facility Agent”), and WILMINGTON SAVINGS FUND SOCIETY, FSB (“WSFS”), not in its individual capacity, but solely as owner trustee (the “Owner Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement (defined below) or the Loan Sale Agreement (defined below), as applicable.

WHEREAS, certain of the parties hereto have entered into that certain Revolving Credit and Security Agreement, (the “Credit Agreement”), dated as of May 23, 2018, among the Borrower, the Facility Agent and the Lenders party thereto;

WHEREAS, as of the date hereof, the undersigned Lenders are the only Lenders under the Credit Agreement;

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

WHEREAS, the Seller, the Purchaser and the Owner Trustee have entered into that certain Loan Sale Agreement, dated as of May 23, 2018 (the “Loan Sale Agreement”);

WHEREAS, the Seller, the Purchaser and the Owner Trustee have agreed to amend the Loan Sale Agreement on the terms and conditions set forth herein;

WHEREAS, Upstart, as administrator (in such capacity, the “Administrator”) and the Borrower have entered into that certain Administration Agreement, dated as of May 23, 2018 (the “Administration Agreement”);

WHEREAS, the Administrator and the Borrower have agreed to amend the Administration Agreement on the terms and conditions set forth herein;

WHEREAS, the Borrower, as owner (in such capacity, the “Owner”), Upstart, as servicer (in such capacity, the “Servicer”), the Facility Agent and WSFS, as verification agent (in such capacity, the “Verification Agent”) have entered into that certain Collateral Verification Agreement, dated as of May 23, 2018 (the “Collateral Verification Agreement”); and

WHEREAS, the Owner, the Servicer, the Facility Agent and the Verification Agent have agreed to amend the Collateral Verification Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Amendment to the Credit Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Loan Sale Agreement is hereby amended as follows:

1.1    The definition “Long-Term Loan Net Interest Margin” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Long-Term Loan Net Interest Margin” means, as of any date of determination, for the Collection Period then ended, the ratio (expressed as a percentage) of (a) the product of (x) 12 times (y) the result of (i) all Interest Proceeds received from Long-Term Loans during such Collection Period plus (ii) the Long-Term Loan Share of amounts received from any Hedge Counterparty under a Hedging Agreement on the payment date (as such term is defined under the Hedging Agreement) following the end of such Collection Period minus (iii) the Long-Term Loan Share of the Guaranteed Distribution for the Payment Date following the end of such Collection Period minus (iv) the aggregate principal balance of the Long-Term Loans which became Defaulted Loans during such Collection Period (other than Long-Term Loans which became Defaulted Loans in the two (2) Collection Periods immediately following a transfer of Collateral Loans to a Securitization Vehicle) divided by (b) the average of (i) the Aggregate Principal Balance of all Long-Term Loans as of the end of the prior Collection Period and (ii) the Aggregate Principal Balance of all Long-Term Loans as of the end of the current Collection Period.

1.2    The definition “Net Interest Margin” set forth in Section 1.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Net Interest Margin” means, as of any date of determination, for the Collection Period then ended, the ratio (expressed as a percentage) of (x) the product of (a) 12 times (b) the result of (i) all Interest Proceeds received during such Collection Period plus (ii) the amounts received from any Hedge Counterparty under a Hedging Agreement on the payment date (as such term is defined under the Hedging Agreement) following the end of such Collection Period minus (iii) the Guaranteed Distribution for the Payment Date following the end of such Collection Period minus (iv) the aggregate principal balance of all Collateral Loans which became Defaulted Loans during such Collection Period (other than Collateral Loans which became Defaulted Loans in the two (2) Collection Periods immediately following a transfer of Collateral Loans to a Securitization Vehicle) divided by (y) the average of (i) the Aggregate Principal Balance as of the end of the prior Collection Period and (ii) the Aggregate Principal Balance as of the end of the current Collection Period.

Section 2. Amendment to the Loan Sale Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Loan Sale Agreement is hereby amended as follows:

2.1.    Section 2.1 of the Loan Sale Agreement is hereby amended by inserting the following as new clause (g) thereof:

(g)    The Purchaser and the Owner Trustee shall upon the written request of the Administrator furnish the Administrator with any limited powers of attorney and other documents (in form and substance satisfactory to the Purchaser and the Owner Trustee) reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties under the Administration Agreement. Notwithstanding the foregoing, each of the Purchaser and the Owner Trustee hereby agrees to provide a limited power of attorney in the form attached hereto as Exhibit E to the Administrator.

2.2.    The Loan Sale Agreement is hereby amended by including a new acknowledgement signature block on the signature page thereto, which signature block shall appear as follows (and by its signature to this Amendment, Upstart is deemed to have executed such signature block):

ACKNOWLEDGED AND AGREED
(with respect to Section 2.1):
UPSTART NETWORK, INC., as Administrator
By:
Name:
Title:

2.3.    The Loan Sale Agreement is hereby amended by including as Exhibit E the exhibit attached to this Amendment as Annex I.

Section 3.    Amendment to the Administration Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Administration Agreement is hereby amended as follows:

3.1.    Section 2.01(d) of the Administration Agreement is hereby deleted in its entirety and replaced with the following:

(d)    Powers of Attorney. The Trust and the Owner Trustee, on behalf of the Trust, shall upon the written request of the Administrator (and each successor Administrator) furnish the Administrator with any limited powers of attorney and other documents (in form and substance satisfactory to the Trust and the Owner Trustee, on behalf of the Trust) reasonably necessary or appropriate to enable the Administrator to carry out its administrative duties hereunder. Notwithstanding the foregoing, each of the Trust and the Owner Trustee, on behalf of the Trust, hereby agrees to provide a limited power of attorney in the form attached hereto as Exhibit A to the Administrator.

3.2.    The Administration Agreement is hereby amended by including a new acknowledgement signature block on the signature page thereto, which signature block shall appear as follows (and by its signature to this Amendment, WSFS is deemed to have executed such signature block):

ACKNOWLEDGED AND AGREED
(with respect to Section 2.01(d)):
WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee
By:
Name:
Title:

3.3.    The Administration Agreement is hereby amended by including as Exhibit A the exhibit attached to this Amendment as Annex II.

Section 4.    Amendment to the Collateral Verification Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 5 below, the Collateral Verification Agreement is hereby amended as follows:

4.1.    The definition of “List of Loans” appearing under Section 1 of the Collateral Verification Agreement is hereby deleted in its entirety and replaced with the following:

“List of Loans” shall mean the computer-related cumulative list of Loans owned by the Owner, prepared by the Servicer based on information provided by the Owner, identifying for each Loan the name of the related borrower, its current identification number, term, original principal balance, interest rate, first payment date, maturity date, monthly payment amount, origination fee percentage, and any other field mutually agreed upon by the Owner, the Servicer, the Facility Agent and the Verification Agent.

4.2.    Schedule B to the Collateral Verification Agreement is hereby deleted in its entirety and replaced with the Schedule B attached to this Amendment as Annex III.

Section 5. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the receipt by the Facility Agent of this Amendment duly executed by the parties hereto.

Section 6.    Representations and Warranties. The Borrower hereby represents and warrants that:

6.1.    This Amendment, the Credit Agreement, the Loan Sale Agreement, the Administration Agreement and the Collateral Verification Agreement, as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.

6.2.    Upon the effectiveness of this Amendment and after giving effect hereto, the covenants, representations and warranties of (a) the Borrower set forth in Article IV and Article V of the Credit Agreement and (b) Upstart set forth in Article III of the Loan Sale Agreement, Section 2.04 of the Administration Agreement and Section 12 of the Collateral Verification Agreement are true and correct in all material respects as of the date hereof.

6.3.    Upon the effectiveness of this Amendment, no event or circumstance has occurred and is continuing which constitutes an Event of Default, an Accelerated Amortization Event, a Servicer Event of Default, an Unmatured Event of Default or an Unmatured Servicer Event of Default.

Section 7.    Reference to and Effect on the Credit Agreement, the Loan Sale Agreement, the Administration Agreement and the Collateral Verification Agreement.

7.1.    Upon the effectiveness of this Amendment hereof, on and after the date hereof, each reference in (i) the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement and its amendments, as amended hereby, (ii) the Loan Sale Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Sale Agreement and its amendments, as amended hereby, (iii) the Administration Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Administration Agreement and its amendments, as amended hereby, and (iv) the Collateral Verification Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Collateral Verification Agreement and its amendments, as amended hereby.

7.2.    The Credit Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The Loan Sale Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The Administration Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed. The Collateral Verification Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

7.3.    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Facility Agent, nor constitute a waiver of any provision of the Credit Agreement, the Loan Sale Agreement, the Administration Agreement, the Collateral Verification Agreement, any Facility Document or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 8.    Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the internal Law of the State of New York.

Section 9.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 10.    Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery by facsimile or other electronic transmission of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof.

Section 11.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

Section 12.    Fees, Costs and Expenses. The Borrower shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of Sidley Austin LLP, counsel for the Facility Agent, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 13.    Consent. The Facility Agent and the Lenders hereby consent to and authorize the Verification Agent’s entering into this Amendment.

Section 14.    Concerning the Owner Trustee. This Amendment is executed and delivered by WSFS as Verification Agent and as Owner Trustee for the Borrower. To the extent WSFS is acting in its capacity as Owner Trustee to the Borrower, it is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by WSFS, not individually or personally, but solely as Owner Trustee and as Owner Trustee for the Borrower, in the exercise of the powers and authority conferred and vested in it, pursuant to the Borrower Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee or the Borrower is made and intended not as personal representations, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Owner Trustee and the Borrower, as applicable, and (c) except for malfeasance or gross violation of its fiduciary duties as owner trustee (i) nothing herein contained shall be construed as creating any liability on WSFS, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (ii) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the Owner Trustee or the Borrower in this Amendment and (iii) under no circumstances shall WSFS be personally liable for the payment of any indebtedness or expenses of the Owner Trustee or Borrower or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Trustee or the Borrower under this Amendment or any other related documents. Notwithstanding any provision to the contrary contained herein, this provision does not affect the duties and liabilities of WSFS as set forth in the Borrower Trust Agreement. The foregoing does not affect (i) the obligation of the Borrower to perform its covenants either expressed or implied contained herein or to pay any indebtedness or expenses of the Borrower or (ii) the liability of the Borrower for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Amendment or any other related documents.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

UPSTART WAREHOUSE TRUST, as Borrower and Purchaser
By:	WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee of the Borrower and the Purchaser

By:	/s/ Mary Emily Pagano
Name: Mary Emily Pagano
Title: Trust Officer

UPSTART NETWORK, INC., as Seller and Administrator

By:	/s/ Sanjay Datta
Name: Sanjay Datta
Title: Chief Financial Officer

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Facility Agent

By:	/s/ Nicole Byrns
Name: Nicole Byrns
Title: Director

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH,
as a Lender

By:	/s/ Nicole Byrns
Name:	Nicole Byrns
Title: Director

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Vice President

CPPIB CREDIT INVESTMENTS III INC.,
as a Lender

By:	/s/ David Iolla
Name: David Iolla
Title: Authorized Signatory

By:	/s/ Hetal Patel
Name: Hetal Patel
Title: Authorized Signatory

By:	/s/ Sharon Li
Name: Sharon Li
Title: Authorized Signatory

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee on behalf of the Borrower and the Purchaser

By:	/s/ Mary Emily Pagano
Name: Mary Emily Pagano
Title: Trust Officer

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Verification Agent

By:	/s/ S. Amanda Wilson
Name: S. Amanda Wilson
Title: Trust Officer

Annex I

EXHIBIT E

FORM OF LIMITED POWER OF ATTORNEY

[Closing Date]

KNOW ALL MEN BY THESE PRESENTS, that UPSTART WAREHOUSE TRUST, a Delaware statutory trust (the “Trust”) and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, not in its individual capacity, but solely as owner trustee (the “Owner Trustee”), further to the Administration Agreement, dated as of May 23, 2018, between the Trust and UPSTART NETWORK, INC., a Delaware corporation (“Upstart”), as administrator (the “Administrator”) (as amended, the “Administration Agreement”), hereby constitute and appoint the Administrator the Trust’s and the Owner Trustee’s true and lawful attorney-in-fact, for the purpose of executing and delivering on its respective behalf any Assignment (as defined in the Loan Sale Agreement, dated as of May 23, 2018, among Upstart, the Trust and the Owner Trustee (the “Loan Sale Agreement”) which Assignment is substantially in the form attached as Exhibit A to the Loan Sale Agreement, with full power of substitution to carry out the foregoing. This power of attorney is coupled with an interest.

This Limited Power of Attorney may be amended, modified, supplemented or restated only by a written instrument executed by the Trust and Owner Trustee. The terms of this Limited Power of Attorney may be waived only by a written instrument executed by the party waiving compliance.

This Limited Power of Attorney shall inure to the benefit of, and be binding upon, the Trust, the Owner Trustee and the Administrator and their respective successors and assigns; provided, however, that the Administrator shall not assign any of the rights under this Limited Power of Attorney (except by merger or other operation of law) without the prior written consent of the Trust and the Owner Trustee, and any such purported assignment without such consent shall be void and of no effect.

This Limited Power of Attorney shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to any conflicts of law rules that might apply the laws of any other jurisdiction.

Section 3.13 of the Administration Agreement regarding the limitation of liability of Wilmington Savings Fund Society, FSB, is hereby incorporated herein by reference.

Notwithstanding anything herein to the contrary, this Power of Attorney does not, and is not intended to, and will not be construed to, grant any authority to the Administrator to (i) expand, increase, incur, or otherwise impose any duties, liabilities or obligations of or on Wilmington Savings Fund Society, FSB, as Owner Trustee or in its individual capacity, or (ii) provide any guaranty, indemnity or property (except for the Loans) of Wilmington Savings Fund Society, FSB, as Owner Trustee or in its individual capacity, for any reason whatsoever.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Limited Power of Attorney as of the date first above written.

UPSTART WAREHOUSE TRUST

By:	WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Annex II

EXHIBIT A

FORM OF LIMITED POWER OF ATTORNEY

[Closing Date]

KNOW ALL MEN BY THESE PRESENTS, that UPSTART WAREHOUSE TRUST, a Delaware statutory trust (the “Trust”) and WILMINGTON SAVINGS FUND SOCIETY, FSB, a federal savings bank, not in its individual capacity, but solely as owner trustee (the “Owner Trustee”), further to the Administration Agreement, dated as of May 23, 2018, between the Trust and UPSTART NETWORK, INC., a Delaware corporation (“Upstart”), as administrator (the “Administrator”) (as amended, the “Administration Agreement”), hereby constitute and appoint the Administrator the Trust’s and the Owner Trustee’s true and lawful attorney-in-fact, for the purpose of executing and delivering on its respective behalf any Assignment (as defined in the Loan Sale Agreement, dated as of May 23, 2018, among Upstart, the Trust and the Owner Trustee (the “Loan Sale Agreement”) which Assignment is substantially in the form attached as Exhibit A to the Loan Sale Agreement, with full power of substitution to carry out the foregoing. This power of attorney is coupled with an interest.

This Limited Power of Attorney may be amended, modified, supplemented or restated only by a written instrument executed by the Trust and Owner Trustee. The terms of this Limited Power of Attorney may be waived only by a written instrument executed by the party waiving compliance.

This Limited Power of Attorney shall inure to the benefit of, and be binding upon, the Trust, the Owner Trustee and the Administrator and their respective successors and assigns; provided, however, that the Administrator shall not assign any of the rights under this Limited Power of Attorney (except by merger or other operation of law) without the prior written consent of the Trust and the Owner Trustee, and any such purported assignment without such consent shall be void and of no effect.

This Limited Power of Attorney shall be governed by and construed and enforced in accordance with the laws of the State of New York, without regard to any conflicts of law rules that might apply the laws of any other jurisdiction.

Section 3.13 of the Administration Agreement regarding the limitation of liability of Wilmington Savings Fund Society, FSB, is hereby incorporated herein by reference.

Notwithstanding anything herein to the contrary, this Power of Attorney does not, and is not intended to, and will not be construed to, grant any authority to the Administrator to (i) expand, increase, incur, or otherwise impose any duties, liabilities or obligations of or on Wilmington Savings Fund Society, FSB, as Owner Trustee or in its individual capacity, or (ii) provide any guaranty, indemnity or property (except for the Loans) of Wilmington Savings Fund Society, FSB, as Owner Trustee or in its individual capacity, for any reason whatsoever.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Limited Power of Attorney as of the date first above written.

UPSTART WAREHOUSE TRUST

By:	WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee

By:
Name:
Title:

Annex III

Schedule B

Loan Information

Dated _______________, 20___

Verified from Truth in Lending Disclosure	Verified against Promissory Note

Name of Borrower	Current Loan ID*	Loan Term (number of payments)	Original Principal Balance	Interest Rate	lst Payment Date	Maturity Date	Monthly Payment Amount	Origination Fee Percentage

*	The Current Loan ID is the number assigned by the Servicer. Report should be sorted sequentially by Current Loan ID

LIMITED WAIVER AND AMENDMENT NO. 2

TO REVOLVING CREDIT AND SECURITY AGREEMENT

LIMITED WAIVER AND AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT (this “Amendment”), dated as of July 10, 2020, is by and among UPSTART WAREHOUSE TRUST, a Delaware Statutory Trust (the “Borrower”), the Lenders party hereto, and DEUTSCHE BANK AG, NEW YORK BRANCH, as the Facility Agent (the “Facility Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement (defined below).

WHEREAS, certain of the parties hereto have entered into that certain Revolving Credit and Security Agreement, (as the same has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of May 23, 2018, among the Borrower, the Facility Agent and the Lenders party thereto;

WHEREAS, as of the date hereof, the undersigned Lenders are the only Lenders under the Credit Agreement;

WHEREAS, the Borrower and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

WHEREAS, the Borrower has requested that Facility Agent and the Lenders waive any (a) Event of Default arising solely out of or resulting solely from the failure by the Borrower to make payments required by Section 9.01(f) and 9.01(g) of the Credit Agreement on the Payment Date for the Collection Period from May 1, 2020 until May 31, 2020 (the “Existing Event of Default”); and

WHEREAS, the Facility Agent and the Lenders are willing to agree to waive the Existing Event of Default subject to the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Limited Waiver. Subject to the terms and conditions set forth herein, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Facility Agent and the Lenders hereby agree to waive the Existing Event of Default solely for the Collection Period from May 1, 2020 until May 31, 2020.

Section 2.    Amendments to the Credit Agreement. As of the Effective Date (defined below), subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:

2.1    Section 2.04(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(c)    Accrued Interest on each Advance shall be due and payable in arrears (x) on each Payment Date prior to the Termination Date, and pursuant to the operation of the Priority of Payments after the Termination Date, and (y) in connection with any prepayment in full of the Advances pursuant to Section 2.05(a); provided that (i) with respect to any prepayment in full of the Advances

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outstanding, accrued Interest on such amount to but excluding the date of prepayment may be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (ii) with respect to any partial prepayment of the Advances outstanding, accrued Interest on such amount to but excluding the date of prepayment shall be payable following such prepayment on the applicable Payment Date in accordance with the Priority of Payments for the Collection Period in which such prepayment occurred.

2.2    Section 6.01(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)    (i) a default in the payment, when due and payable, of the principal of, or any interest on any Advance or any other payment or deposit required to be made hereunder or under any Facility Documents and such default shall continue unremedied for a period of two (2) Business Days; provided, for the avoidance of doubt, that following the Termination Date, failure by the Borrower to make payments pursuant to Section 9.01(f) or 9.01(g) while any Class A Advances remain outstanding shall not be an Event of Default for purposes of this Section 6.01(a)(i), or (ii) the failure to reduce the Advances to $0 on the Final Maturity Date; or

Section 3. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Effective Date”) upon the receipt by the Facility Agent of this Amendment duly executed by the parties hereto.

Section 4.    Representations and Warranties. The Borrower hereby represents and warrants that:

4.1.    This Amendment and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of it and are enforceable against it in accordance with their terms.

4.2.    Upon the effectiveness of this Amendment and after giving effect hereto, the covenants, representations and warranties of the Borrower set forth in Article IV of the Credit Agreement are true and correct in all material respects as of the date hereof.

4.3.    Upon the effectiveness of this Amendment and except as otherwise specified herein, no event or circumstance has occurred and is continuing which constitutes an Event of Default, an Accelerated Amortization Event, a Servicer Event of Default, an Unmatured Event of Default or an Unmatured Servicer Event of Default.

Section 5.    Reference to and Effect on the Credit Agreement.

5.1.    Upon the effectiveness of this Amendment hereof, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement and its amendments, as amended hereby.

5.2.    The Credit Agreement, as amended hereby, and all other amendments, documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

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5.3.    The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders or the Facility Agent, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

Section 6.    Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the internal Law of the State of New York.

Section 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

Section 8.    Counterparts; Facsimile Signatures; Electronic Signatures. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery by facsimile or other electronic transmission of an executed signature page of this Amendment shall be effective as delivery of an executed counterpart hereof. Each party agrees that this Amendment and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Amendment or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 9.    Entire Agreement. The parties hereto hereby agree that this Amendment constitutes the entire agreement concerning the subject matter hereof and supersedes any and all written and/or oral prior agreements, negotiations, correspondence, understandings and communications.

Section 10.    Fees, Costs and Expenses. The Borrower shall pay on demand all reasonable and invoiced fees and out-of-pocket expenses of (i) counsel for the Facility Agent and (ii) counsel for the Lenders in an amount not to exceed $2,500, incurred in connection with the preparation, negotiation, execution and delivery of this Amendment.

Section 11.    Concerning the Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Amendment is executed and delivered by Wilmington Savings Fund Society, not individually or personally but solely as trustee, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Trustee or Trust is made and intended not as a personal representation, undertaking and agreement by Wilmington Savings Fund Society, but is made and intended for the purpose of binding only the Trust or Trustee, in its capacity as such, (c) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) Wilmington Savings Fund Society has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or Trustee or any other party in this Amendment and (e) under no circumstances shall Wilmington Savings Fund Society be personally liable for the payment of any indebtedness or expenses of the Trust or Trustee or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any) representation, warranty or covenant made or undertaken by the Trust or Trustee under this Amendment or any other related documents.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

UPSTART WAREHOUSE TRUST, as Borrower

By:	WILMINGTON SAVINGS FUND SOCIETY, FSB, not in its individual capacity, but solely as Owner Trustee of the Borrower

By:	/s/ Jason B. Hill
Name: Jason B. Hill
Title: Assistant Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as Facility Agent

By:	/s/ James Kwak
Name: James Kwak
Title: NA

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as a Lender

By:	/s/ James Kwak
Name: James Kwak
Title: NA

By:	/s/ Peter Sabino
Name: Peter Sabino
Title: Director

CPPIB CREDIT INVESTMENTS III INC., as a Lender

By:	/s/ Andrew Edgell
Name: Andrew Edgell
Title: Authorized Signatory

By:	/s/ Devon Kirk
Name: Devon Kirk
Title: Authorized Signatory

By:
Name:
Title: